Execution Version 4897-9174-6440.v17 SHARE PURCHASE AGREEMENT by and among: CRESTONE AIR PARTNERS, INC. as Purchaser; ARENA AVIATION PARTNERS B.V. as the Company; THE SHAREHOLDERS OF ARENA AVIATION PARTNERS B.V., as Sellers; and Dirk Jan Smit, as the Securityholders’ Agent. Dated as of March 8, 2026 Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential, or because disclosure would constitute a clearly unwarranted invasion of personal privacy. Information that was omitted has been noted in this document with a placeholder identified by the mark "[***]".

i 4897-9174-6440.v17 TABLE OF CONTENTS Page 1. Purchase and Sale .......................................................................................................................... 1 1.1 Purchase and Sale of Outstanding Company Shares .......................................................... 1 1.2 Consideration for Class A Shares ....................................................................................... 1 1.3 Consideration for Class P Shares ........................................................................................ 1 1.4 Treatment of Depositary Receipts ...................................................................................... 4 1.5 Consideration Spreadsheet .................................................................................................. 5 1.6 Withholding ........................................................................................................................ 5 1.7 Escrow Contributions ......................................................................................................... 5 1.8 Closing ................................................................................................................................ 6 1.9 Allocation of Consideration ................................................................................................ 7 1.10 Further Action ..................................................................................................................... 7 2. Representations and Warranties Relating to the Company ...................................................... 7 2.1 Organizational Matters ....................................................................................................... 7 2.2 Capital Structure ................................................................................................................. 8 2.3 Authority and Due Execution ........................................................................................... 10 2.4 Non-Contravention and Consents ..................................................................................... 10 2.5 Financial Statements ......................................................................................................... 11 2.6 No Liabilities; Indebtedness ............................................................................................. 12 2.7 Litigation ........................................................................................................................... 13 2.8 Taxes ................................................................................................................................. 13 2.9 Title to Property and Assets .............................................................................................. 16 2.10 Bank Accounts .................................................................................................................. 17 2.11 Intellectual Property and Related Matters ......................................................................... 17 2.12 Compliance; Permits ......................................................................................................... 18 2.13 Brokers’ and Finders’ Fees ............................................................................................... 20 2.14 Employment Matters ......................................................................................................... 20 2.15 Employee Benefit Plans .................................................................................................... 24 2.16 Environmental Matters ..................................................................................................... 26 2.17 Material Contracts ............................................................................................................. 27 2.18 Insurance ........................................................................................................................... 27 2.19 Transactions with Related Parties ..................................................................................... 28 2.20 Books and Records ........................................................................................................... 28 2.21 Absence of Changes .......................................................................................................... 28 2.22 Major Customers and Suppliers ........................................................................................ 28 2.23 Relevant Aircraft and Aircraft Leases. ............................................................................. 29 2.24 Third Party Acquisition Proposals .................................................................................... 30 2.25 Full Disclosure .................................................................................................................. 30 2.26 No Other Representations or Warranties; No Reliance .................................................... 30 3. Representations and Warranties of Each Seller ....................................................................... 30 3.1 Authority and Due Execution ........................................................................................... 30 3.2 Non-Contravention and Consents ..................................................................................... 31 3.3 Litigation ........................................................................................................................... 31

	3.4	Title and Ownership	32
	3.5	Due Organization	32
	3.6	Brokers' and Finders' Fees	32
	3.7	Assets	32
	3.8	Securityholders' Agent	32
	3.9	Taxes	32
	3.10	No Other Representations or Warranties; No Reliance	32
4.	**Representations and Warranties of Purchaser**		**33**
	4.1	Standing	33
	4.2	Authority and Due Execution	33
	4.3	Non-Contravention	33
	4.4	Litigation	33
	4.5	Sufficiency of Funds.	34
	4.6	Solvency	34
	4.7	Brokerage	34
	4.8	Independent Review and Acknowledgments	34
	4.9	No Other Representations or Warranties; No Reliance	35
5.	**Certain Covenants of Sellers and the Company**		**35**
	5.1	Access and Investigation	35
	5.2	Contact with Business Relations	35
	5.3	Operation of the Business of the Company	36
	5.4	No Negotiation	39
	5.5	Termination/Amendment of Agreements	39
	5.6	Resignation of Officers and Directors	39
	5.7	Payoff Letters; Termination of Security Interests	40
	5.8	D&O Tail Insurance	40
	5.9	E&O Tail Insurance	40
	5.10	Certain Pre-Closing Actions and Deliverables	40
	5.11	Ancillary Agreements	41
	5.12	Restriction on Transfer	41
	5.13	Tax Certificates	41
	5.14	Confidentiality	41
	5.15	Cooperation with Purchaser Financing Transaction	41
	5.16	Supplements to Disclosure Schedule	42
6.	**Certain Covenants of the Parties**		**42**
	6.1	Filings and Consents	42
	6.2	Tax Matters	43
	6.3	Tax Liability Mitigation	45
	6.4	Public Announcements	46
7.	**Conditions Precedent to Obligations of Purchaser**		**46**
	7.1	Accuracy of Representations	46
	7.2	Performance of Covenants	46
	7.3	Governmental and Other Consents; No Restraints on Business	46

ii

4897-9174-6440.v17

iii 4897-9174-6440.v17 7.4 No Material Adverse Effect .............................................................................................. 47 7.5 No Restraints..................................................................................................................... 47 7.6 No Legal Proceedings ....................................................................................................... 47 7.7 Agreements and Documents ............................................................................................. 47 7.8 Purchaser Financing .......................................................................................................... 47 7.9 Due Diligence ................................................................................................................... 47 7.10 Audited Financial Statements ........................................................................................... 47 7.11 Tax Mitigation .................................................................................................................. 48 7.12 Transfer of Aircraft ........................................................................................................... 48 7.13 No Conflict Escalation ...................................................................................................... 48 8. Conditions Precedent to Obligation of Sellers ........................................................................... 48 8.1 Accuracy of Representations ............................................................................................ 48 8.2 Performance of Covenants ................................................................................................ 48 8.3 No Restraints..................................................................................................................... 48 9. Termination .................................................................................................................................. 49 9.1 Termination Events ........................................................................................................... 49 9.2 Termination Procedures .................................................................................................... 50 9.3 Effect of Termination ........................................................................................................ 50 10. Indemnification ............................................................................................................................ 50 10.1 Survival of Representations .............................................................................................. 50 10.2 Indemnification ................................................................................................................. 52 10.3 Limitations ........................................................................................................................ 54 10.4 No Contribution ................................................................................................................ 55 10.5 Indemnification Claim Procedures ................................................................................... 55 10.6 Indemnity Escrow Fund .................................................................................................... 57 10.7 Payment ............................................................................................................................ 59 10.8 Set-off ............................................................................................................................... 59 10.9 Exercise of Remedies Other Than by Purchaser or Securityholders’ Agent .................... 59 10.10 Exclusive Remedy ............................................................................................................ 60 11. Miscellaneous Provisions ............................................................................................................. 60 11.1 Securityholders’ Agent ..................................................................................................... 60 11.2 Further Assurances ........................................................................................................... 61 11.3 No Waiver Relating to Claims for Fraud .......................................................................... 61 11.4 Fees and Expenses ............................................................................................................ 62 11.5 Attorneys’ Fees ................................................................................................................. 62 11.6 Notices .............................................................................................................................. 62 11.7 Headings ........................................................................................................................... 63 11.8 Counterparts and Exchanges by Electronic Transmission or Facsimile ........................... 63 11.9 Governing Law; Dispute Resolution ................................................................................ 63 11.10 Successors and Assigns .................................................................................................... 64 11.11 Remedies Cumulative; Specific Performance................................................................... 64 11.12 Waiver ............................................................................................................................... 65 11.13 Waiver of Jury Trial .......................................................................................................... 65

iv 4897-9174-6440.v17 11.14 Amendments ..................................................................................................................... 65 11.15 Severability ....................................................................................................................... 65 11.16 Parties in Interest .............................................................................................................. 65 11.17 Entire Agreement .............................................................................................................. 65 11.18 Disclosure Schedule .......................................................................................................... 65 11.19 Transfer Taxes .................................................................................................................. 66 11.20 Construction ...................................................................................................................... 66 11.21 Disclosure Regarding Notary ............................................................................................ 67 11.22 Non-Assertion of Attorney-Client Privilege. .................................................................... 67

i 4897-9174-6440.v17 EXHIBITS AND SCHEDULES EXHIBIT A Certain Definitions EXHIBIT B Form of Release EXHIBIT C Form of Depositary Receipt Surrender Agreement Schedule 1.5 Information to be set forth in the Consideration Spreadsheet Schedule 1.8(b) Agreements and Documents

1 4897-9174-6440.v17 SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 8, 2026, by and among: CRESTONE AIR PARTNERS, INC., a Minnesota corporation (“Purchaser”); ARENA AVIATION PARTNERS B.V., a private limited liability company organized under the laws of the Netherlands with registration number 67644694 (the “Company”); the Sellers (as defined herein); and Dirk Jan Smit as the Securityholders’ Agent, as defined herein. Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS A. Sellers own all of the Company Shares (except for 490 Class A Shares held by the Company). B. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser desires to acquire from Sellers all of the Outstanding Company Shares, and Sellers desire to sell to Purchaser all of the Outstanding Company Shares (the sale and purchase of the Outstanding Company Shares pursuant to the terms of this Agreement being referred to as the “Share Purchase”). C. As an inducement for Purchaser to consummate the Contemplated Transactions each of the Key Employees will enter into (1) a noncompetition and nonsolicitation agreement in favor of Purchaser (a “Noncompetition Agreement”) and (2) an Employment Agreement, in each case, in accordance with the terms set forth in the Employment Terms Sheet separately delivered to each Key Employee on or prior to the date hereof and which shall become effective at the Closing. AGREEMENT The parties to this Agreement, intending to be legally bound, agree as follows: 1. PURCHASE AND SALE 1.1 Purchase and Sale of Outstanding Company Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, in exchange for the payments set forth in Sections 1.2 and 1.3, each Seller hereby sells and agrees to transfer to Purchaser, and Purchaser hereby purchases and agrees to acquire and accept from such Seller, all of the Outstanding Company Shares held by such Seller, in each case, free and clear of all Liens and with the benefit of all rights of whatsoever nature attaching or accruing to such Outstanding Company Shares. Purchaser shall not be obligated to complete the transfer of any Outstanding Company Shares unless the transfer of all of the Outstanding Company Shares is completed simultaneously. 1.2 Consideration for Class A Shares. Subject to Sections 1.6, 1.7, 10 and 11.1(b), the consideration payable by Purchaser to each Seller for each Outstanding Class A Share held by such Seller shall be an amount in cash equal to the Class A Nominal Amount (such total amount payable to Class A Shareholders, “Class A Consideration”). 1.3 Consideration for Class P Shares. (a) Subject to Sections 1.6, 1.7, 7 and 11.1(b), the consideration payable by Purchaser to the Foundation for the Outstanding Class P Shares held by the Foundation shall be an amount in cash equal to the Class P Consideration. A portion of the Class P Consideration shall be paid to the Foundation

2 4897-9174-6440.v17 at the Closing and the remainder shall be deposited into the Indemnity Escrow Fund pursuant to Section 1.7. (b) At-Risk Collections Revenue Share. (i) In addition to the consideration payable pursuant to Section 1.3(a), the Depositary Receipt Holders shall, subject to Sections 1.6, 1.7, 10 and 11.1(b), be entitled to receive one or more additional cash payments (each, an “At-Risk Collections Payment”) equal to such Depositary Receipt Holder’s Pro Rata Share of 57.5% of the Company’s Upside Share that is actually collected following the Closing, to the extent attributable solely to Servicing Agreements listed on Part 1.3(b) of the Disclosure Schedule that are in effect as of the Closing Date (including any transactions that are (A) subject to a signed letter of intent or equivalent arrangement set forth in Part 1.3(b) of the Disclosure Schedule; (B) with a party set forth in Part 1.3(b) of the Disclosure Schedule on terms substantially similar to the terms set forth therein; or (C) subject to other letters of intent or equivalent arrangements approved by Purchaser, in each case, whether signed by the Company or that reference the Company or its Affiliate as a servicer (collectively, the “At- Risk LOIs”)). (ii) The At-Risk Collections Payment shall be payable solely to the extent such amounts of the Company’s Upside Share are (A) actually received by an Acquired Company or Purchaser or its Affiliate and (B) not subject to clawback, recoupment or other recovery. Within thirty (30) days after the end of each calendar quarter, commencing on June 30, 2026, Purchaser shall deliver to the Securityholders’ Agent a statement setting forth the calculation of the At-Risk Collections Payment, if any, for the applicable quarter, together with any reasonably supporting documentation (each, an “At-Risk Collections Statement”). (iii) The Securityholders’ Agent shall have thirty (30) days from the date of receipt of the At-Risk Collections Statement (the “At-Risk Collections Review Period”) to review the At-Risk Collections Statement. In connection with such review, Purchaser will make available to the Securityholders’ Agent and its accountants all records and work papers in Purchaser’s possession or reasonably available to Purchaser relating to the Acquired Company and Purchaser’s calculation of the At-Risk Collections Payment that the Securityholders’ Agent and such accountants reasonably request in reviewing the At-Risk Collections Statement, and Purchaser will make available to the Securityholders’ Agent and such advisors, at reasonable times and in a manner that does not unreasonably interfere with Purchaser’s business operations, the personnel and other advisors of Purchaser involved in the preparation of the At-Risk Collections Statement. (iv) At or before 5:00 p.m. Eastern Time on the last day of the At-Risk Collections Review Period (the “At-Risk Collections Objection Deadline”), the Securityholders’ Agent may object to the At-Risk Collections Statement by delivering to Purchaser a written statement (an “At-Risk Collections Objection Notice”) setting forth objections, in reasonable detail, indicating each disputed item or amount and the basis for the Securityholders’ Agent’s disagreement therewith (the “At-Risk Collections Objections”). If the Securityholders’ Agent fails to deliver an At-Risk Collections Objection Notice at or before the At-Risk Collections Objection Deadline, the At-Risk Collections Statement and amounts reflected therein shall be deemed to have been accepted by the Securityholders’ Agent. If the Securityholders’ Agent delivers an At-Risk Collections Objection Notice at or before the At-Risk Collections Objection Deadline,

3 4897-9174-6440.v17 Purchaser and the Securityholders’ Agent shall negotiate in good faith to resolve the At- Risk Collections Objections within thirty (30) calendar days after the delivery of the At- Risk Collections Objection Notice (the “At-Risk Collections Negotiation Period”). To the extent At-Risk Collections Objections are resolved within the At-Risk Collections Negotiation Period, such resolution shall be documented in writing and signed by Purchaser and the Securityholders’ Agent, whereupon such resolution of such At-Risk Collections Objections shall be final and binding on the Parties. (v) If the Securityholders’ Agent and Purchaser fail to reach an agreement with respect to any of the At-Risk Collections Objections before the end of the At-Risk Collections Negotiation Period, then any matters remaining in dispute (“At-Risk Collections Unsettled Matters”) shall be submitted once for resolution to the Auditor and the Securityholders’ Agent and Purchaser shall instruct the Auditor to (i) limit the scope of the Auditor’s engagement to only resolving the Unsettled Matters and determining the At- Risk Collections Payment in accordance with this Agreement; (ii) afford each of Purchaser and the Securityholders’ Agent an opportunity to submit written materials related to the At-Risk Collections Unsettled Matters (a copy of which shall be provided to the other party); (iii) not attribute a value to any single At-Risk Collections Unsettled Matter that is greater than the greatest amount proposed by either party or less than the least amount proposed by either party; and (iv) render a decision no later than sixty (60) calendar days after the Auditor is engaged. The Auditor’s decision shall be final and binding on the Parties and, in the absence of Fraud or manifest error, shall not be subject to appeal, dispute, or further review. (vi) The fees and expenses of the Auditor shall be paid pro rata by Purchaser and the Depositary Receipt Holders, in proportion to the allocation of the dollar amount of the At-Risk Collections Unsettled Matters between Purchaser and the Depositary Receipt Holders such that the party prevailing on the greater dollar value of such At-Risk Collections Unsettled Matters pays the lesser proportion of the fees and expenses. For example, if the Securityholders’ Agent challenges items underlying the calculation of the At-Risk Collections Payment in the net amount of $100,000 and the Auditor determines that the Securityholders’ Agent has a valid claim for $40,000 of the $100,000, then the Depositary Receipt Holders shall bear sixty percent (60%) and Purchaser shall bear forty percent (40%) of the fees and expenses of the Auditor. (vii) Within five (5) Business Days after the At-Risk Collections Statement becomes final and binding in accordance with this Section 1.3(b), the At-Risk Collections Payment determined in such final At-Risk Collections Statement shall be made promptly in the manner described in Section 1.4(b)(ii). For the avoidance of doubt, no At- Risk Collections Payment shall be payable with respect to any aircraft that is not subject to a Service Agreement or an At-Risk LOI. (viii) Notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor any Acquired Company shall have any obligation to operate the business in a manner intended to maximize collections, pursue any particular collection strategy, continue any Servicing Agreement, enforce any rights thereunder or take or refrain from taking any action with respect to the timing or amount of collection; provided; that Purchaser and its Affiliates and any of their successors or assigns shall refrain from taking any action with the intent of reducing the At-Risk Collections Payments; provided, further, that Purchaser shall not amend or modify any Servicing Agreement in a manner that would be reasonably expected to decrease the amount of any

4 4897-9174-6440.v17 At-Risk Collections Payment without prior consent of the Securityholders’ Agent (not to be unreasonably withheld, conditioned or delayed) and that any cost of cash flow, including debt interest cost and amortization, attributable to a portfolio of Aircraft that includes Aircraft other than the Aircraft set forth in Part 1.3(b)(viii) of the Disclosure Schedule shall be allocated to the relevant Aircraft on a commercially reasonable and equitable pro-rated basis. (ix) All At-Risk Collections Payments shall be subject to Sections 1.6, 10.8 and 11.1(b) and may be withheld, offset or set off by Purchaser to the same extent as any other amounts payable to the Depositary Receipt Holders pursuant to this Agreement. 1.4 Treatment of Depositary Receipts. (a) Treatment of Depositary Receipts. Each Outstanding Depositary Receipt shall be cancelled as of the Closing and, subject to Sections 1.6, 1.7, 10 and 11.1(b), each Depositary Receipt Holder (including any Seller) shall be entitled to receive for each such Outstanding Depositary Receipt, an amount in cash equal to the Residual Per Share Amount and the applicable Per Share At-Risk Collections Payment Amount, if any. A portion of the aggregate Residual Per Share Amount shall, subject to Section 1.4(b)(ii), be paid to such Depositary Receipt Holder at or promptly following the Closing and the remainder shall be deposited into the Indemnity Escrow Fund pursuant to Section 1.7. The Foundation hereby irrevocably instructs Purchaser, acting solely as payment agent on behalf of the Foundation and for administrative convenience only, to deduct from the consideration that is otherwise payable to the Foundation pursuant to Section 1.3(a), and pay or cause to be paid to each Depositary Receipt Holder, the consideration set forth in this Section 1.4(a) in accordance with the terms of this Agreement. Prior to the Closing, the Company and the Foundation shall take all action that may be necessary or required (under any Equity Incentive Plan, any applicable Legal Requirement, any applicable option award agreement or otherwise) to effectuate the provisions of this Section 1.4(a), including providing notice to each Depositary Receipt Holder in accordance with the requirements of any Equity Incentive Plan or related agreement, and to ensure that, from and after the Closing, each Depositary Receipt Holder shall have no rights with respect thereto, except the right to receive the consideration specified in this Section 1.4(a). For the avoidance of doubt, the Residual Per Share Amount shall be made solely out of, and as a deduction from, the consideration payable to the Foundation in exchange for the Outstanding Class P Shares held by the Foundation, and no holder of a Depositary Receipt shall have any direct claim against Purchaser with respect to the consideration payable pursuant to this Section 1.4, it being understood that this Section 1.4 solely governs the administrative payment mechanism established hereunder and shall not be construed to limit any other rights or remedies that any party may have under this Agreement or applicable law. (b) Acknowledgment; Payment (i) Sellers hereby expressly request, acknowledge and agree to the treatment of such Depositary Receipt Holder’s Outstanding Depositary Receipts in accordance with the terms of this Section 1.4. (ii) Following the Closing, the Foundation, acting through Purchaser solely as payment agent on behalf of the Foundation and for administrative convenience only, shall cause to be paid: (A) through the Company’s standard payroll practice, to the Depositary Receipt Holders holding Outstanding Depositary Receipts with respect to which any Acquired Company has any Tax withholding obligations, the consideration specified in Section 1.4(a) (subject to applicable Tax withholding), without interest; and (B) by the Payment Agent to each Depositary Receipt Holder holding Outstanding Depositary Receipts with respect to which no Acquired Company or the Purchaser has any

5 4897-9174-6440.v17 Tax withholding obligations (“Non-Withholding Depositary Receipts”), who delivers a duly executed IRS Form W-8 to Purchaser, the consideration specified in Section 1.4(a), without interest; provided, however, that Purchaser shall have no obligation to pay or cause to be paid any amount to any Depositary Receipt Holder in accordance with this Section 1.4(b)(ii) until such time as such Depositary Receipt Holder shall have duly executed and delivered a Depositary Receipt Surrender Agreement to Purchaser. (c) Depositary Receipt Surrender Agreement. Each Depositary Receipt Holder shall be required to, and prior to the Closing the Company shall cause each Depositary Receipt Holder to, execute and deliver to Purchaser a Depositary Receipt Surrender Agreement, substantially in the form of Exhibit C, effectuating the provisions of Sections 1.4(a), 10 and 11.1(b) (an “Depositary Receipt Surrender Agreement”). The Company shall provide Purchaser with a copy of each Depositary Receipt Surrender Agreement promptly following its execution. 1.5 Consideration Spreadsheet. At least three (3) Business Days prior to the Closing Date, the Securityholders’ Agent shall prepare and deliver to Purchaser the Consideration Spreadsheet, containing all of the information identified on Schedule 1.5, in form and substance reasonably satisfactory to Purchaser, together with documentation reasonably satisfactory to Purchaser in support of the calculation of the amounts set forth therein. Following delivery of the Consideration Spreadsheet, the Company and its representatives involved in the preparation of the Consideration Spreadsheet shall cooperate in good faith to answer any questions and resolve any issues raised by Purchaser and its representatives in connection with their review of the Consideration Spreadsheet. Purchaser shall have the right to review and comment on the Consideration Spreadsheet and the Securityholders’ Agent shall consider any comments made by Purchaser in good faith; provided, however, if the parties are unable to agree in good faith on the Consideration Spreadsheet, either party may elect to terminate this Agreement in accordance with Section 9. 1.6 Withholding. Notwithstanding anything to the contrary contained in this Agreement, Purchaser, each Acquired Company and their respective agents shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as Purchaser or an Acquired Company determines in good faith are required to be deducted or withheld therefrom or in connection therewith under the Code, or any provision of state, local or foreign Tax-related Legal Requirements or under any other Legal Requirement. If Purchaser or an Acquired Company or any of their respective agents determines that it must withhold from any sums payable to any Seller pursuant to this Agreement, (a) the Purchaser or such Acquired Company shall notify such Seller of its intention to withhold prior to such withholding, (b) the Purchaser or such Acquired Company shall provide such Seller with the legal basis for such withholding, (c) the Purchaser or such Acquired Company and the Seller shall each use commercially reasonable efforts to cooperate with each other to eliminate or reduce the basis for such deduction or withholding, and (d) in the event such withholding is made, the Purchaser or such Acquired Company shall provide such Seller with a receipt or other proof of payment evidencing such withholding. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. 1.7 Escrow Contributions. At or promptly after the Closing, Purchaser shall (a) deduct from the consideration payable to each Seller Indemnitor in accordance with Sections 1.3(a) and 1.4 and (b) cause to be delivered to the Escrow Agent in cash as a contribution to the Indemnity Escrow Fund, an amount equal to such Seller Indemnitor’s Pro Rata Share of the Escrow Amount. The Indemnity Escrow Fund (x) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement, (y) except as otherwise provided by any Legal Requirement, shall be held as a trust fund and shall not be subject to any Lien, attachment, trustee process or other judicial process of any creditor of any Person and (z) shall be held and disbursed solely for the purposes, and in accordance with

6 4897-9174-6440.v17 the terms of this Agreement and the Escrow Agreement. Neither the Indemnity Escrow Fund (or any portion thereof) nor any beneficial or other interest therein may be pledged, subjected to any Lien, sold, assigned or transferred by any Seller Indemnitor. 1.8 Closing. (a) Closing. The consummation of the Share Purchase and the other Contemplated Transactions that are required to be consummated concurrently with the Share Purchase ( “Closing”) shall take place on a date to be designated by Purchaser, which shall be no later than the fifth (5th) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 7 and 8 (other than those conditions which are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time and/or date as Purchaser and the Company may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” The Closing shall be effected by the execution before the Notary of the Deed of Transfer, upon which the transfer of the Outstanding Company Shares shall be completed in accordance with applicable Dutch law. Any other Contemplated Transactions shall be completed by way of a virtual closing through the electronic exchange of signatures at 10:00 a.m. (New York Time) on the Closing Date, it being understood that such Closing shall only occur upon execution of the Deed of Transfer before the Notary. (b) Sellers and Company Closing Deliverables. At the Closing, the Sellers and the Company shall deliver or cause to be delivered to Purchaser each of the agreements, documents and instruments set forth on Schedule 1.8(b), each of which shall be in full force and effect. (c) Purchaser Closing Deliverables. At the Closing, Purchaser shall: (i) transmit to the Payment Agent, for further distribution to each of the following Persons, in each case, by wire transfer of immediately available funds to such Person’s account set forth in the Consideration Spreadsheet: (A) to each Seller (except for the Foundation), the consideration payable in respect of such Seller’s Outstanding Company Shares pursuant to Sections 1.2 and 1.3(a), as set forth in the Consideration Spreadsheet; (B) to each Depositary Receipt Holder holding Non-Withholding Depositary Receipts, the consideration payable in respect of such Non-Withholding Depositary Receipts pursuant to Section 1.4(a), as set forth in the Consideration Spreadsheet; (C) to each creditor of any Acquired Company that delivers a Payoff Letter, the portion of the Debt Amount set forth in such Payoff Letter, as set forth in the Consideration Spreadsheet; (D) to each Person entitled to receive a payment that constitutes an unpaid Company Transaction Expense that is not subject to Tax withholding by any Acquired Company or Purchaser, such payment, as set forth in the Consideration Spreadsheet; (E) to the payroll account of the applicable Acquired Company, (A) the consideration payable pursuant to Section 1.4(a) in respect of each Outstanding Depositary Receipt that is subject to Tax withholding by such Acquired Company or Purchaser, and (B) any payment that constitutes a Company Transaction Expense that is

7 4897-9174-6440.v17 subject to Tax withholding by such Acquired Company or Purchaser, in the case of each of clauses “(A)” through “(B),” as set forth in the Consideration Spreadsheet; (F) to the Escrow Agent, the Escrow Amount; and (G) to the Securityholders’ Agent, the Expense Fund Amount. (ii) deliver to Sellers and the Escrow Agent, the Escrow Agreement, duly executed by Purchaser; (iii) deliver to Sellers, the Purchaser Closing Certificate; and (iv) deliver to the Notary (a) powers of attorney, in a form proposed by the Notary, duly executed by Purchaser, authorising the Notary to execute the Deed of Transfer on its behalf, and, where required, notarized and apostilled and (b) such confirmation statement(s) as may be required for the execution of the Deed of Transfer by the Notary. 1.9 Allocation of Consideration. Each Seller hereby acknowledges and agrees that the payment by or on behalf of Purchaser to such Seller and, in case of the Foundation, to the Depositary Receipt Holders pursuant to Section 1.4, of the amounts contemplated by the Consideration Spreadsheet as owed to such Seller and to the Depositary Receipt Holders (the “Consideration”) shall, subject to Sections 1.3(b), 1.6, 1.7, 10 and 11.1(b), collectively constitute all amounts owed to such Seller by Purchaser pursuant to, and shall fully satisfy and extinguish all obligations and Liabilities owed to such Seller under this Agreement, regardless of whether such obligations and Liabilities have arisen at the Closing or would otherwise arise after the Closing. 1.10 Further Action. If, at any time after the Closing, any further action is reasonably determined by Purchaser to be reasonably necessary to carry out the purposes of this Agreement or the Contemplated Transactions or to vest Purchaser with full right, title and possession of and to all Outstanding Company Shares and securities, rights and property of the Company, the officers and directors of Purchaser shall be fully authorized (in the name of the Company, each Seller and otherwise) to take such action. 2. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY Except as specifically set forth in the corresponding part of the Disclosure Schedule prepared by the Company in accordance with Section 11.18 and delivered to Purchaser prior to the execution and delivery of this Agreement, the Company represents and warrants, to and for the benefit of Purchaser Indemnitees (with the understanding and acknowledgement that Purchaser would not have entered into this Agreement without being provided with the representations and warranties set forth in this Section 2 and that Purchaser is relying on these representations and warranties along with other information provided by the Company and its Representatives), as follows: 2.1 Organizational Matters. (a) Organization, Standing and Power to Conduct Business. Each Acquired Company (i) has been duly organized or incorporated, and is validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as currently planned by such Acquired Company to be conducted and (iii) is duly qualified, licensed and admitted to do business, and is in good standing (to the

8 4897-9174-6440.v17 extent such concept exists in the relevant jurisdiction), in each jurisdiction in which such qualification, license or admission is necessary, other than failures to be so qualified, licensed or admitted that, individually or in the aggregate, will not, and would not reasonably be expected to, result in a material Liability to any Acquired Company. Part 2.1(a) of the Disclosure Schedule accurately sets forth each jurisdiction where each Acquired Company is qualified, licensed or admitted to do business. (b) Charter Documents. The Company has Made Available to Purchaser accurate and complete copies of the Charter Documents of each Acquired Company, as amended to date and currently in effect. There has been no violation of any of the provisions of the Charter Documents of any of the Acquired Companies, and no Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company’s shareholders or board of directors or board of supervisors (or other similar body) or any committee of the board of directors or board of supervisors (or other similar body) of such Acquired Company. (c) Directors and Officers. Part 2.1(c) of the Disclosure Schedule accurately sets forth: (i) the names of the members of the board of directors or board of supervisors (or similar body) of each Acquired Company; (ii) the names of the members of each committee of the board of directors or board of supervisors (or similar body) of each Acquired Company; and (iii) the names and titles of the members of the board of management (or similar body) or officers of each Acquired Company. (d) Subsidiaries. Part 2.1(d) of the Disclosure Schedule sets forth a complete and accurate list of each Entity in which any Acquired Company owns, holds or has any right to acquire any share capital or other equity, voting, financial, beneficial or ownership interest and the jurisdiction of organization or incorporation of such Entity. Except for the equity interests identified in Part 2.1(d) of the Disclosure Schedule, none of the Acquired Companies has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity, voting, financial, beneficial or ownership interest in, any Entity. None of the Acquired Companies has agreed or is obligated to make any future investment in, or capital contribution to, any Entity. None of the Acquired Companies has guaranteed, or is responsible or liable for, any obligation of any other Entity. (e) Powers of Attorney. Except as set forth in Part 2.1(e) of the Disclosure Schedule, there are no outstanding powers of attorney executed by or on behalf of any Acquired Company (except for any power of attorney executed on behalf of a Subsidiary of the Company in favor of the Company) 2.2 Capital Structure. (a) Company Shares. (i) The issued share capital of the Company as of the date of this Agreement consists of: (A) 1,000 Class A Shares, of which, 490 Class A Shares are held by the Company; and (B) 8,500 Class P Shares. (ii) All of the Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights. No Company Shares are subject to any right of repurchase, option or forfeiture provision or any restriction on transfer (other than restrictions on transfer imposed by virtue of applicable securities laws). (iii) Part 2.2(a)(iii) of the Disclosure Schedule sets forth an accurate and complete list of the holders of all the Company Shares, the class, series and number of Company Shares owned of record by each such holder, the aggregate amount invested by

9 4897-9174-6440.v17 each such holder in each class and series of Company Shares held by such holder, and the aggregate amount of all accrued and unpaid dividends on such Company Shares as of the date of this Agreement determined in accordance with the terms of the Company’s Articles of Association, as amended. (iv) Part 2.2(a)(iv) of the Disclosure Schedule sets forth an accurate and complete list of the Depositary Receipt Holders, the number of Depositary Receipts owned by each Depositary Receipt Holder and the class, series and number of Company Shares underlying each Depositary Receipt owned by such holder. The Company has issued one Class P Share to the Foundation in respect of each Depositary Receipt that is issued and outstanding. (b) No Other Securities. Except as set forth in Section 2.2(a), there is no (i) outstanding Acquired Company Equity Right, (ii) outstanding Acquired Company Convertible Security, (iii) Contract pursuant to which any Acquired Company is or may become obligated to sell, grant, deliver or otherwise issue any share capital or any other security, including any promise or commitment to grant or issue any security of any Acquired Company to an employee of, or other provider of services to, any Acquired Company, (iv) Contract pursuant to which any Acquired Company is or may become obligated to issue, distribute or otherwise deliver to any holder of any share capital any evidence of indebtedness or asset of any Acquired Company, or (v) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person owns, or is entitled to acquire or receive, any share capital or other security of any Acquired Company. Except as set forth in Part 2.2(b) of the Disclosure Schedule, the Company has never issued any restricted shares or restricted share units. (c) No Agreements. Except as set forth on Part 2.2(c) of the Disclosure Schedule, there is no Company Contract relating to any securities of the any Acquired Company that contains any information rights, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing. (d) Compliance with Laws. All Company Shares and all other securities that have ever been issued or granted by any Acquired Company, and all Depositary Receipts that have ever been issued or granted by the Foundation, have been issued and granted in material compliance with: (i) all applicable securities laws and all other applicable Legal Requirements; and (ii) all requirements set forth in all applicable Contracts (including any Equity Incentive Plan) and in all Charter Documents of the Acquired Companies and the Foundation. No Company Shares or any other security issued by any Acquired Company was issued in violation of any statutory or contractual preemptive right or any other right to subscribe for or purchase any security of any Acquired Company. (e) Repurchased Shares. All share capital ever repurchased, redeemed, converted or canceled by any Acquired Company were repurchased, redeemed, converted or canceled in material compliance with (A) all applicable securities laws, corporate statutes and other applicable Legal Requirements and (B) all requirements set forth in all applicable Contracts and in all Charter Documents of the Acquired Companies. (f) Consideration. No Person will be entitled to receive any payment or consideration as a result of the Share Purchase or any of the other Contemplated Transactions, other than: (i) the holders of Outstanding Company Shares, specifically as set forth in the Consideration Spreadsheet; (ii) the Depositary Receipt Holders, specifically as set forth in the Consideration Spreadsheet; and (iii) the other recipients of payments, specifically as set forth in the Consideration Spreadsheet.

10 4897-9174-6440.v17 (g) Subsidiary Shares. All of the share capital, and other equity, voting, beneficial or ownership interests in, each Acquired Company (other than the Company) are owned by another Acquired Company free and clear of any Liens. All issued shares of each Acquired Company are fully paid or credited as fully paid. No Acquired Company has the right to vote on or approve the Share Purchase or any of the other Contemplated Transactions. None of the Company Shares, and no other equity, voting, beneficial, financial or ownership interest in, any Acquired Company is subject to any voting trust agreement or any other Contract relating to the voting, dividend rights or disposition of any share capital of, or any other equity, voting, beneficial, financial or ownership interest in, such Acquired Company. There are no preemptive rights applicable to any equity interest of any Subsidiary of the Company. 2.3 Authority and Due Execution. (a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and each other Company Transaction Document and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement and the other Company Transaction Documents by the Company, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of the Company, including the approval by the holders of Company Shares, and no other corporate proceedings on the part of the Company or any other Acquired Company are necessary to authorize the execution, delivery or performance of this Agreement or any of the other Company Transaction Documents by the Company or to consummate any of the Contemplated Transactions. (b) Due Execution. This Agreement has been, and each other Company Transaction Document has been or will be, duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to the Enforceability Exception. 2.4 Non-Contravention and Consents. (a) Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the Contemplated Transactions and the performance of this Agreement and the other Transaction Documents will not: (i) conflict with or violate any of the Charter Documents of any Acquired Company or any resolution adopted by the shareholders (or holders of other equity securities), the board of directors or board of supervisors (or other similar body) or any committee of the board of directors or board of supervisors (or other similar body) of any of the Acquired Companies; (ii) conflict with or violate any applicable Legal Requirement to which any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, is subject; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or impair the rights of any Acquired Company or alter the rights or obligations of any Person under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the assets of any Acquired Company pursuant to, any Company Contract; or

11 4897-9174-6440.v17 (iv) contravene or conflict with in any material respect or result in a material violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or materially modify, any Permit that is held by any of the Acquired Companies or that otherwise relates to any Acquired Company’s business or to any of the assets owned or used by any Acquired Company. (b) Contractual Consents. Except as set forth in Part 2.4(b) of the Disclosure Schedule, no Consent under any Company Contract is required to be obtained, and no Acquired Company is or will be required to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the Share Purchase or any of the other Contemplated Transactions. For purposes of this Agreement, including this Section 2.4(b) and Sections 2.4(c), 2.12(c) and 6.1, a Consent or Permit will be deemed “required” to be obtained, a notice will be deemed “required” to be given and a filing or declaration will be deemed “required” to be made if the failure to obtain such Consent or Permit, give such notice or make such filing or declaration could result in any Acquired Company (i) becoming subject to any Liability, (ii) being required to make any payment, issue any securities or deliver anything of value or (iii) losing or forgoing any right or benefit. (c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained, and no filing is required to be made with any Governmental Entity, by any Acquired Company or any ultimate parent entity of any Acquired Company in connection with the execution, delivery or performance of this Agreement or any other Transaction Document, or the consummation of the Share Purchase or any of the other Contemplated Transactions. 2.5 Financial Statements. (a) Financial Statements. The Company has Made Available to Purchaser the Financial Statements. The Financial Statements were prepared in accordance with Dutch GAAP consistently applied throughout the periods covered and in accordance with the Company’s historic past practice and fairly present in all material respects the consolidated financial position, results of operations and cash flows of Acquired Companies as of the dates, and for the periods, indicated therein. Each Acquired Company maintains a standard system of accounting established and administered in accordance with Dutch GAAP, including complete books and records in written or electronic form. (b) Internal Controls. Each Acquired Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Dutch GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no significant deficiencies or material weaknesses in the design or operation of any Acquired Company’s internal control over financial reporting that could reasonably be expected to adversely affect such Acquired Company’s ability to record, process, summarize or report financial information to such Acquired Company’s management and board of directors or board of supervisors (or other similar body). There is not, and there has not been, any fraud, whether or not material, that involves or involved any member of management or any other employee who has or had a significant role in such Acquired Company’s internal control over financial reporting. (c) Accounts Receivable; Accounts Payable. All of the accounts receivable of the Acquired Companies arose in the ordinary course of business, are carried on the records of the Acquired

12 4897-9174-6440.v17 Companies at values determined in accordance with Dutch GAAP and are bona fide. No Person has any Lien on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable except as fully and adequately reflected in reserves for doubtful accounts set forth in the unaudited balance sheet included in Locked Box Financial Statements. All accounts payable and notes payable of the Acquired Companies: (i) are the result of bona fide transactions in the ordinary course of business consistent with past practices and (ii) have been paid or are not yet due and payable as of the date hereof. (d) Certain Accounting Practices. Since January 1, 2022, no Acquired Company has changed, in any material respect, its methods of accounting, accounting principles, accounting practices, collection practices or credit policy. 2.6 No Liabilities; Indebtedness. (a) Absence of Liabilities. No Acquired Company has any Liability of any nature, other than (i) liabilities identified as such in the “liabilities” column of the balance sheet included in the Locked Box Financial Statements; (ii) current liabilities incurred subsequent to the Locked Box Date in the ordinary course of business consistent with past practices; (iii) obligations that (A) exist under Company Contracts, (B) are expressly set forth in and identifiable by reference to the text of such Company Contracts and (C) are not required to be identified as liabilities in a balance sheet prepared in accordance with Dutch GAAP; and (iv) commitments that (A) were incurred in the ordinary course of business consistent with past practices since the Locked Box Date, and (B) are described in Part 2.6(a) of the Disclosure Schedule. The liabilities and obligations referred to in clauses “(ii)” and “(iii)” of the preceding sentence are not material, individually or in the aggregate, to the financial position, results of operations or cash flows of the Acquired Companies. (b) Indebtedness. Part 2.6(b) of the Disclosure Schedule sets forth an accurate and complete list of all Company Indebtedness as of the date of this Agreement, identifying the name of the creditor or creditors to which such Indebtedness is owed, the type of instrument under which such Indebtedness is evidenced or the agreement under which such Indebtedness was incurred and the aggregate principal amount of such Indebtedness as of the close of business on the date of this Agreement. Except as set forth on Part 2.6(b) of the Disclosure Schedule, no Company Indebtedness contains any restriction upon: (i) the prepayment of any of such Indebtedness; (ii) the incurrence of any other Indebtedness by any Acquired Company; or (iii) the ability of any Acquired Company to grant any Lien on any of its assets. None of the Acquired Companies is in default with respect to any Company Indebtedness and no payment with respect to any Company Indebtedness is past due. None of the Acquired Companies has received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Company Indebtedness. Neither the consummation of any of the Contemplated Transactions nor the execution, delivery or performance of any Transaction Document will, or would reasonably be expected to, cause or result in a default, breach or acceleration, automatic or otherwise, of any condition, covenant or other term of any Company Indebtedness. None of the Acquired Companies has guaranteed or otherwise become liable for any Indebtedness of any other Person (other than another Acquired Company). (c) Director and Officer Indemnification. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or could reasonably be expected to result in, any claim for indemnification, reimbursement or contribution by, or the advancement of any expense to, any Company Associate (other than a claim for reimbursement from the Company, in the ordinary course of business, of immaterial travel expenses or other immaterial out-of-pocket expenses of a routine nature incurred by such Company Associate in the course of performing such Company Associate’s duties for the Company) or any current or former agent of any Acquired Company pursuant to: (i) any term of any of the Charter Documents

13 4897-9174-6440.v17 of any Acquired Company; (ii) any indemnification agreement or other Contract between any Acquired Company and any such Company Associate or agent; or (iii) any applicable Legal Requirement. (d) Claims by Securityholders. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Acquired Company incurring any Liability to, or any basis for any claim against any Acquired Company by, any current, former or alleged holder of share capital or other securities of any Acquired Company. 2.7 Litigation. There is no Legal Proceeding pending, or, to the Knowledge of the Company, that has been threatened: (a) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies; (b) that involves any Liability (of any managing director, supervisory director, director, officer or other employee or service provider or any other Person) that has been retained or assumed, indemnified against or guaranteed (either contractually or by operation of any Legal Requirement) by any Acquired Company; (c) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Purchase or any of the other Contemplated Transactions; (d) that relates to the ownership or alleged ownership of any share capital or other securities of any of the Acquired Companies, or any option, warrant or other right to acquire share capital or other securities of any of the Acquired Companies; or (e) that relates to any right or alleged right to receive any consideration as a result of or in connection with this Agreement, any other Transaction Document, the Share Purchase or any other Contemplated Transaction. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will or would reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. Part 2.7 of the Disclosure Schedule lists: (i) each Legal Proceeding that any Acquired Company has commenced against any other Person; (ii) any Legal Proceeding that any Acquired Company has threatened against any other Person; and (iii) each Legal Proceeding that has ever been pending against any of the Acquired Companies since January 1, 2021. 2.8 Taxes. (a) (i) Except as disclosed in Part 2.8(a) of the Disclosure Schedule, all income Tax Returns and all other material Tax Returns required to be filed by, on behalf of or with respect to any of the Acquired Companies have been duly, correctly and timely filed with the appropriate Taxing Authority; (ii) all items of income, profit, wages, turnover, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return is accurate and complete; (iii) all income Taxes and all other material Taxes owed by each of the Acquired Companies or for which any of the Acquired Companies is liable that are or have become due, whether or not shown on a Tax Return, have been duly, correctly and timely paid in full; (iv) no penalty, surcharge, fine, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; (v) all Tax withholding and deposit requirements imposed on or with respect to any of the Acquired Companies have been satisfied in full; (vi) each of the Acquired Companies has given all notices and complied with all related Tax information requests from any Taxing Authorities. Each of the Acquired Companies complied with all information reporting and record keeping requirements under applicable Legal Requirements, including by retaining and maintaining all Tax records and related or supporting documentation and all records and data relating to electronic information systems in their proper form for at least the minimum retention period in order to comply with Tax law and such records are duly kept and are available for inspection at the Acquired Companies’ premises; and (vii) there are no Liens on any of the assets of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax. The Financial Statements properly and adequately accrue or reserve for Tax Liabilities in accordance with Dutch GAAP, as of the respective dates thereof. Each Acquired Company has duly submitted all elections, claims and disclaimers which have been assumed to have been made for purposes of computing any provisions for Tax in the Financial

14 4897-9174-6440.v17 Statements. Each Acquired Company has disclosed on its Tax Returns any Tax reporting position taken which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of any state, local or non-U.S. Tax-related Legal Requirement). There are no unpaid Taxes of any of the Acquired Companies that are attributable to the portion of any Straddle Period ending on the Closing Date (as determined in accordance with the definition of “Straddle Period” in Exhibit A). (b) Part 2.8(b) of the Disclosure Schedule: (i) lists all Tax Returns filed or required to be filed with respect to each of the Acquired Companies for the six taxable years ending prior to the Closing Date; (ii) indicates those Tax Returns that are currently the subject of audit; and (iii) indicates those Tax Returns whose audits have been closed. The Company has Made Available to Purchaser accurate and complete copies of all Tax Returns filed by each such Acquired Company during the past six years and all correspondence to any Acquired Company from, or from any Acquired Company to, a Taxing Authority relating thereto. (c) No assessment, deficiency or adjustment has been asserted, proposed or threatened with respect to any Tax Return or Taxes of or with respect to any of the Acquired Companies, other than (i) those disclosed in Part 2.8(c) of the Disclosure Schedule and (ii) any assessment, deficiency or adjustment that has been settled or paid in full. No Tax audit or administrative or judicial proceeding is being conducted, is pending or has been threatened with respect to any of the Acquired Companies, other than those disclosed in Part 2.8(c) of the Disclosure Schedule. No claim has ever been made by any Taxing Authority in a jurisdiction where any Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation in that jurisdiction. (d) No extension of time with respect to the due date for the filing of any Tax Return of any of the Acquired Companies other than those disclosed in Part 2.8(d) of the Disclosure Schedule, and no waiver or agreement for any extension of time for the assessment or payment of any Tax of any of the Acquired Companies, is in force and will remain in effect after the Closing Date. (e) Each of the Acquired Companies has withheld and paid over to the appropriate Taxing Authority all Taxes that it is required to withhold from amounts paid or owing to any Company Associate, independent contractor, creditor, member or other Person and has complied in all respects with all applicable Legal Requirements relating to the payment, reporting, collection or withholding of Taxes (including sales Taxes or withholding of Taxes from the wages of Company Associates or other amounts paid or owing to any creditor, shareholder or other third party). Each Acquired Company has remitted all payroll Taxes, social security contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of Company Associates to the proper Governmental Entity within the time and in the manner required under applicable Legal Requirements. (f) Neither in the current financial year nor in the preceding 6 (six) financial years has any Acquired Company claimed, utilized or requested exemptions from Tax, roll-over relief, deferrals in relation to Tax or other Tax facilities, including exemptions, roll-over relief, deferrals or other Tax facilities relating to reorganizations or mergers or made a depreciation, which on or after the Closing Date is still subject to a claw back or provision or any other comparable provision under any applicable Law. (g) A list of each jurisdiction where any of the Acquired Companies files Tax Returns or charges and remits sales or use Taxes or VAT is set forth in Part 2.8(g) of the Disclosure Schedule. All necessary sales Tax exemption certificates have been obtained by the Acquired Companies and all such certificates have been properly completed and maintained.

15 4897-9174-6440.v17 (h) Each Acquired Company is validly registered for VAT in any jurisdiction where so required. The Company is not a member of a fiscal unity for Dutch VAT purposes and the Subsidiaries are members of a fiscal unity that does not include any other Person. Each Acquired Company has complied in all respects with all Legal Requirements concerning VAT in each relevant jurisdiction, including with respect to invoices, timely filing of accurate returns, making timely payments and maintaining accurate records. No Acquired Company has made any supplies exempt from VAT in the current or preceding VAT year applicable to it, and there are no circumstances under which there might not be a full entitlement to recover all VAT chargeable on supplies and acquisitions received and imports made (or agreed or deemed to be received or made) by any Acquired Company. No Acquired Company is the grantor or grantee of any interest in land in respect of which an election has been made to waive exemption from VAT or has any interest in any capital items in respect of which it is or may be subject to any restrictions or adjustment of the amount of recovery of input VAT available to it for the purposes of VAT. (i) None of the Acquired Companies is a real estate company pursuant to section 4 of the Dutch Real Estate Transfer Taxes Act (Wet op belastingbelastingen van rechtsverkeer). (j) Each Acquired Company has complied and complies with all administrative requirements relating to the Employment Costs Scheme (Werkkostenregeling) of Section 31a of the Dutch Wage Tax Act 1964 (Wet op de loonbelasting 1964). (k) No Acquired Company is a party to or bound by, or has any obligation under, any Tax allocation, sharing, indemnity or similar agreement or arrangement (other than any agreement that (i) will terminate on or before the Closing Date or (ii) was entered into in the ordinary course of business and is not primarily related to the allocation or sharing of Taxes). (l) None of the property of any Acquired Company is held in an arrangement that is properly classified as a partnership for Tax purposes. (m) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting for a Pre-Closing Tax Period or agreement with any Taxing Authority. (n) There are no self-employed persons or temporary workers who are or at any time have been or should be or have been treated as employee of any Acquired Company for Tax purposes and no self-employed person or temporary worker has ever sought to assert the same. (o) No Acquired Company has entered into any Contract or arrangement with any Taxing Authority that requires such Acquired Company to take any action or to refrain from taking any action. No Acquired Company is a party to any Contract with any Taxing Authority that would be terminated or adversely affected as a result of the consummation of any of the Contemplated Transactions. No Acquired Company is a party to any Tax exemption, Tax holiday, grant (including the innovation box and WBSO) or other Tax reduction agreement or Order of a Taxing Authority. (p) No Acquired Company has participated, within the meaning of Treasury Regulations Section 1.6011-4(c) in any “reportable transaction” or “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). No Acquired Company is or has been a party to any “reportable transaction” under DAC6 or other mandatory disclosure rules. (q) There is no material property or obligation of any Acquired Company, including uncashed checks to vendors, customers or employees or other service providers, non-refunded

16 4897-9174-6440.v17 overpayments or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment laws, as of the date hereof or that may at any time after the date hereof become escheatable to any state or municipality under any applicable escheatment Legal Requirements. (r) Each Acquired Company has at all times been resident for Tax purposes only in the jurisdiction of its incorporation, and no Acquired Company is or has at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). No Acquired Company is subject to Tax in any jurisdiction, other than the country in which it is incorporated, whether by virtue of having a permanent establishment, permanent representative, branch, taxable presence or other place of business in such jurisdiction or for any other reason. The place of effective management of each Acquired Company is located in the jurisdiction in which the respective Acquired Company is incorporated. No claim has ever been made by a Taxing Authority that any Acquired Company is or may be subject to Tax in a jurisdiction in which it does not file Tax Returns. (s) There are no transactions or arrangements involving any Acquired Company that could allow a Taxing Authority to require an adjustment or otherwise invoke any provision relating to transfer pricing. All Contracts, transactions or arrangements entered into by any Acquired Company, or to which any Acquired Company is a party, have been made on arm’s-length terms in compliance with article 8b of the Dutch corporate income tax 1969, and the Acquired Companies have otherwise complied with all applicable transfer pricing Legal Requirements in all material respects (including the maintenance and retention of documents and transfer pricing reports). (t) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that will remain in effect after the Closing Date. No Acquired Company has a request for a private letter ruling, a request for technical advice, a request for a change of any method of accounting, or any other similar request that is in progress or pending with any Taxing Authority with respect to Taxes. There are no closing agreements with respect to Taxes, Tax rulings or written requests for Tax rulings currently outstanding or in effect with respect to any Acquired Company. (u) No Acquired Company has entered into any Contracts, arrangements or transactions (or series of arrangements or transactions) for the main purpose, or one of the main purposes, of which was the avoidance of Tax, or which may (or part of which may) for any Tax purposes be disregarded or reconstructed by any Taxing Authority pursuant to any Legal Requirement. (v) No Acquired Company has any Liability for the Taxes of any Person as a transferee or successor, or by contract, assumption or otherwise. No Acquired Company is, and no Acquired Company has ever been, a member of an affiliated group that files a consolidated, combined, unitary or similar group Tax Return (including a fiscal unity for Dutch or Irish corporate income tax purposes). No Acquired Company has or will have any Liability for Taxes of any Person other than itself. No Acquired Company has any contractual obligation to pay the amount of any Tax benefits or Tax refunds realized or received by such Acquired Company to any other Person. For purposes of this Section 2.8, references to the Acquired Companies shall be deemed to include any Person from which, or with respect to which, any Acquired Company has incurred or may incur any Liability for Taxes under any Contract or any Legal Requirement. 2.9 Title to Property and Assets. (a) Personal Property. Each Acquired Company has good, valid and marketable title to, or valid leasehold interests in, all Company Personal Property. The Company Personal Property constitutes all personal property necessary to conduct each of the businesses of the Acquired Companies as

17 4897-9174-6440.v17 they are currently conducted and as they are currently planned by the Acquired Companies to be conducted. None of the Company Personal Property is subject to any Lien, other than Permitted Liens. All Company Personal Property: (i) is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for the conduct of each of the Acquired Companies’ respective businesses as they are currently conducted and as they are currently planned by the Acquired Companies to be conducted. (b) Leased Real Property. No Acquired Company owns, or has ever owned, any real property. Part 2.9(b) of the Disclosure Schedule sets forth a list of all real property currently leased by any Acquired Company or otherwise used or occupied by any Acquired Company for the operation of its business (the “Leased Real Property”). The Leased Real Property is: (i) in operating condition and repair, and free from structural, physical and mechanical defects; (ii) maintained in a manner consistent with standards generally followed with respect to similar properties; and (iii) available for use in and sufficient for the purposes and current demands of the business and operation of the Acquired Companies as currently conducted and as currently planned by the Acquired Companies to be conducted. With respect to each Leased Real Property lease, the tenant thereunder enjoys peaceful, exclusive and undisturbed use and possession in all material respects of the demised premises thereunder. None of the Acquired Companies has subleased or otherwise granted to any Person the right to use or occupy any Leased Real Property. 2.10 Bank Accounts. Part 2.10 of the Disclosure Schedule provides the following information with respect to each account or safe deposit box maintained by or for the benefit of any Acquired Company at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account or safe deposit box is maintained; (b) as to each such bank account: (i) the account number; (ii) the type of account; (iii) the names of all Persons who are authorized to sign checks or other documents with respect to such account and the authorized powers of each such Person; and (iv) the balance held in such account as of the Locked Box Date; and (c) with respect to each such safe deposit box: (i) the number thereof; and (ii) the names of all Persons having access thereto. 2.11 Intellectual Property and Related Matters. (a) Intellectual Property. (i) Each Acquired Company is not, and has never been, the registered or beneficial owner of, and does not hold any legal or equitable interest in, any Registered IP, nor has any Acquired Company applied for, or is entitled to apply for, the registration of any Intellectual Property Rights in any jurisdiction. (ii) The Acquired Companies collectively are the sole and exclusive owner of all Acquired Company IP, in each case free and clear of all Liens, except where the lack of such sole and exclusive ownership, individually or in the aggregate, has not had and would not reasonably be expected to be material, individually or in the aggregate, to the financial position, results of operations or cash flows of the Acquired Companies. (iii) The Acquired Company IP, together with any Intellectual Property Rights licensed to the Acquired Company, constitutes all Intellectual Property Rights that are used in or necessary to conduct the business of each Acquired Company as conducted and as currently planned by such Acquired Company to be conducted. (iv) The business of the Acquired Companies as at the date of this Agreement, and the conduct of the business at any time prior to Closing, (i) does not and has not infringed, misappropriated, or otherwise violated any Intellectual Property Rights or other proprietary rights of any third party, (ii) has not given rise to any claim, action,

18 4897-9174-6440.v17 proceeding, or dispute (whether current, pending, threatened, or reasonably anticipated) alleging any such infringement, misappropriation, or violation, (iii) does not require any Acquired Company to obtain any license, consent, or permission from any third party in order to lawfully carry on the business as presently conducted or as contemplated at Closing and (iv) has not resulted in the Acquired Companies being subject to any obligation to pay royalties, license fees, or other consideration to any third party in respect of Intellectual Property Rights. (v) To the Knowledge of the Company, no third party is infringing, misappropriating, or otherwise making any unauthorized use of any Intellectual Property Rights owned, used, or purported to be owned or used by any Acquired Company, and no Acquired Company has consented to any such infringement or unauthorized use. (vi) There are no pending, threatened, or reasonably foreseeable claims, challenges, oppositions, revocations, or other proceedings affecting any Intellectual Property Rights of the Acquired Companies, nor any facts or circumstances that are reasonably likely to give rise to any such claim or proceeding. (b) Privacy. The Acquired Companies have, since January 1, 2023, complied, and are currently in compliance with all Privacy Obligations (including with respect to the cross-border transfer of Personal Data). Since January 1, 2023 through the date hereof, there has been no claim, investigation, suit, action or other proceeding pending, and none of the Acquired Companies has received any written notice from any Person, alleging any (a) violation of Privacy Obligations or such Person’s privacy, personal or confidentiality rights or (b) Breach. The Acquired Companies have used commercially reasonable efforts designed to ensure that all service providers, data processors and other third parties that process any Personal Data on behalf of any Acquired Company are bound by valid, written and enforceable agreements including any terms required by applicable Privacy Laws and requiring such third parties to comply with applicable Information Privacy and Security Law and to maintain the privacy, security and confidentiality of such Personal Data. None of the Acquired Companies, since January 1, 2023 through the date hereof, has been required under any applicable Privacy Obligation to provide any notice to any Governmental Entity or Person in connection with any Breach. (c) Information Technology. The IT Systems operate and perform in a manner that permits the conduct of the business of the Acquired Companies as currently conducted and are adequate in all material respects for the purposes for which they are being used or held for use. The Acquired Companies have taken actions, consistent with current industry standards, designed to protect the confidentiality, integrity and security of the IT Systems (including information and transactions stored or contained therein or transmitted thereby) against any breach, unauthorized use, access, interruption, modification or corruption or other compromise (each, a “Breach”). Since January 1, 2023 through the date hereof, (A) there have not been any material Breaches and (B) none of the Acquired Companies has been notified in writing of any Breach. 2.12 Compliance; Permits. (a) Compliance. No Acquired Company has ever failed to comply in any material respect with, or has ever violated in any material respect, any applicable Legal Requirement, and the operation of the business of each Acquired Company complies in all material respects with all applicable Legal Requirements. No investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Company. No event has occurred, and no condition or circumstance exists, that will or would reasonably be expected to (with or without notice or lapse of time) constitute or result in a material violation by any of the Acquired

19 4897-9174-6440.v17 Companies of, or constitute a material failure on the part of any of the Acquired Companies to comply with, any applicable Legal Requirement. None of the Acquired Companies has received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any applicable Legal Requirement. (b) Orders. There is no Order binding upon any Acquired Company or to which any assets owned or used by any Acquired Company is subject. No Company Associate is subject to any Order that prohibits such Company Associate from engaging in or continuing any conduct, activity or practice relating to any Acquired Company’s business. (c) Permits. Each Acquired Company holds, to the extent required by applicable Legal Requirements, all Permits from, and has made all declarations and filings with, all Governmental Entities for the operation of its business as currently conducted and as it is currently planned by the Acquired Companies to be conducted, including the sale, transport, export, import or shipment of any items or materials (whether in tangible form or otherwise) to any jurisdiction. No suspension or cancellation of any such Permit is pending or, to the Knowledge of the Company, has been threatened. Each such Permit is valid and in full force and effect, and each Acquired Company is and always has been in compliance with the terms, conditions and requirements of each such Permit in all material respects. Part 2.12(c) of the Disclosure Schedule provides an accurate and complete list of all Permits held by each Acquired Company, and the Company has Made Available to Purchaser accurate and complete copies of all such Permits. No Acquired Company has ever received any notice or other communication from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term, condition or requirement of any Permit; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. (d) AFM License. No Acquired Company requires, and has not at any time required, any licence, registration or authorisation from the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) or any other Dutch financial supervisory authority in order to conduct its business as currently carried on. The activities of the Acquired Companies do not constitute regulated investment services, investment activities or fund management activities within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht), including MiFID II or the Alternative Investment Fund Managers Directive (AIFMD), and accordingly no license, approval, registration or exemption from the AFM is required. No notice, investigation, enquiry or proceeding is pending or, to the Knowledge of the Company, threatened by the AFM or any other Dutch financial supervisory authority in relation to any alleged requirement for any Acquired Company to hold such a license, registration or authorisation. (e) Trade Control Laws. Each Acquired Company: (i) is and has always been in compliance with all Trade Control Laws; and (ii) has prepared and timely applied for and obtained all licenses, registrations and other authorizations for export, re-export, transfer or import required in accordance with Trade Control Laws for the conduct of its business. None of the Acquired Companies or any of their respective managing directors, supervisory directors, directors, officers, employees or agents (A) is or has ever been a Person with whom transactions are prohibited or limited under any Trade Control Laws, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other sanctions authority or (B) has ever violated or made a disclosure (voluntary or otherwise) regarding such Legal Requirements. No Acquired Company has ever engaged in any transaction or otherwise dealt directly or indirectly with the Crimea region, Cuba, Iran, North Korea, Sudan, Syria, or since February 21, 2022 the so-called Donetsk People’s Republic or the Luhansk People’s Republic regions of Eastern Ukraine, or any other country,

20 4897-9174-6440.v17 region or Person against which the U.S. maintains economic sanctions or an arms embargo (including any entity owned 50% or more, individually or in the aggregate, or controlled by such Persons). (f) Export, Import and Sanctions Proceedings. No sanctions-related, export-related or import-related Legal Proceeding, investigation or inquiry is or has ever been pending or, to the Knowledge of the Company, threatened against any Acquired Company or any managing director, supervisory director, director or officer of any Acquired Company (in his or her capacity as a managing director, supervisory director, director or officer of any Acquired Company) by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity. (g) Anti-Corruption and Anti-Bribery. No Acquired Company is or has ever been the subject of any actual or threatened investigation, inquiry or enforcement proceeding regarding any non- compliance or alleged non-compliance with any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement. No Acquired Company, no Affiliate, managing director, supervisory director, director, officer, employee, independent contractor, agent or Representative of or consultant to any Acquired Company, and no other Person associated with or acting for or on behalf of any Acquired Company has, directly or indirectly, in connection with the conduct of any business of any Acquired Company, violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement. 2.13 Brokers’ and Finders’ Fees. No Acquired Company has incurred, or will incur, directly or indirectly, any Liability for any brokerage or finder’s fee or agent’s commission or any similar charge in connection with this Agreement or any other Company Transaction Document or any of the Contemplated Transactions. Part 2.13 of the Disclosure Schedule identifies each Person that is or may become entitled to receive any fee or other amount from any of the Acquired Companies for professional or other services performed or to be performed in connection with the Share Purchase or any of the other Contemplated Transactions. After the Closing, no Acquired Company will have any indemnification or other Liability to any Person that is identified, or is required to be identified, in Part 2.13 of the Disclosure Schedule. 2.14 Employment Matters. (a) Employee List. Part 2.14(a) of the Disclosure Schedule contains a list (redacted to the extent required by applicable law) of all current employees of the Company as of the date of this Agreement, and correctly reflects: (i) their names and dates of hire; (ii) their job titles or positions; (iii) their duties; (iv) their current annual base salaries or hourly wage rates and last compensation increase to date (including the amount thereof); (v) any other compensation or benefits payable to them (including housing allowances, compensation payable pursuant to bonus, incentive compensation opportunity, target variable compensation, deferred compensation, perquisites, allowances or commission arrangements or other compensation);

21 4897-9174-6440.v17 (vi) any Permits that are held by them and that relate to or are useful in connection with the business of any Acquired Company; (vii) any promises made to them with respect to changes or additions to their compensation or benefits; (viii) their location of employment or service (by city, state and country of engagement); (ix) their employer or employing entity; (x) the annual vacation or paid time off entitlement in days and any accrued and unpaid vacation pay or paid time off entitlements as of December 31, 2025; (xi) leave of absence or furlough status and reason and expected date of return to active employment, if any; (xii) their country of citizenship; (xiii) their visa status; (xiv) whether such employee is classified as exempt or non-exempt under applicable Legal Requirements of all jurisdictions in which the Acquired Companies maintain employees; and (xv) their status as full-time, part-time, temporary or seasonal employees. Part 2.14(a) of the Disclosure Schedule designates each current employee of each Acquired Company whose services for the Acquired Companies are performed exclusively or primarily in a country other than the United States (a “Non-U.S. Employee”), and also designates the country in which each Non-U.S. Employee exclusively or primarily performs such services. No current employee of any Acquired Company performs services for such Acquired Company exclusively or primarily in the United States. The employment of each of the Non-U.S. Employees is terminable either at will or upon the provision and/or payment of notice or pay in lieu of notice and statutory severance payment in accordance with applicable Legal Requirements by providing valid reason for termination or contained in a written Contract that has been disclosed in writing to Purchaser in Part 2.14(a) of the Disclosure Schedule. The Company has Made Available to Purchaser accurate and complete copies of all current employee manuals and handbooks, disclosure materials, policy statements, employment Contracts and other materials relating to the employment of the Company Associates. All current employees of each Acquired Company are, and all former employees of each Acquired Company were, lawfully entitled to work for the applicable Acquired Company in the jurisdiction in which they performed services without restriction or any visa, permit, export or consent being required. Except as set forth in Part 2.14(a) of the Disclosure Schedule, there is no current Company Associate who is not fully available to perform work because of long-term sickness, disability or other leave. There are no unwritten policies or customs that, by extension, could entitle any Company Associate with material benefits in addition to those to which they are entitled pursuant to any Company Benefit Plan or applicable Legal Requirements (including unwritten customs concerning the payment of statutory severance pay when it is not legally required by Legal Requirements).

22 4897-9174-6440.v17 (b) No Termination. Except as set forth in Part 2.14(b) of the Disclosure Schedule, no Key Employee has provided notice of, or to the Knowledge of the Company, has otherwise expressed, his or her intention to terminate employment with any Acquired Company. (c) Employee Claims. No Person has claimed or has reason to claim that any Company Associate or other Person affiliated or associated with any Acquired Company: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement, nonsolicitation agreement or any restrictive covenant with such Person; (ii) has disclosed or utilized any Trade Secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. To the Knowledge of the Company, no Company Associate has used or proposed to use any Trade Secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, manufacture or sale of any product or proposed product, or the development or sale of any service or proposed service, of any Acquired Company. Each Company Associate is legally authorized to work in all locations where he or she performs services for an Acquired Company and has successfully passed all industry standard background checks and all other verification reviews required, expressly or impliedly, by any Company Contract or applicable industry standard, certification or accreditation requirement, or other license, registration or membership requirements. (d) Labor Unions. Except as set forth on Part 2.14(d) of the Disclosure Schedule, none of the employees of any Acquired Company is or has ever been represented by a labor union, works council or other employee representative body, and there are no organizing, election or other activities pending or threatened by or on behalf of any union, works council, employee representative or other labor organization or group of employees with respect to any Company Associate. No Acquired Company is or has ever been subject to, bound by, or a party to, or has a duty to bargain for, any collective bargaining, works council, labor, voluntary recognition or similar agreement with respect to any of its Company Associates, nor is any such agreement being negotiated by any Acquired Company. There is no labor dispute, strike, work stoppage, picketing, boycott, lockout, slowdown, successor and/or related employer application or other labor trouble that is or has been outstanding, pending or, to the Knowledge of the Company, threatened against any Acquired Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, picketing, boycott, lockout, successor and/or related employer application or other labor trouble. No Acquired Company has ever agreed to recognize any labor union, works council or other collective bargaining representative, nor has any labor union, works council or other collective bargaining representative been certified as the exclusive bargaining representative of any Company Associate. No Acquired Company has ever entered into any Contract with any labor union, works council, employee association or other employee representative body or any number or category of its employees that would prevent, restrict or impede the implementation of any lay off, redundancy, severance or similar program within its workforce (or any part of it). No labor union, works council or similar body representing employees must be consulted with about, or grant their consent to, the transaction contemplated by this Agreement. (e) Legal Compliance. No Acquired Company and, to the Knowledge of the Company, no Company Associate or other Representative of any Acquired Company, has committed or engaged in any unfair labor practice. No Legal Proceeding, claim, charge or complaint against any of the Acquired Companies relating to any Employment Legal Requirement involving any Company Associate is or has ever been pending or, to the Knowledge of the Company, threatened or reasonably anticipated. Each Acquired Company is and has at all times been in compliance in all material respects with all applicable Employment Legal Requirements. None of the Acquired Companies has ever failed to make, or is or has ever been otherwise delinquent in, any payment to any Company Associates for any wages, salary, overtime

23 4897-9174-6440.v17 pay, commission, bonus, benefit or other compensation for any services or otherwise arising under any policy, practice, Contract, plan, program or Legal Requirement. No Acquired Company has ever had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business consistent with past practice). Each employee who requires permission and/or authorization to work in the jurisdiction in which they carry out their employment had at the time of hire current and appropriate permission and/or authorization to work in that jurisdiction. No Acquired Company is or has ever been the subject of any audit or investigation by any Governmental Entity with respect to any of its employment policies or practices and no Acquired Company is party to, or is otherwise bound by, any consent decree with, or any citation or other Order by, any Governmental Entity relating to any employee or employment practice. (f) Notice and Consultation. None of the Acquired Companies, Purchaser or any of its Affiliates has or will become subject to any obligation under applicable Legal Requirements or otherwise to notify or consult with, prior to or after the Closing, any Company Associate, Governmental Entity or other Person with respect to the impact of the Contemplated Transactions on the employment of any of the Company Associates or the compensation or benefits provided to any of the Company Associates. No Acquired Company is a party to any Contract or arrangement or is subject to any requirement that in any manner restricts any Acquired Company from relocating, consolidating, merging or closing any portion of the business of any of the Acquired Companies. (g) Independent Contractors. Part 2.14(g) of the Disclosure Schedule accurately sets forth, with respect to each individual who is a consultant or other independent contractor of any Acquired Company: (i) the name of such independent contractor, the Acquired Company that has engaged such independent contractor, location of service (by city, state and country of engagement) and the date as of which such independent contractor was originally engaged by the Company; (ii) whether such independent contractor is subject to a written Contract or is engaged through an agency or on a contingency basis; (iii) a description of such independent contractor’s performance objectives, services, duties and responsibilities; (iv) rate of all regular compensation and benefits, bonus or any other compensation payable to such independent contractor, and the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from such Acquired Company with respect to services performed in the fiscal year ended December 31, 2025; (v) the terms of current compensation of such independent contractor; (vi) the notice required for termination, if any; and (vii) any Permit that is held by such independent contractor and that relates to or is useful in connection with the business of any Acquired Company.

24 4897-9174-6440.v17 Accurate and complete copies of all Contracts identified in Part 2.14(g)(ii) of the Disclosure Schedule have been Made Available to Purchaser. The engagement of each current individual independent contractor is subject to termination for any reason upon not more than 30 days’ prior written notice. (h) Misclassification. No current or former individual independent contractor of any Acquired Company is or was ever a misclassified employee under any applicable Legal Requirement, and the Company has not received any written or oral notice from any Person disputing such classification. No independent contractor is eligible to participate in any Company Benefit Plan (other than an Equity Incentive Plan), and no Acquired Company has received any notice from any Governmental Entity disputing the classification of an independent contractor. No Acquired Company has ever had any temporary or leased employees (other than agency workers engaged in Ireland) that were not treated and accounted for in all respects as employees of such Acquired Company. The employees of each Acquired Company are and have at all times been correctly classified as either exempt or non-exempt employees under the applicable Legal Requirements of all jurisdictions in which the Acquired Companies maintain employment relationships. Each Acquired Company has at all times maintained accurate and complete records of all hours worked by each employee eligible for overtime compensation and compensates all employees in accordance with the requirements of the applicable Legal Requirements of all jurisdictions in which the Acquired Companies maintain employees. (i) Misconduct Claims. No allegation, complaint, charge or claim (formal or otherwise) of sexual or racial harassment, sexual assault, sexual or racial misconduct, sex/gender or racial discrimination or similar behavior (a “Misconduct Allegation”) has ever been made against any Person who is or was a managing director, supervisory director, director, officer, manager or supervisory-level employee of any Acquired Company in such person’s capacity as such or, to the Knowledge of the Company, in any other capacity, nor are any Misconduct Allegations pending or, to the knowledge of the Company, threatened, nor is there any reasonable basis for such a Misconduct Allegation. No Acquired Company has ever entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing relating directly or indirectly to any Misconduct Allegation against any Acquired Company or any person who is or was a managing director, supervisory director, director, officer, manager, employee or independent contractor of any Acquired Company. (j) Labor Relations. Each Acquired Company has good labor relations, and, to the Knowledge of the Company, there are no facts indicating that the consummation of any of the Contemplated Transactions will have an adverse effect on the labor relations of any Acquired Company. There are no pending or, to the Knowledge of the Company, threatened claims or Legal Proceedings against any Acquired Company under any workers’ compensation policy or long-term disability policy or similar policy subject to foreign Legal Requirements. (k) Settlement and termination agreements. No Acquired Company has entered into any settlement agreement, termination agreement or similar arrangement (including any settlement agreement within the meaning of Section 7:900 of the Dutch Civil Code (vaststellingsovereenkomst)) with any current or former Company Associate that gives rise to any ongoing or future payment or obligation by any Acquired Company. (l) No collective redundancy or severance programs. No Acquired Company has initiated, adopted or announced any collective termination, redundancy, severance or similar program in respect of any of its employees. 2.15 Employee Benefit Plans.

25 4897-9174-6440.v17 (a) Part 2.15(a) of the Disclosure Schedule: lists all material Employee Benefit Plans and other material employee or service provider benefit, compensation or incentive arrangements of the Acquired Companies (the “Company Benefit Plans”), including any pension arrangements (if any), bonus or incentive schemes, insurance arrangements, employee loans or allowance arrangements. The Company has made available to Purchaser true and complete copies of all material agreements and documentation governing the Company Benefit Plans, to the extent applicable. No Company Benefit Plan is unwritten. (b) Except as disclosed in Part 2.15(a) of the Disclosure Schedule, none of the Acquired Companies maintains, sponsors or participates in any pension scheme within the meaning of the Dutch Pensions Act (Pensioenwet), or any other pension arrangement, death benefit scheme or income protection scheme. Without prejudice to the generality of the foregoing, the Company and any Acquired Company does not participate and has never participated in or otherwise has had any obligation in respect of a defined benefit scheme within the meaning of the Irish Pensions Act. (c) Each Company Benefit Plan (and each related trust, insurance contract or fund) has been established, administered, funded and operated in all material respects in accordance with the terms of the applicable controlling documents and with all applicable Legal Requirements. (d) All required reports, descriptions and disclosures have been filed or distributed appropriately and in accordance with applicable Legal Requirements with respect to each Company Benefit Plan. (e) All contributions that are due and owing have been timely paid to each Company Benefit Plan (or related trust or held in the general assets of the Acquired Companies and accrued, as appropriate, in compliance with applicable Legal Requirements), and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each Company Benefit Plan (or related trust) or accrued in accordance with Dutch GAAP, or other local law accounting requirements. (f) None of the Acquired Companies, or to the Knowledge of the Company, any employee or Representative of any Acquired Company has made any oral or written representation or commitment with respect to any aspect of any Company Benefit Plan that is not in accordance with the written or otherwise preexisting terms and provisions of such Company Benefit Plan. (g) There are no unresolved claims, proceedings, audits, investigations or other Legal Proceedings, or disputes, under the terms of, or otherwise relating to or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits), and no Legal Proceeding or other action has been commenced, or, to the Knowledge of the Company, threatened or would reasonably be expected to be commenced, with respect to any such claim, proceeding, audit, investigation, Legal Proceeding or dispute. (h) With respect to each Company Benefit Plan: (i) no Acquired Company has made any material oral or written commitment or representation regarding any Company Benefit Plan that is inconsistent with the terms in Part 2.15(a) of the Disclosure Schedule; and (ii) no Acquired Company (by way of indemnification, directly or otherwise) has and, to the Knowledge of the Company, no fiduciary has, any Liability for breach of fiduciary duty or any failure to act or comply in connection with such Company Benefit Plan. (i) No employee of the Company or of any of the Acquired Companies has had their contract of employment transferred to the Company or an Acquired Company from another employer in circumstances where any defined benefit liabilities transferred under the European Communities

26 4897-9174-6440.v17 (Protection of Employees on Transfer of Undertakings) Regulations 2003 and/or Council Directive 2001/23/EC of 12 March 2001. (j) Neither the execution and delivery of this Agreement or any other Company Transaction Document nor the consummation of any of the Contemplated Transactions could (alone or in combination with one or more events or circumstances): (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Company Associate; (ii) increase any compensation or benefits otherwise payable by any Acquired Company; (iii) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits; (iv) require any contributions or payments to fund any obligations under any Company Benefit Plan; or (v) create any limitation or restriction on the right of any Acquired Company to merge, amend or terminate any Company Benefit Plan. No Acquired Company has made any payment, no Acquired Company is obligated to make any payment, and no Acquired Company is a party to any plan or Contract that under any circumstances could obligate it to make any payment that would not be deductible under Section 404 of the Code. Except for the payments to be made under Section 1, no Acquired Company paid or provided, and is not and will not be required to pay or provide, any amount or benefit under any bonus, severance, change of control, retention or other similar plan, Contract or arrangement as a result of the execution, delivery or performance of this Agreement or any other Transaction Document or in connection with the Share Purchase or any of the other Contemplated Transactions. (k) Without limiting the generality of the other provisions of this Section 2.15, each Company Benefit Plan that, under applicable Legal Requirements, is required to be registered or approved by a Governmental Entity, has been so registered or approved and has been maintained in good standing with the applicable Governmental Entity or Governmental Entities. Each Company Benefit Plan that, under applicable Legal Requirements, is required to be funded, is either: (i) funded in accordance therewith and to an extent sufficient to provide for accrued benefit obligations with respect to all Company Associates or (ii) is fully insured, in each case, based upon generally accepted local accounting and actuarial practice and procedure, and none of the Contemplated Transactions will, or would reasonably be expected to, cause such funding or such insurance obligations to be less than such benefit obligations. (l) All death in service benefits and long-term disability benefits which the Company or any Acquired Company is under an obligation to provide to or in respect of its employees, former employees, officers or former officers, are fully insured under a policy effected with an insurance company and all insurance premiums payable have been paid. (m) Except for the Company Associates identified in Part 2.15(m) of the Disclosure Schedule, the employment or engagement of each current Company Associate is subject to termination upon not more than 30 days’ prior written notice (i) under the termination notice provisions included in the applicable Company Associate’s agreement and (ii) under applicable Legal Requirements. 2.16 Environmental Matters. (a) Each Acquired Company is and has at all times been in material compliance with all Environmental Laws, and no Legal Proceeding, complaint, demand or notice has been made, given, filed or commenced (or, to the Knowledge of the Company, has been threatened) by any Person against any Acquired Company alleging any failure to comply with any Environmental Law or seeking contribution towards, or participation in, any remediation of any contamination of any property or thing with Hazardous Materials. Each Acquired Company has obtained, and is and has at all times been in material compliance with all of the terms and conditions of, all Permits that are required under any Environmental Law and has at all times materially complied with all other limitations, restrictions, conditions, standards, prohibitions,

27 4897-9174-6440.v17 requirements, obligations, schedules and timetables that are contained in any applicable Environmental Law. (b) No circumstance or physical condition exists on or under any property that was caused by or impacted by the operations or activities of any Acquired Company and that will or would reasonably be expected to give rise to: (i) any investigative, remedial or other obligation under any Environmental Law; (ii) any Liability on the part of any Acquired Company to any Person; or (iii) any claim of damage to Person or property against any Acquired Company. (c) To the Knowledge of the Company, all properties and equipment used in the business of any Acquired Company are and, to the extent and during the period of such Acquired Company’s use, have been free of Hazardous Materials, except for any Hazardous Materials in small quantities found in products used by the Company for office or janitorial purposes in compliance with Environmental Law. 2.17 Material Contracts. (a) List. Part 2.17(a) of the Disclosure Schedule identifies each Material Contract in existence as of the date of this Agreement (categorized by the applicable section and subsection of the definition of “Material Contract” to which it relates), and sets forth the names of the parties to such Material Contract, the date of such Material Contract and the date of each amendment to such Material Contract. (b) Enforceability; No Breach. All Material Contracts are in full force and effect. All Material Contracts are valid and enforceable by and against each of the parties thereto, in accordance with their terms, subject only to the Enforceability Exception. No Acquired Company, and, to the Knowledge of the Company, no other party, is in default under or in breach of any Company Contract. Except as set forth in Part 2.17(b) of the Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that, with notice, the passage of time or both, could reasonably be expected to: (i) constitute a material default under or result in a material violation or breach of any of the provisions of any Company Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract; (iii) give any Person the right to accelerate the maturity or performance of any Company Contract; or (iv) give any Person the right to cancel, terminate or modify any Company Contract or cause the breach of any Company Contract by any Person. No party to any Material Contract has exercised or purported or threatened in writing to exercise any termination right with respect to any Material Contract. No Acquired Company has received any notice of a default, an alleged failure to perform or an offset or counterclaim with respect to any Company Contract that has not been fully remedied and withdrawn. (c) Delivery of Contracts. The Company has Made Available to Purchaser accurate and complete copies of all Material Contracts in existence as of the date of this Agreement, including all amendments, terminations and modifications thereof. (d) Proposed Contracts. Part 2.17(c) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any offer, award, counterpart, written proposal, term sheet or similar document (that would contain or give rise to any binding obligation of any Acquired Company if accepted by the recipient) has been submitted or otherwise transmitted by any Acquired Company on or prior to the date of this Agreement. 2.18 Insurance. Part 2.18 of the Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of any Acquired Company as of the date of this Agreement and identifies any material claims made thereunder as of the date of this Agreement. The Company has Made Available to Purchaser accurate and complete copies of the insurance policies

28 4897-9174-6440.v17 identified on Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. None of the Acquired Companies has ever received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There are no self-insurance arrangements affecting any Acquired Company. 2.19 Transactions with Related Parties. No Related Party: (a) has or has had any interest in any material asset used in or otherwise relating to the business of any of the Acquired Companies; or (b) is indebted to any Acquired Company, and, except as set forth in Part 2.19 of the Disclosure Schedule, no Acquired Company is indebted (or has committed to make any loan or extend or guarantee credit) to any Related Party. No Related Party has any direct or indirect ownership interest in or relationship with (i) any Person with which any Acquired Company is affiliated or with which any Acquired Company has a business relationship or (ii) any Person that competes with any Acquired Company (other than the ownership of less than 5% of the outstanding publicly traded shares of any publicly traded company that may compete with the Acquired Companies). To the Knowledge of the Company, no Related Party is or has been, directly or indirectly, a party to or otherwise interested in any Company Contract (other than contracts providing for employment and benefit arrangements entered into in the ordinary course of business and on an arms’-length basis. From and after the Locked Box Date and through the Closing Date, no Acquired Company shall have any Liability to any Person under or as a result of any Contract or arrangement described in this Section 2.19 except as set forth in Part 2.19 of the Disclosure Schedule. 2.20 Books and Records. The minute books of each Acquired Company contain, in all material respects, records of all meetings and other corporate actions and proceedings of the shareholders and board of directors or board of supervisors or other similar body (including committees thereof) of such Acquired Company, and copies of such have been Made Available to Purchaser. The shareholder ledger of each Acquired Company is accurate and complete, reflects all issuances, transfers, repurchases and cancellations of share capital of such Acquired Company and has been Made Available to Purchaser. 2.21 Absence of Changes. Except as set forth in Part 2.21 of the Disclosure Schedule, since December 31, 2024, there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, will or would reasonably be expected to have or result in a Material Adverse Effect. Since December 31, 2024, the Acquired Companies have conducted their business only in the ordinary course and consistent with past practices and has not taken any action that, if taken after the date of this Agreement, would require Purchaser’s consent under Section 5.3(b) of this Agreement. 2.22 Major Customers and Suppliers. (a) Part 2.22(a)-1 of the Disclosure Schedule sets forth an accurate and complete list of the top 10 suppliers of goods or services to the Acquired Companies based on amounts collectively paid to such suppliers by the Acquired Companies during the period from January 1, 2024 through the date of this Agreement (collectively, the “Major Suppliers”), together with the amount paid to each Major Supplier during the period from January 1, 2024 through the date of this Agreement. Part 2.22(a)-2 of the Disclosure Schedule also sets forth an accurate and complete list of the top 10 customers of the Acquired Companies based on amounts paid to, and accounts receivable generated by, the Acquired Companies with respect to such customers during the period from January 1, 2024 through the date of this Agreement (the “Major Customers”), together with the amount of such collections and accounts receivable generated by each Major Customer during the period from January 1, 2024 through the date of this Agreement.

29 4897-9174-6440.v17 (b) Since January 31, 2024, no Major Supplier or Major Customer has terminated its relationship with any Acquired Company or materially reduced or changed the pricing or other terms of its business with any Acquired Company. No Acquired Company is engaged in any material dispute with any Major Supplier or Major Customer and, to the Knowledge of the Company, no Major Supplier or Major Customer intends to terminate, limit or reduce its business relations with any Acquired Company, or materially reduce or change the pricing or other terms of its business with any Acquired Company. To the Knowledge of the Company, the consummation of the Contemplated Transactions will not, and could not reasonably be expected to, have an adverse effect on the business relationship of the Company with any Major Supplier or Major Customer. No Major Supplier or Major Customer: (i) has defaulted under any Company Contract or relationship with any Acquired Company in any material respect; or (ii) to the Knowledge of the Company, has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it. 2.23 Relevant Aircraft and Aircraft Leases. (a) Part 2.23(a) of the Disclosure Schedule contains a true and complete list, as of the date hereof, of Company Aircraft identified by their type and manufacturer, model number, manufacturer serial number, and current Aircraft Lessee. (b) Part 2.23(b) of the Disclosure Schedule contains a true and complete list, as of the date hereof, of Managed Aircraft identified by their manufacturer, model number, manufacturer serial number, and current Aircraft Lessee. (c) With respect to each Company Aircraft, as of the date hereof, (i) the relevant Acquired Company or the relevant owner identified as the “Legal Entity Owner” on Part 2.23(c) of the Disclosure Schedule is the sole holder of valid legal title to such Company Aircraft, and (ii) the Company or the relevant Subsidiary (including as beneficial interest holder under an Owner Trust or other similar structure) is the sole holder of valid beneficial interest in the entity holding title to such Company Aircraft, in the case of each of clauses (i) and (ii), free and clear of all Liens, other than Permitted Liens (as such term or a substantially equivalent term is defined in any applicable Aircraft Lease for such Company Aircraft). (d) As of the date hereof, the relevant Acquired Company or the relevant Owner Trust or other similar structure that is the Aircraft Lessor in respect of each Company Aircraft has not assigned or otherwise granted any Lien in respect of its rights as Aircraft Lessor pursuant to the relevant Aircraft Lease Documents other than pursuant to any Permitted Liens (as such term or a substantially equivalent term is defined in any applicable Aircraft Lease for such Company Aircraft). (e) As of the date hereof, to the Knowledge of the Company, no event which has occurred and is continuing which constitutes or which, with the passing of time, giving of notice, making of any determination or any combination of the foregoing, would constitute a Total Loss of any Company Aircraft or Managed Aircraft. As of the date hereof, no Acquired Company has received any written notification or, to the Knowledge of the Company, oral notification under the Aircraft Lease Documents that any Relevant Aircraft has been involved in any incident which has caused Major Damage to such Relevant Aircraft which has not been repaired in all material respects in accordance with the applicable Aircraft Lease Document. (f) Part 2.23(f) of the Disclosure Schedule sets forth each Aircraft Lease for Managed Aircraft. To the Knowledge of the Company, with respect to such Aircraft Leases for Managed Aircraft: (i) in the 12 month period immediately preceding the date of this Agreement, each Aircraft Lessee has

30 4897-9174-6440.v17 maintained the Relevant Aircraft in material compliance with the terms of the applicable Aircraft Lease; (ii) each Aircraft Lease is (A) in full force and effect and (B) valid and enforceable by and against each of the parties thereto, in accordance with their terms, subject only to the Enforceability Exception; (iii) no party is in default under or in breach of any Aircraft Lease; (iv) no event has occurred, and no circumstance or condition exists, that, with notice, the passage of time or both, could reasonably be expected to: (w) constitute a material default under or result in a material violation or breach of any of the provisions of any Aircraft Lease; (x) give any Person the right to declare a default or exercise any remedy under any Aircraft Lease; (y) give any Person the right to accelerate the maturity or performance of any Aircraft Lease; or (z) give any Person the right to cancel, terminate or modify any Aircraft Lease or cause the breach of any Aircraft Lease by any Person; (v) no party to any Aircraft Lease has exercised or purported or threatened to exercise any termination right with respect to any Aircraft Lease; (vi) no Acquired Company has received any notice of a default, an alleged failure to perform or an offset or counterclaim with respect to any Aircraft Lease that has not been fully remedied and withdrawn; and (vii) the consummation of the Contemplated Transactions will not affect the enforceability against any Person of any Aircraft Lease. 2.24 Third Party Acquisition Proposals. Each Acquired Company has ceased any and all activities, discussions or negotiations with any Person (other than Purchaser) with respect to any Acquisition Transaction. The Company has complied in all respects with its obligations under, and has not breached in any respect, the letter agreement dated November 24, 2025 by and between Purchaser and the Company. 2.25 Full Disclosure. To the Knowledge of the Company, this Agreement (including the Disclosure Schedule) and the other Transaction Documents do not (a) contain any representation, warranty or information that is false or misleading with respect to any material fact or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. 2.26 No Other Representations or Warranties; No Reliance. The Company acknowledges and agrees that, except for the representations and warranties of Purchaser expressly set forth in Section 4 or set forth in any other Transaction Documents, the Company has not relied upon any representation or warranty, whether express or implied, with respect to Purchaser or its businesses. The Company and its Affiliates (and on behalf of the representatives of any of the foregoing) acknowledge and agree that none of Purchaser or any Affiliate thereof, or any other Person or entity on behalf of Purchaser or any Affiliate thereof, has made or makes any representation or warranty, whether express or implied, with respect to any projections made available to the Company or any of its Affiliates or their respective representatives; provided, however, that nothing in this Agreement (including this Section) shall limit or restrict any claim or remedy of the Company in the case of Fraud. 3. REPRESENTATIONS AND WARRANTIES OF EACH SELLER Each Seller, on its own behalf and not on behalf of any other Seller, hereby represents and warrants to and for the benefit of Purchaser Indemnitees (with the understanding and acknowledgement that Purchaser would not have entered into this Agreement without being provided with the representations and warranties set forth in this Section 3 and that Purchaser is relying on these representations and warranties), as follows: 3.1 Authority and Due Execution. (a) Authority. Such Seller has all requisite power, capacity and authority to enter into this Agreement and each Transaction Document to which such Seller is a party and to consummate the

31 4897-9174-6440.v17 Contemplated Transactions. If such Seller is an Entity, the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary action on the part of such Seller and its board of directors or board of supervisors (or, if such Seller does not have a board of directors or board of supervisors, by all necessary action on the part of its manager or equivalent body), and no other proceedings on the part of such Seller are necessary to authorize the execution, delivery and performance by such Seller of this Agreement or any such other Transaction Document, or the consummation of the Contemplated Transactions. (b) Due Execution. This Agreement and each other Transaction Document to which such Seller is a party has been or will be duly executed and delivered by such Seller and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject only to the Enforceability Exception. 3.2 Non-Contravention and Consents. (a) Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents to which such Seller is a party do not, and the consummation of the Contemplated Transactions and the performance of this Agreement and the other Transaction Documents to which such Seller is a party will not: (i) if such Seller is an Entity, conflict with or violate any of its Charter Documents, or any resolution adopted by its shareholders (or holders of other equity securities), board of directors or board of supervisors (or other similar body) or any committee of the board of directors or board of supervisors (or other similar body) of such Seller; (ii) conflict with or violate any Legal Requirement to which such Seller is subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of such Seller or alter the rights or obligations of any Person under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the assets of such Seller (including any Outstanding Company Shares held by such Seller) pursuant to, any Contract to which such Seller is a party or by which it is bound. (b) Contractual Consents. No Consent under any Contract to which such Seller is a party or by which it is bound is required to be obtained, and such Seller is not and will not be required to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which such Seller is a party or the consummation of the Contemplated Transactions. For purposes of this Section 3.2(b) and Section 3.2(c), a Consent shall be deemed “required to be obtained,” and a notice shall be deemed “required to be given,” if the failure to obtain such Consent or give such notice could: (i) result in such Seller becoming subject to any Liability, being required to make any payment or losing or forgoing any right or benefit; (ii) have an adverse effect on Purchaser or any Acquired Company; or (iii) prevent or delay the consummation of any of the Contemplated Transactions or otherwise prevent or delay performance by such Seller of any of its obligations under this Agreement or any other Transaction Document to which such Seller is a party. (c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained, and no filing is required to be made with any Governmental Entity, by such Seller in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which such Seller is a party, or the consummation of the Contemplated Transactions. 3.3 Litigation. There is no Legal Proceeding pending, or, to the Knowledge of such Seller, that has been threatened against such Seller: (a) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the entry into, performance of, compliance with or

32 4897-9174-6440.v17 enforcement of any of the obligations of such Seller or any other Person under this Agreement; (b) that relates to the ownership or alleged ownership of any Company Shares or other securities of the Company, or any option, warrant or other right to acquire Company Shares or other securities of the Company, in each case, by such Seller; or (c) that relates to any right or alleged right of such Seller to receive any consideration as a result of or in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which such Seller is a party, or the consummation of the Contemplated Transactions. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will give rise to or serve as a basis for the commencement of any such Legal Proceeding. 3.4 Title and Ownership. Such Seller: (a) is the legal and beneficial owner of the number, class and series of Company Shares set forth as being owned by such Seller in Part 2.2(a)(iii) of the Disclosure Schedule; (b) has good, valid and marketable title to such Company Shares, free and clear of all Liens; (c) is not a party to or bound by any option, warrant, purchase right or other Contract that could require such Seller to sell, transfer or otherwise dispose of Company Shares or other securities of the Company (other than this Agreement); (d) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Shares; and (e) except for the securities set forth opposite such Seller’s name in Parts 2.2(a)(iii) and 2.2(a)(iv) of the Disclosure Schedule, does not own any securities of the Company or any right to acquire any securities of the Company. Upon payment to such Seller of the consideration that such Seller is entitled to receive pursuant to Section 1 by or on behalf of Purchaser pursuant to the terms of this Agreement, such Seller shall transfer to Purchaser good, valid and marketable title to such Seller’s Company Shares, free and clear of all Liens. 3.5 Due Organization. If such Seller is an Entity, such Seller: (a) has been duly organized and is validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization; (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, including the consummation of the Contemplated Transactions; and (c) is duly qualified, licensed and admitted to do business, and is in good standing (or equivalent status), in each jurisdiction in which such qualification, license or admission is necessary. 3.6 Brokers’ and Finders’ Fees. Such Seller has not incurred, or will not incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission or any similar charge in connection with this Agreement, any other Transaction Document to which such Seller is a party or any of the Contemplated Transactions. 3.7 Assets. Neither such Seller nor any of its Affiliates holds or owns any right or other asset that is being used in, or is useful or necessary to, the business of any Acquired Company. 3.8 Securityholders’ Agent. The Securityholders’ Agent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to act for and bind such Seller with respect to all matters relating to this Agreement and the Contemplated Transactions. 3.9 Taxes. Each Seller has complied with customary salary (gebruikelijk loon) rules of article 12a of the Wage Tax Act 1964 (Wet op de loonbelasting 1964) and the onward-paid wages scheme (doorbetaaldloonregeling) of article 32d of the Wage Tax Act 1964 (Wet op de loonbelasting 1964) or any similar provision in relation to work performed by a person holding a substantial interest in the Sellers within the meaning of article 4.6 of the Personal Income Tax Act 2001 (Wet op de inkomstenbelasting 2001). 3.10 No Other Representations or Warranties; No Reliance. Each Seller acknowledges and agrees that, except for the representations and warranties of Purchaser expressly set forth in Section 4 or

33 4897-9174-6440.v17 set forth in any other Transaction Documents, such Seller has not relied upon any representation or warranty, whether express or implied, with respect to Purchaser or its businesses. Such Seller and its Affiliates (and on behalf of the representatives of any of the foregoing) acknowledge and agree that none of Purchaser or any Affiliate thereof, or any other Person or entity on behalf of Purchaser or any Affiliate thereof, has made or makes any representation or warranty, whether express or implied, with respect to any projections made available to such Seller, the Company or any of its Affiliates or their respective representatives; provided, however, that nothing in this Agreement (including this Section) shall limit or restrict any claim or remedy of such Seller in the case of Fraud. 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to and for the benefit of the Seller Indemnitees (with the understanding and acknowledgement that Seller Indemnitees would not have entered into this Agreement without being provided with the representations and warranties set forth in this Section 4 and that Seller Indemnitees are relying on these representations and warranties), as follows: 4.1 Standing. Purchaser is a limited liability company validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization. 4.2 Authority and Due Execution. (a) Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by Purchaser or to consummate the transactions contemplated hereby or thereby. (b) Due Execution. This Agreement has been and, upon execution and delivery, each other Transaction Document to which either Purchaser is a party will be, duly executed and delivered by Purchaser and constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Enforceability Exception. 4.3 Non-Contravention. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party do not, and the consummation of the Share Purchase will not, (a) conflict with or violate Purchaser’s Charter Documents or (b) assuming the making of all required filings or notifications under each applicable foreign direct investment or antitrust or competition-related Legal Requirement, and assuming the receipt of all clearances, approvals, authorizations or waiting period expirations or terminations under each applicable foreign direct investment or antitrust or competition-related Legal Requirement, conflict with or violate any laws applicable to Purchaser, except, in each case, as would not have a material adverse effect on Purchaser’s ability to consummate the Contemplated Transactions and perform its obligations under this Agreement. 4.4 Litigation. There are no actions, suits or proceedings pending or threatened in writing against Purchaser, at Law or in equity, or before or by any Governmental Entity against Purchaser that would materially and adversely affect Purchaser’s performance under this Agreement or the consummation of the transactions contemplated hereby. Purchaser is not subject to any outstanding judgment, Order or

34 4897-9174-6440.v17 decree of any court or governmental body that would materially and adversely affect Purchaser’s performance under this Agreement or the consummation of the transactions contemplated hereby. 4.5 Sufficiency of Funds. On the Closing Date and as of the Closing, assuming the closing of the Purchaser Financing Transaction, the Purchaser shall have available to it all funds necessary to consummate the Contemplated Transactions and to pay the Closing Adjusted Transaction Value, all other cash amounts required to be paid at or in connection with the Closing in connection with the Contemplated Transactions. 4.6 Solvency. Immediately after the consummation of the Contemplated Transactions and assuming the accuracy of the representations and warranties of the Company and Sellers, Purchaser will not (a) be insolvent, (b) have incurred debts beyond their ability to pay such debts as they mature in the ordinary course of business or (c) have Debt Amount in excess of the reasonable market value of its assets. 4.7 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of Purchaser. 4.8 Independent Review and Acknowledgments. Notwithstanding anything to the contrary express or implied in this Agreement, in entering into this Agreement, Purchaser acknowledges and agrees that (a) it has such knowledge and experience in financial and business matters and investments in general that make each of them capable of evaluating the merits and risks of this Agreement and the transactions contemplated hereby, (b) it has conducted its own due diligence review of certain information provided by Sellers and the Acquired Companies in respect of the Acquired Companies and their respective businesses, and has been provided with certain information regarding the Acquired Companies and their respective business and operations in connection with such due diligence information, (c) in connection with such review, it has received from or on behalf of Sellers and the Acquired Companies certain estimates, projections, and other forecasts and plans, including projected statements of operating revenues and income from operations of the Acquired Companies, and it acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, and other forecasts and plans, that it is familiar with such uncertainties and that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, and other forecasts and plans) in making the decision to enter into this Agreement and the documents contemplated hereby it has relied solely upon such due diligence and not on any factual representations or opinions of any of Sellers and the Acquired Companies (in each case, except for the representations and warranties of the Acquired Companies expressly set forth in Section 2, of Sellers expressly set forth in Section 3 and those set forth in any other Transaction Documents), (d) no representative of Sellers, the Acquired Companies or their respective Affiliates has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement or any Transaction Document and subject to the limited remedies herein provided and (e) Sellers and the Acquired Companies shall not be subject to any liability to Purchaser for the distribution to Purchaser of any information, documents or materials, whether written or oral, in any data room, any confidential memoranda, any management presentation (whether formal or informal), functional “break-out” discussions, responses to questions submitted on behalf of Purchaser or in any other form in connection with the transactions contemplated by this Agreement; provided, however, that (i) nothing in this Agreement (including this Section) shall limit or restrict any claim or remedy of Purchaser in the case of Fraud and (ii) nothing in this clause (e) shall limit or restrict any claim by Purchaser based on information that is the subject of an express representation or warranty set forth in Section 2, Section 3 or any other Transaction Document.

35 4897-9174-6440.v17 4.9 No Other Representations or Warranties; No Reliance. Purchaser acknowledges and agrees that except for the representations and warranties of the Acquired Companies expressly set forth in Section 2, of Sellers expressly set forth in Section 3, those set forth in any other Transaction Documents, Purchaser has not relied upon, any representation or warranty, whether express or implied, with respect to Sellers or the Acquired Companies, or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information, including the contents of the confidential information presentation in the electronic data room maintained by Sellers, provided or made available to Purchaser by or on behalf of Sellers or the Acquired Companies. Purchaser and its Affiliates (and on behalf of the representatives of any of the foregoing) acknowledges and agrees that none of Sellers, the Acquired Companies or any Affiliate thereof, or any other Person or entity on behalf of Sellers, the Acquired Companies or any Affiliate thereof, has made or makes, and Purchaser and its respective other Affiliates have not relied upon, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Purchaser and its respective other Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any of Sellers or the Acquired Companies (or any of their respective Affiliates) or their respective businesses; provided, however, that nothing in this Agreement (including this Section) shall limit or restrict any claim or remedy of Purchaser in the case of Fraud. 5. CERTAIN COVENANTS OF SELLERS AND THE COMPANY 5.1 Access and Investigation. During the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 9 and the Closing (the “Pre-Closing Period”), Sellers and the Company shall, and shall ensure that their respective Representatives and each of the Acquired Companies and their respective Representatives: (i) promptly upon request, provide Purchaser and Purchaser’s Representatives with reasonable access during normal business hours to the Acquired Companies’ Representatives, personnel and assets and to all books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies; and (ii) promptly upon request, provide Purchaser and Purchaser’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, as Purchaser may reasonably request; provided that (i) such access shall not unreasonably interfere with the conduct of the business of the Acquired Companies; and (ii) the Acquired Companies shall not be required to furnish to Purchaser or any of Purchaser’s authorized representatives or provide Purchaser or any of Purchaser’s authorized representatives with access to information if such access (A) would be impermissible under applicable Law; or (B) would result in the waiver or forfeiture of any attorney-client privilege, work product doctrine or similar privilege (provided that the Acquired Companies shall use commercially reasonable efforts to provide such information in a manner that does not result in such violation or waiver, including by entering into customary joint defense or common interest arrangements, providing redacted versions, or furnishing summaries of relevant information). 5.2 Contact with Business Relations. From the date hereof until the earlier of the Closing and the termination of this Agreement, Purchaser shall not, and shall cause its Affiliates not to, contact any client, lessee, employee, lessor, lender or other material business relation of the Acquired Companies with respect to the Contemplated Transactions, without receiving the prior written consent of the Securityholders’ Agent (email to suffice), in his sole discretion. Notwithstanding the above, Purchaser and its Affiliates are not prohibited from contacting any officer, director, employee, client, lessee, lessor, lender or other material business relation of the Acquired Companies in the ordinary course of Purchaser’s or such of its Affiliates’ respective businesses and not related to the Contemplated Transactions or in connection with the Purchaser Financing Transaction.

36 4897-9174-6440.v17 5.3 Operation of the Business of the Company. (a) During the Pre-Closing Period, the Company shall, and Sellers shall cause the Company to, ensure that each of the Acquired Companies: (i) conducts its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement; (ii) uses its commercially, reasonable customary efforts to preserve intact its current business organization, keep available the services of its current managing directors, officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Acquired Companies; (iii) reports regularly to Purchaser concerning operational, financial and regulatory matters and otherwise report regularly to Purchaser concerning the status of the businesses of the Acquired Companies; and (iv) prepares and files or causes to be prepared and filed any Tax Returns that are required to be filed on or prior to the Closing Date and pays all Taxes due (regardless of whether shown as due on any Tax Return) within the time and in the manner required by applicable Legal Requirements. (b) During the Pre-Closing Period, except as specifically disclosed in Part 5.3(b) of the Disclosure Schedule, the Company shall not, and Sellers shall cause the Company not to, and Sellers and the Company shall ensure that the other Acquired Companies do not: (i) cancel or fail to renew any of its insurance policies identified in Part 2.18 of the Disclosure Schedule or reduce the amount of any insurance coverage provided by such insurance policies; (ii) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any share capital or other securities, or repurchase, redeem or otherwise reacquire any share capital or other securities, except repurchases of shares in connection with the termination of the service relationship with any employee or other service provider; (iii) sell, issue, pledge, grant or authorize the sale, issuance, pledge or grant of: (A) any share capital or other security; (B) any option, warrant or right to acquire any share capital (or cash based on the value of share capital) or other security; or (C) any instrument convertible into or exchangeable for any share capital (or cash based on the value of share capital) or other security; (iv) amend or permit the adoption of any amendment to any of its Charter Documents, or effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, share split, reverse share split or similar transaction;

37 4897-9174-6440.v17 (v) (A) form any Subsidiary or acquire any equity interest or other interest in any other Entity; or (B) enter into any joint venture, strategic partnership or alliance; (vi) make any individual capital expenditure, capital additions or capital improvements during the Pre-Closing Period, other than (A) budgeted capital expenditures made in the ordinary course of business consistent with past practice; or (B) in connection with the maintenance, repairs, or overhaul of Aircraft or engines that the Company reasonably determines are necessary to preserve the value of such Aircraft or engines; (vii) (A) enter into, or permit any of the assets owned or used by it to become bound by, any Contract (other than any At-Risk LOIs or any servicing agreements entered into pursuant to, and consistent with the terms of the At-Risk LOIs) that is or would constitute a Material Contract; or (B) amend or prematurely terminate, or waive any material right or remedy under, any Contract that is or would constitute a Material Contract; (viii) (A) acquire, lease or license any right or other asset from any other Person; (B) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person; or (C) waive or relinquish any right, in each case, except in the ordinary course of business consistent with past practices; (ix) (A) acquire, lease, license, sell or otherwise dispose of any real property; or (B) enter into, modify or terminate, or waive or relinquish any right under, any lease, lease guaranty, sublease or other Company Contract for the leasing, use or occupancy of any Leased Real Property; (x) (A) make any loan, advance or capital contribution to, or investment in, any other Person (except that the Acquired Companies may make routine advances for travel and other normal business expenses to current managing directors, supervisory directors, directors, officers and employees of the Acquired Companies in the ordinary course of business consistent with past practices); (B) incur any Indebtedness; (C) guarantee any Indebtedness of any Person (other than another Acquired Company); or (D) mortgage, pledge or subject to any Lien any of its assets; (xi) (A) enter into any collective bargaining agreement, works council agreement or other Contract with any employee representative body; (B) establish, adopt, amend or terminate any Company Benefit Plan (or any plan, policy, program, arrangement or agreement which would be a Company Benefit Plan if it were in existence on the date of this Agreement); (C) pay, or make any new commitment to pay, any bonus or make any profit-sharing payment, cash incentive payment or similar payment, other than commissions paid in the ordinary course of business and consistent with past practices; (D) increase, or make any commitment to increase, the amount of the wages, salary, commissions, fringe benefits, employee benefits or other compensation (including equity- based compensation, whether payable in cash or otherwise) or remuneration payable to any Company Associate or forgive any loan to a Company Associate; (E) fund, or make any commitment to fund, any compensation obligation (whether by grantor trust or otherwise); (F) promote or change the title of any of its employees (retroactively or otherwise); (G) hire, engage, or make an offer to hire or engage, any new Company Associate or terminate (other than for cause) any Company Associate; or (H) grant any new right to severance or

38 4897-9174-6440.v17 termination pay, or increase any existing right to severance or termination pay, to any Company Associate; (xii) change any of its methods of accounting or accounting practices in any material respect; (xiii) (A) make, change or rescind any election relating to Taxes (other than the U.S. Tax Election if requested by Purchaser); (B) settle or compromise any claim, controversy or Legal Proceeding relating to Taxes; (C) except as required by applicable Legal Requirements, make any change to (or make a request to any Taxing Authority to change) any of its methods, policies or practices of Tax accounting or methods of reporting income or deductions for Tax purposes; (D) amend, refile or otherwise revise any previously filed Tax Return, or forgo the right to any amount of refund or rebate of a previously paid Tax; (E) enter into or terminate any agreements with a Taxing Authority; (F) prepare any Tax Return in a manner inconsistent with past practices; (G) consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes; (H) enter into a Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; (I) become a member of an affiliated group that files a consolidated, combined, unitary or similar group Tax Return for federal or state or non- U.S. income Tax purposes (including a fiscal unity for Dutch or Irish corporate income tax purposes); or (J) grant any power of attorney relating to Tax matters; (K) request a ruling with respect to Taxes; (xiv) commence or settle any Legal Proceeding; (xv) (A) change its practices or procedures with respect to the collection of accounts receivable or the payment of accounts payable; (B) offer to discount the amount of any account receivable; (C) extend any incentive (whether to an account debtor, an account creditor or any employee or third party responsible for the collection of receivables or the payment of payables) with respect to any account receivable or account payable or the payment or collection thereof; or (D) take or omit to take any other action with the intent or effect of accelerating the collection of receivables or delaying the payment of payables; (xvi) enter into any transaction with any Related Party, other than contracts providing for employment and benefit arrangements entered into in the ordinary course of business consistent with past practices and on an arms’-length basis; (xvii) pay or suffer, or incur any obligation to pay or suffer, any Leakage (other than Permitted Leakage); or (xviii) authorize or approve, or agree, commit or offer to take, any of the actions described in clauses “(i)” through “(xvii)” of this Section 5.3(b). Notwithstanding the foregoing, an Acquired Company may take any action described in clauses “(i)“ through “(xvii)” of this Section 5.3(b) if Purchaser gives its prior written consent to the taking of such action by the Company, and may take any action specified in Part 5.3(b) of the Disclosure Schedule after consultation with Purchaser. Purchaser acknowledges and agrees that nothing contained in this Agreement shall give Purchaser the right to control or direct the operations of any Acquired Company prior to the Closing within the meaning of applicable antitrust laws.

39 4897-9174-6440.v17 5.4 No Negotiation. During the Pre-Closing Period, Sellers and the Company shall not, and shall ensure that none of the other Acquired Companies and no Representative of any Acquired Company and no Seller shall: (a) solicit, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Purchaser or its Representatives) relating to or in connection with a possible Acquisition Transaction; or (c) entertain or accept any proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction. Promptly (and in any event within two Business Days) after the date of this Agreement, the Company shall, and Sellers shall cause the Company to, request each Person that has entered into a confidentiality or similar agreement with any Acquired Company during the 12 months preceding the date of this Agreement in connection with such Person’s consideration of a possible Acquisition Transaction or investment in any Acquired Company to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Companies. Sellers and the Company shall promptly (and in any event within 24 hours after receipt thereof) give Purchaser notice orally and in writing of any inquiry, indication of interest, proposal, offer or request for non-public information relating to a possible Acquisition Transaction that is received by any Acquired Company, any Seller or any Representative of any Acquired Company or any Seller during the Pre-Closing Period. Such notice shall include reasonable details of such inquiry and a copy of all written materials provided in connection with such inquiry. 5.5 Termination/Amendment of Agreements. (a) The Company shall, and Sellers shall cause the Company to, use its reasonable best efforts to (i) cause the agreements identified in Part 1 of Part 5.5 of the Disclosure Schedule (as Purchaser may supplement or modify prior to the Closing as a result of any supplements, modifications or otherwise made by Sellers to the Disclosure Schedules pursuant to Section 5.16) to be terminated effective as of the Closing and (ii) cause the agreements identified in Part 2 of Part 5.5 of the Disclosure Schedule (as Purchaser may supplement or modify prior to the Closing as a result of any supplements, modifications or otherwise made by Sellers to the Disclosure Schedules pursuant to Section 5.16) to be amended, effective as of the Closing, in a manner satisfactory to Purchaser, as set forth on Part 5.5 of the Disclosure Schedule. Each such termination and amendment shall be in form and substance satisfactory to Purchaser, and shall be subject to advance review and reasonable approval by Purchaser. (b) The Company and each Seller hereby agrees that, effective as of the Closing, automatically and without further action by any Person: (i) all shareholder agreements (including the Shareholder Agreements), investors’ rights agreements, voting agreements, voting trusts, rights of first refusal and co-sale agreements, management rights agreements and all other similar agreements or Contracts to which any of them are a party or by which any of them are bound shall, in each case, be permanently and irrevocably terminated without any Liability to any Acquired Company and be of no further force or effect, and all Consents required to authorize the terminations contemplated by this Section 5.5(b) are hereby provided; (ii) all obligations of the Acquired Companies and all rights of such Seller under any such agreements or Contracts relating to any Acquired Company shall be deemed terminated, discharged and waived; and (iii) no Seller shall have any recourse against any Acquired Company in respect of the matters contained therein. 5.6 Resignation of Officers and Directors. The Company shall, and Sellers shall cause the Company to, obtain and deliver to Purchaser, at or prior to the Closing, the written resignation (in form and substance satisfactory to Purchaser) of each managing director, supervisory director, director, officer or advisory board member, of each Acquired Company, listed on Part 5.6 of the Disclosure Schedule (as Purchaser may supplement or modify prior to the Closing as a result of any supplements, modifications or otherwise made by Sellers to the Disclosure Schedules pursuant to Section 5.16), from his or her corporate

40 4897-9174-6440.v17 offices (but not his or her employment) with such Acquired Company, effective as of the Closing (or, at the option of Purchaser, a later time). Each such resignation shall state and acknowledge that no Acquired Company is in any way indebted or obligated to the resigning party for termination pay, for loans, for advances or otherwise. 5.7 Payoff Letters; Termination of Security Interests. The Company shall, and Sellers shall cause the Company to, no later than three (3) Business Days prior to the Closing Date, obtain and deliver to Purchaser a copy of an executed payoff letter in form and substance reasonably satisfactory to Purchaser, from each creditor with respect to the Indebtedness identified on Part 5.7 of the Disclosure Schedule (as Purchaser may supplement or modify prior to the Closing as a result of any supplements, modifications or otherwise made by Sellers to the Disclosure Schedules pursuant to Section 5.16) (each such payoff letter, a “Payoff Letter”). 5.8 D&O Tail Insurance. Purchaser shall cause the Acquired Companies to ensure that all rights to exculpation, indemnification, and advancement of expenses existing as of the date hereof as provided in their respective organizational documents shall continue in full force and effect in accordance with their respective terms for at least six (6) years after the Closing, and will not be repealed, terminated, limited, amended or in any other way changed, in any way adverse to any Person covered thereby. Prior to the Closing, the Company shall, and Sellers shall cause the Company to, purchase a D&O Tail policy for the D&O Indemnified Persons, in a form acceptable to Purchaser. The rights of each Person under this Section 5.8 shall be in addition to, and not in limitation of, any other rights such Person may have under the organizational documents of the applicable Acquired Company, any other indemnification arrangement, the provisions of applicable Laws, directors’ and officers’, employment practices liability, or fiduciary liability insurance claims under any policy that is or has been in existence with respect to the applicable Acquired Company, or otherwise. The provisions of this Section 5.8 shall survive the consummation of the Closing for the time periods set forth herein and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Persons, each of whom is an express and intended third-party beneficiary of this Section 5.8. In the event that Purchaser, an Acquired Company, or any of their respective successors or assigns, directly or indirectly, (x) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (y) transfers all or substantially all of an Acquired Company’s properties and assets to any Person, then, in each such case, Purchaser shall use commercially reasonable efforts to cause proper provision to be made so that the applicable successors and assigns shall fully assume the obligations set forth in this Section 5.8. 5.9 E&O Tail Insurance. Prior to the Closing, the Company shall, and Sellers shall cause the Company to, purchase an extended reporting period endorsement under the Company’s existing errors and omissions liability insurance coverage for the Acquired Companies (the “E&O Tail”), in a form acceptable to Purchaser. 5.10 Certain Pre-Closing Actions and Deliverables. Prior to the Closing, the Company shall: (a) deliver to Purchaser an IRS Form W-8 (claiming treaty benefits, if applicable) or W-9, as applicable, duly executed by each Seller, and the Securityholders’ Agent; (b) obtain and deliver to Purchaser two USB drives or other digital media evidencing the documents that were Made Available to Purchaser, which shall indicate, for each document, the date that such document was first uploaded to the Virtual Data Room; (c) deliver to Purchaser a certificate of the managing director of the Company, in form and substance reasonably satisfactory to Purchaser, certifying and attaching (A) the Charter Documents of

41 4897-9174-6440.v17 the Company, and (B) the resolutions adopted by the Company’s management board and supervisory board to approve this Agreement and approve the Contemplated Transactions; and (d) a duly completed and executed IRS Form 8832 and any other forms or documents required pursuant to Section 6.2(g). 5.11 Ancillary Agreements. Prior to the Closing, each Seller shall execute and deliver to Purchaser all agreements and documents set forth in Section 7 or Schedule 1.8(b) to be executed by such Seller. 5.12 Restriction on Transfer. Each Seller agrees that, during the Pre-Closing Period, such Seller shall not directly or indirectly sell or otherwise transfer or dispose of, or pledge or otherwise permit to be subject to any Lien, any security of the Company held beneficially or of record by such Seller, or any direct or indirect beneficial interest therein. 5.13 Tax Certificates. At the Closing, the Company shall, and Sellers shall cause the Company to, deliver to Purchaser (i) a certificate duly executed by the Company that complies with the requirements of Section 1446(f) of the Code and Treasury Regulations Section 1.1446(f)-2(b)(4) and (ii) a statement issued by the Company that complies with the requirements of Treasury Regulations Section 1.1445- 11T(d)(2). 5.14 Confidentiality. (a) From and after the date hereof, each Seller shall keep confidential, and shall ensure that each of such Seller’s Affiliates and Representatives keeps confidential, at all times from and after the date of this Agreement, all Confidential Information, except (i) to the extent that such information is required to be disclosed by applicable Legal Requirements or judicial process, after prior consultation with Purchaser so that Purchaser may seek an appropriate protective order or waive such Seller’s compliance with this Agreement (and, if Purchaser seeks a protective order, such Seller shall cooperate, and shall cause its Affiliates and its and their respective Representatives to cooperate, as Purchaser shall reasonably request at Purchaser’s expense) or (ii) to the extent that the information is or has been made generally available to the public otherwise than through improper disclosure by any Person. (b) On and after the date hereof and through the Closing Date, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties hereto shall issue any press release or make any public statement prior to obtaining the other parties’ written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be (i) required by applicable Law or (ii) required or desirable under such parties or its Affiliates’, Representatives’ or direct or indirect equityholders’ applicable stock exchange rules or listing requirements. 5.15 Cooperation with Purchaser Financing Transaction. From and after the date of this Agreement and prior to the earlier of the Closing or the termination of this Agreement, the Acquired Companies and Sellers shall, and shall cause their respective Affiliates and Representatives to, cooperate in good faith with Purchaser in connection with the evaluation, negotiation and consummation of the Purchaser Financing Transaction. All information and materials provided pursuant to this Section 5.15 shall be subject to the confidentiality provisions of this Agreement, and no Seller or Acquired Company shall make any public announcement regarding the Purchaser Financing Transaction without Purchaser’s prior written consent.

42 4897-9174-6440.v17 5.16 Supplements to Disclosure Schedule. For purposes of the Disclosure Schedule delivered at the time of execution of this Agreement, Sellers may satisfy their disclosure obligations by reference to one or more specified documents included in the Virtual Data Room, provided that any such document shall have been Made Available to Purchaser in accordance with the definition thereof. From and after the date hereof and prior to the Closing, Sellers may further supplement, modify or otherwise update the Disclosure Schedule provided, however, that any matter disclosed solely by reference to documents included in the Virtual Data Room shall be expressly reflected in the Disclosure Schedule (including by specific reference to such documents that have been Made Available) as so supplemented, modified or updated prior to the Closing, and no disclosure shall be deemed made solely by virtue of the continued availability of any document in the Virtual Data Room. To the extent that any such supplement, modification or update is deemed material by Purchaser in its reasonable discretion, Purchaser and Sellers shall negotiate in good faith to amend this Agreement to provide Purchaser with a special indemnification in respect of such disclosure and any other rights, remedies or conditions precedent reasonably requested by Purchaser. For purposes of determining satisfaction of the conditions set forth in Section 7 and Section 8, no supplement, modification or update to the Disclosure Schedule pursuant to this Section 5.16 shall be deemed to amend or supplement the Disclosure Schedule or cure any failure of any condition set forth therein. Notwithstanding the foregoing, if the Closing occurs, Purchaser shall be deemed to have accepted the Disclosure Schedule as supplemented and amended pursuant to this Section 5.16 solely for purposes of Section 7, subject to the rights of Purchaser expressly set forth in this Agreement. 6. CERTAIN COVENANTS OF THE PARTIES 6.1 Filings and Consents. (a) Filings; Notification. Each party shall use its reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required or reasonably requested by Purchaser to be filed by such party with any Governmental Entity with respect to the Share Purchase and the other Contemplated Transactions, and to submit promptly any additional information reasonably requested by any such Governmental Entity. Subject to the confidentiality provisions of the Confidentiality Agreement, each of Purchaser and the Company shall, and Sellers shall cause the Company to, promptly supply the other with any information which may be required in order to effectuate any filing (including any application) pursuant to (and to otherwise comply with its obligations set forth in) this Section 6.1(a). The Company and Sellers shall promptly notify Purchaser upon the receipt of: (i) any communication from any official of any Governmental Entity in connection with any filing made in connection with any of the Contemplated Transactions; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to any of the Contemplated Transactions (and shall keep Purchaser informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any Governmental Entity for any amendment or supplement to any filing made in connection with any of the Contemplated Transactions or any information required to comply with any Legal Requirement applicable to any of the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 6.1(a), the Company and Sellers shall (promptly upon learning of the occurrence of such event) inform Purchaser of the occurrence of such event and cooperate with Purchaser in filing with the applicable Governmental Entity such amendment or supplement. (b) Efforts. Subject to Section 6.1(c), the Company and the Sellers shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Share Purchase and make effective the other Contemplated Transactions, including to cause the conditions set forth in Section 7 to be satisfied, on a timely basis. Without limiting the generality of the foregoing, but subject to Section 6.1(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Share Purchase and the other

43 4897-9174-6440.v17 Contemplated Transactions; (ii) shall use its best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Share Purchase or any of the other Contemplated Transactions; provided, however, that, under no circumstances may any Acquired Company pay a fee to any third party in order to obtain any Consent pursuant to this Section 6.1(b) without Purchaser’s prior written consent; and (iii) shall use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Share Purchase. Each such filing, and the form of each such notice or consent, shall be subject to the prior review and reasonable approval of Purchaser. (c) Limitations. Notwithstanding anything to the contrary contained in Section 6.1(b) or elsewhere in this Agreement: (i) Purchaser shall not have any obligation under this Agreement to: (A) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, or limit Purchaser’s freedom of action with respect to, any of the businesses, equity securities, product lines or assets of Purchaser, any of its Subsidiaries or any of the Acquired Companies, or otherwise propose, offer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, equity securities, product lines or assets of Purchaser, any of its Subsidiaries or any of the Acquired Companies; (B) commence or contest, or cause any of its Subsidiaries or Affiliates to commence or contest, any Legal Proceeding relating to the Share Purchase or any of the other Contemplated Transactions; (C) amend or modify any of Purchaser’s rights or obligations under this Agreement; or (D) directly or indirectly restructure or commit to restructure any of the Contemplated Transactions; and (ii) the Company shall not agree to take any of the actions described in clauses “(i)(A),” “(i)(C)” or “(i)(D)” above without the prior written consent of Purchaser. 6.2 Tax Matters. (a) The Securityholders’ Agent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Acquired Companies for Pre-Closing Tax Periods, regardless of when such Tax Returns are due, and shall timely pay, or cause to be timely paid, all Taxes shown as due thereon. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by applicable Legal Requirements or any U.S. Tax Election), and the Securityholders’ Agent shall submit each such Tax Return to Purchaser (together with schedules, statements and, to the extent requested by Purchaser, supporting documentation) at least 30 days prior to the due date of such Tax Return for Purchaser’s review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed). (b) Purchaser shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Acquired Companies for Straddle Periods, and shall timely pay, or cause to be timely paid, all Taxes shown as due thereon, subject to Purchaser’s reimbursement and indemnification rights (including indemnification for all reasonable out-of-pocket costs incurred to prepare and file such Tax Returns for Pre-Closing Tax Periods) pursuant to this Section 6.2 and Section 10.2(a)(iv). Any such Tax Returns shall be prepared on a basis consistent with similar Tax Returns for the immediately preceding taxable period, to the extent in accordance with applicable Legal Requirements and shall not make, amend, revoke or terminate any tax election or change any accounting practice or procedure, to the extent in accordance with applicable Legal Requirements, without the prior consent of the Securityholders’ Agent, which consent shall not unreasonably be withheld, delayed or conditioned. Purchaser shall submit each income Tax Return of the Acquired Companies for Straddle Periods (the “Straddle Period Tax Returns”) to the Securityholders’ Agent (together with schedules, statements, and to the extent requested by the Securityholders’ Agent, supporting documentation) to the Securityholders’ Agent at least 15 days prior to the due date of such Straddle Period Tax Returns. Purchaser shall consider in good faith any comments timely provided by the Securityholders’ Agent to such Straddle Period Tax Returns.

44 4897-9174-6440.v17 (c) No later than 10 days prior to the due date for the payment of Taxes with respect to any Tax Return for which Purchaser has the responsibility to timely file pursuant to Section 6.2(b), Purchaser shall be entitled to be reimbursed from the Indemnity Escrow Fund for the amount of any Taxes allocable to the portion of any Straddle Period ending on the Closing Date as determined in accordance with the definition of “Straddle Period” in Exhibit A that constitute Damages or, if the Indemnity Escrow Fund is insufficient to cover the full amount of such Taxes that constitute Damages, each Seller Indemnitor shall, no later than five days prior to the due date for the payment of Taxes, pay such Seller Indemnitor’s Pro Rata Share of the amount of such shortfall to Purchaser. For the avoidance of doubt, no set-off against the Indemnity Escrow Fund made pursuant to this Section 6.2(c) shall relieve the Seller Indemnitors from their indemnification obligations pursuant to Section 10.2(a) to the extent the amount of Taxes that constitute Damages as ultimately determined, on audit or otherwise, for the periods covered by such Tax Returns exceeds the amount of any set-off made from the Indemnity Escrow Fund pursuant to this Section 6.2(b). (d) Purchaser and the Company, on the one hand, and the Securityholders’ Agent and the Seller Indemnitors, on the other hand, shall cooperate with each other in connection with (i) the preparation of any Tax Return, (ii) any audit examination and (iii) any administrative or judicial proceeding, in the case of each of clauses “(i),” “(ii)” and “(iii),” relating to any Tax imposed on any Acquired Company for any Pre-Closing Tax Period or the portion of any Straddle Period allocable to the Pre-Closing Tax Period, including furnishing or making available (during normal business hours) records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or useful for the preparation of any such Tax Return, the conduct of any such audit examination or the defense of any claim by any Taxing Authority relating to the imposition of Taxes on any Acquired Company for any Pre-Closing Tax Period or Straddle Period. The Securityholders’ Agent shall promptly notify the Purchaser in writing regarding the receipt by the Securityholders’ Agent or, to the knowledge of the Securityholders’ Agent, by any of the Sellers of notice of any inquiries, claims, assessments, audits, or similar events with respect to Taxes of the Company. The Purchaser shall likewise promptly notify the Securityholders’ Agent in writing regarding the receipt by the Purchaser or any Acquired Company of notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes of any Acquired Company for any Pre-Closing Tax Period or the portion of any Straddle Period allocable to the Pre-Closing Tax Period. (e) The Securityholders’ Agent shall have the right to represent the interests of the Acquired Companies before any relevant Taxing Authority with respect to any assessment, Legal Proceeding or other similar event relating to Taxes of the Acquired Companies for taxable periods ending on or prior to the Locked Box Date which the Seller Indemnitors may be required to be indemnify, compensate or reimburse any Purchaser Indemnitee pursuant to Section 10.2(a) (any such assessment, Legal Proceeding or similar event, a “Tax Matter”) and the Securityholders’ Agent shall have the right to control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter. The Securityholders’ Agent shall further: (i) on an on-going basis keep the Purchaser promptly informed of and consult with Purchaser with respect to all material developments in relation to such Tax Matter; (ii) take all commercially reasonable efforts to keep any Tax Liability or claim in respect of such Tax Matter as low as reasonably possible; (iii) take into account any reasonable, timely received, requests by the Purchaser in pursuing the conduct of any such Tax Matter; and

45 4897-9174-6440.v17 (iv) take into account any reasonable, timely received, comments by the Purchaser, and obtain the Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, on (A) any material decisions relating to the conduct of the Tax Matter; (B) any material communication to any third party, including any Taxing Authority or competent court in relation to such Tax Matter, but excluding the Securityholders’ Agent’s advisors; and (C) any admission of liability, or any agreement, settlement or compromise of any kind in relation to such Tax Matter. (f) Prior to the Closing, the Company shall, and Sellers shall cause the Company to, ensure that any and all Tax allocation or Tax sharing agreements between any Acquired Company, on the one hand, and any other Person, on the other, shall be terminated as of the Closing Date and, from and after the Closing Date, none of the Acquired Companies shall be obligated to make any payment pursuant to any such agreement for any past or future period. (g) U.S. Tax Election. Each Acquired Company and each Seller hereby irrevocably nominate, constitute and appoint the Securityholders’ Agent as the true and lawful agent of each Acquired Company and each Seller with full power of substitution, to act in the name, place and stead of the Acquired Company and each such Seller for purposes of executing, on each such Acquired Company’s and each Seller’s behalf, a duly executed IRS Form 8832 (and any other forms or documents reasonably necessary) in such form reasonably acceptable to Purchaser to cause the Acquired Company to validly elect to be classified as a partnership for U.S. federal tax purposes, effective prior to, or on, the Closing Date (each such election a “U.S. Tax Election” and collectively the “U.S. Tax Elections”), and Purchaser shall (in its sole discretion) cause any U.S. Tax Election to be filed prior to, at, or following, the Closing. The Securityholders’ Agent shall provide the U.S. Tax Elections forms to Purchaser no later than within three days of Purchaser’s request thereof. (h) Amending Tax Returns. The Purchaser shall not file amended Tax Returns for any Acquired Company for any Pre-Closing Tax Period without the Securityholders’ Agent’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed, provided, however, that such consent shall not be required with respect to any Tax Return that is (A) necessary to correct an error that could reasonably be expected to result in the imposition of penalties on an Acquired Company, the Purchaser or any of their Affiliates unless such filing can be expected to adversely affect any of the Sellers, or (B) required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local, or non-U.S. Legal Requirements) and which will not potentially adversely impact any of the Sellers. 6.3 Tax Liability Mitigation. Prior to Closing, Sellers and Purchaser shall cooperate in good faith (and direct their Representatives to cooperate in good faith) in connection with diligence on resolving the matters described in Part 6.3 of the Disclosure Schedule (the “Specific Tax Matters”). If Sellers and Purchaser are unable to resolve the Specific Tax Matters prior to Closing, Purchaser shall, at least seven (7) days prior to the End Date, deliver a written proposal to Sellers, setting forth its proposed resolutions on the Specific Tax Matters (the “Specific Tax Matter Proposal”), and Sellers shall, within four (4) days from the date of the receipt of the Specific Tax Matter Proposal, (a) accept the Specific Tax Matter Proposal, (b) propose that Sellers indemnify Purchaser for such Specific Tax Matters pursuant to Section 10 as if each Specific Tax Matter were an Other Indemnifiable Matter (and such Specific Tax Matters shall survive until the Specified Expiration Date), or (c) provide a written notice to Purchaser that they elect to terminate this Agreement in accordance with Section 9. If Sellers propose clause (b) above, Purchaser shall either (i) accept such proposal or provide a written notice to Sellers that it elects to terminate this Agreement in accordance with Section 9.

46 4897-9174-6440.v17 6.4 Public Announcements. From and after the date of this Agreement: (a) except as expressly contemplated by this Agreement, neither any Seller nor the Company shall (and Sellers and the Company shall ensure that no other Acquired Company and no Representative of any Acquired Company shall) issue or make any press release or public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or the Share Purchase or any of the other Contemplated Transactions, without Purchaser’s prior written consent; and (b) each Seller and the Company shall consult (and Sellers and the Company shall ensure that each Acquired Company consults) with Purchaser prior to issuing or making, and shall consider in good faith the views of Purchaser with respect to, any other press release or public statement. 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER The obligations of Purchaser to cause the Share Purchase to be effected and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of each of the following conditions: 7.1 Accuracy of Representations. (a) Each of the Fundamental Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), in each case, other than de minimis inaccuracies; and (b) each of the representations and warranties made by the Company in Section 2 (other than the Fundamental Representations) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects at and as of the Closing as if made at and as of the Closing (other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that: (i) for purposes of determining the accuracy of the representations and warranties referred to in clause “(b)” above, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) that, for purposes of determining the accuracy of the representations and warranties referred to in clauses “(a)” and “(b)” above, any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded. 7.2 Performance of Covenants . Each of the covenants and obligations that the Company or any Seller is required to comply with or to perform at or prior to the Closing under this Agreement shall have been complied with and performed in all material respects. 7.3 Governmental and Other Consents; No Restraints on Business. (a) Governmental Consents. All filings with and Consents of any Governmental Entity required to be made or obtained in connection with the Share Purchase or any of the other Contemplated Transactions shall have been made or obtained and shall be in full force and effect, and any waiting period (and any extension thereof) under any Legal Requirement preventing, prohibiting or otherwise restraining the Share Purchase or any of the other Contemplated Transactions shall have expired or been terminated. (b) Other Consents and Notices. All Consents and notices identified in Schedule 7.3(b) shall have been obtained (in the case of Consents) or made (in the case of notices) and shall be in full force and effect.

47 4897-9174-6440.v17 7.4 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect. 7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Share Purchase shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the Share Purchase by any Governmental Entity that makes consummation of the Share Purchase illegal. 7.6 No Legal Proceedings. No Governmental Entity or other Person shall have commenced any Legal Proceeding that remains pending, or shall have threatened to commence any Legal Proceeding: (a) challenging the Share Purchase or any of the other Contemplated Transactions; (b) seeking recovery of a material amount of damages in connection with the Share Purchase or any of the other Contemplated Transactions; (c) seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to its ownership of shares of the Company; (d) that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Share Purchase or any of the other Contemplated Transactions; (e) seeking to compel the Company, any other Acquired Company, Purchaser or any Affiliate of Purchaser to dispose of or hold separate any material assets as a result of the Share Purchase or any of the other Contemplated Transactions; or (f) that may result in the imposition of criminal liability on Purchaser, any Affiliate of Purchaser or any Acquired Company or any officer or director of Purchaser, any Affiliate of Purchaser or any Acquired Company in connection with the Share Purchase or any of the other Contemplated Transactions. 7.7 Agreements and Documents. Purchaser shall have received all agreements, documents and other deliverables identified in Schedule 1.8(b). 7.8 Purchaser Financing. Purchaser (or its Affiliate) shall have entered into and completed, on terms satisfactory to Purchaser in its sole discretion, a debt or equity financing or other investment transaction with one or more third-party investors (the “Purchaser Financing Transaction”) on or prior to the End Date. Notwithstanding anything to the contrary contained in this Agreement, (i) Purchaser shall have no obligation to obtain, consummate or cause the consummation of any Purchaser Financing Transaction that is substantively inconsistent with the Indicative Summary Non-Binding Terms dated February 27, 2026, by and between Crestone Air Partners, Inc. and the prospective investors named therein, (ii) the failure to consummate Purchaser Financing Transaction on or prior to the End Date shall not constitute a breach of this Agreement by Purchaser, and (iii) Purchaser shall have no obligation to waive this condition. 7.9 Due Diligence. Purchaser shall have completed its legal, tax and financial due diligence of the Acquired Companies and their respective business, assets, liabilities and results of operations, and the results thereof shall be satisfactory to Purchaser. At least seven (7) days prior to the End Date, Purchaser shall notify the Company in writing whether the results of such due diligence are satisfactory to Purchaser or whether Purchaser has identified any material matters arising from its due diligence that are unsatisfactory to Purchaser or that may prevent the consummation of the Contemplated Transactions. If Purchaser provides notice of any such unsatisfactory matters, the Company and Purchaser shall discuss in good faith the resolution of such matters. In the event that the Company and Purchaser are unable to resolve the matters identified by Purchaser in a manner satisfactory to Purchaser on or prior to the End Date, then either Purchaser or the Company may elect to terminate this Agreement in accordance with Section 9.1, whereupon the rights and obligations of the parties shall cease, except for those provisions that expressly survive termination. 7.10 Audited Financial Statements. Purchaser shall have received audited financial statements of the Acquired Companies (consisting of balance sheets and income statements) for the fiscal years ending

48 4897-9174-6440.v17 December 31, 2025, and December 31, 2024, prepared on a consolidated basis in accordance with Dutch GAAP and audited by Brahn Audit (“the Audited Financial Statements”). Any fees and expenses of Brahn Audit incurred or payable by the Acquired Companies in connection with the preparation of the Audited Financial Statements shall be borne by Purchaser. 7.11 Tax Mitigation. Each of the Specific Tax Matters shall have been resolved to Purchaser’s satisfaction, in its sole discretion, or Sellers shall have agreed to indemnify Purchaser in respect of the Specific Tax Matters in accordance with Section 6.3. 7.12 Transfer of Aircraft. Purchaser shall have received evidence reasonably satisfactory to Purchaser that Parus Ater Ltd. shall have sold and transferred the Aircraft listed on Part 2.23(a) of the Disclosure Schedule to one or more Persons that are not Acquired Companies, free and clear of all Liens (other than Permitted Liens). 7.13 No Conflict Escalation. None of the following shall have occurred on or after the date of this Agreement: (a) any military, political or economic conflict involving the Islamic Republic of Iran, China, Russia, the United States of America, Israel or any of their respective allies or proxies shall have escalated or expanded beyond a regional conflict; (b) any Governmental Entity shall have imposed or announced the imposition of (i) sanctions, embargoes or export controls targeting or materially affecting the aircraft leasing, aviation or aerospace industries, (ii) restrictions on the operation, leasing, servicing, maintenance, sale or transfer of Aircraft in any geographic region in which the Acquired Companies conduct business; (c) any airline customer or aircraft lessee with a current Aircraft Lease shall have terminated, suspended or materially curtailed operations, or provided written notice of intent to do so, as a result of such conflict or related geopolitical developments or (iii) closures of, or prohibitions or restrictions on the use of, airspace in any country or region that is material to the operations of the Acquired Companies or their airline or aircraft operator customers; or (d) any event, development or circumstance arising from or relating to such conflict shall have occurred that has had, or would reasonably be expected to (i) materially decrease the demand for aircraft leasing or servicing services in the commercial aviation industry, (ii) materially decrease the value of Aircraft or the availability of equity or debt financing for Aircraft, or (iii) notwithstanding anything to the contrary in this Agreement, materially impact the business, operations, financial condition or prospects of the Acquired Companies, taken as a whole. 8. CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS The obligation of Sellers to sell the Shares to Purchaser and otherwise consummate the Contemplated Transactions is subject to the satisfaction (or waiver by Sellers), at or prior to the Closing, of the following conditions: 8.1 Accuracy of Representations. The representations and warranties made by Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing as if made at and as of the Closing, except where the failure of the representations and warranties of Purchaser to be accurate in all material respects would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Share Purchase. 8.2 Performance of Covenants. The covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing under this Agreement shall have been complied with and performed in all material respects. 8.3 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Share Purchase by the Sellers shall have been issued by

49 4897-9174-6440.v17 any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the Share Purchase by any Governmental Entity that makes consummation of the Share Purchase by the Sellers illegal. 9. TERMINATION 9.1 Termination Events. This Agreement may be terminated prior to the Closing: (a) by the mutual written consent of Purchaser and the Company; (b) by Purchaser if the Closing has not taken place on or before 5:00 p.m. (New York Time) on May 15, 2026 (the “End Date”) and any condition set forth in Section 7 has not been satisfied or waived as of the time of termination (in each case, other than as a result of any failure on the part of Purchaser to comply with or perform any covenant or obligation of Purchaser set forth in this Agreement); (c) by the Company if the Closing has not taken place on or before 5:00 p.m. (New York Time) on the End Date and any condition set forth in Section 8 has not been satisfied or waived as of the time of termination (in each case, other than as a result of any failure on the part of the Company or the Sellers to comply with or perform any covenant or obligation set forth in this Agreement); (d) by Purchaser or the Company if: (i) a court of competent jurisdiction or other Governmental Entity shall have issued a final and non-appealable Order or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Purchase; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Share Purchase by any Governmental Entity that would make consummation of the Share Purchase illegal; (e) by Purchaser if: (i) any of the Company’s or any Seller’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that any of the conditions set forth in Section 7.1 would not be satisfied; (ii) any of the covenants of the Company or any Seller contained in this Agreement shall have been breached such that the condition set forth in Section 7.1 would not be satisfied; or (iii) any Material Adverse Effect shall have occurred, or any event or other Effect shall have occurred or circumstance or other Effect shall exist that, in combination with any other events, circumstances or other Effects, could reasonably be expected to have or result in a Material Adverse Effect; provided, however, that, in the case of clauses “(i)” and “(ii)” only, if an inaccuracy in any of the Company’s or any Seller’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company or any Seller is curable by the Company or such Seller, as applicable, through the use of reasonable efforts within 10 days after Purchaser notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Purchaser may not terminate this Agreement under this Section 9.1(e) as a result of such inaccuracy or breach prior to the expiration of the Company Cure Period, provided that the Company or such Seller, as applicable, continues to exercise reasonable efforts to cure such inaccuracy or breach during the Company Cure Period (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 9.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Company Cure Period); (f) by the Company if: (i) any of Purchaser’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate

50 4897-9174-6440.v17 as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 8.1 would not be satisfied; or (ii) if any of Purchaser’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied; provided, however, that if an inaccuracy in any of Purchaser’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Purchaser is curable by Purchaser through the use of reasonable efforts within 10 days after the Company notifies Purchaser in writing of the existence of such inaccuracy or breach (the “Purchaser Cure Period”), then the Company may not terminate this Agreement under this Section 9.1(f) as a result of such inaccuracy or breach prior to the expiration of Purchaser Cure Period, provided that Purchaser continues to exercise reasonable efforts to cure such inaccuracy or breach during Purchaser Cure Period (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of Purchaser Cure Period); (g) by the Company in accordance with Sections 1.5, 6.3, 7.9 or 10.2(a)(viii); or (h) by Purchaser in accordance with Sections 1.5, 6.3 or 7.9. 9.2 Termination Procedures. If Purchaser wishes to terminate this Agreement pursuant to Section 9.1, Purchaser shall deliver to the Company a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9.1, the Company shall deliver to Purchaser a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement. 9.3 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate and there shall be no liability on the part of any of the parties to this Agreement; provided, however, that: (a) no party to this Agreement shall be relieved of any obligation or liability arising from any fraud on the part of such party prior to the termination of this Agreement or from any prior material breach by such party of any representation or warranty, or any willful breach by such party of any covenant or obligation, contained in this Agreement; (b) the Sellers and the Company shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 6.4; (c) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11; and (d) Purchaser and the Company shall, in all events, remain bound by and continue to be subject to the Confidentiality Agreement. 10. INDEMNIFICATION 10.1 Survival of Representations. (a) General Survival. Subject to Sections 10.1(b) and 10.1(e), the representations and warranties made by the Company, any Seller or Purchaser in this Agreement (in each case, other than the Fundamental Representations), and the rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of or inaccuracy in any of such representations and warranties, shall survive the Closing until 11:59 p.m. (New York Time) on the date that is 15 months after the Closing Date (the “General Expiration Date”); provided, however, that if, at any time on or prior to the General Expiration Date, any Indemnitee delivers to the Securityholders’ Agent or to Purchaser, as applicable, a Notice of Claim alleging an inaccuracy in or breach of any such representation or warranty, then the claim asserted in such Notice of Claim shall survive the General Expiration Date until such time as such claim is fully and finally resolved.

51 4897-9174-6440.v17 (b) Fundamental Representations. Notwithstanding anything to the contrary contained in Section 10.1(a), but subject to Section 10.1(e), (i) each Fundamental Representation (other than the representations and warranties set forth in Section 2.8 (Taxes)), and the rights of Purchaser Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of or inaccuracy in any Fundamental Representation, shall survive the Closing until 11:59 p.m. (New York Time) on the fifth anniversary of the Closing Date and (ii) the representations and warranties set forth in Section 2.8 (Taxes), and the rights of the Purchaser Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of or inaccuracy in such representations, shall survive the Closing until 11:59 p.m. (New York Time) on the 60th day following the expiration of the statute of limitations period applicable to such representation (as such statute of limitations pertains to the subject matter of such representation, the matter giving rise to the claim, or to the ability of Purchaser or any other Purchaser Indemnitee to make a claim relating to a breach of such representation, as the case may be) (such applicable date, the “Fundamental Representations Expiration Date”); provided, however, that if, at any time on or prior to the applicable Fundamental Representations Expiration Date, any Purchaser Indemnitee delivers to the Securityholders’ Agent (or, if the notice sets forth an Individual Claim, to the applicable Seller Indemnitor) a Notice of Claim alleging an inaccuracy in or breach of any Fundamental Representation, then the claim asserted in such Notice of Claim shall survive the applicable Fundamental Representations Expiration Date until such time as such claim is fully and finally resolved. (c) Covenants and Obligations. Subject to Section 10.1(e), all covenants and obligations of the Company, any Seller, the Securityholders’ Agent or Purchaser contained in this Agreement shall survive the Closing until fully performed in accordance with their terms, and the rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of any covenant or obligation of any Seller, the Securityholders’ Agent or Purchaser contained in this Agreement shall survive the Closing until 11:59 p.m. (New York Time) on the date that is 15 months after the date such covenant was (or was required to be) fully performed in accordance with its terms; provided, however, that if, at any time on or prior to the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Securityholders’ Agent (or, in the case of an Individual Claim, the applicable Seller Indemnitor) or Purchaser, as applicable, a Notice of Claim alleging a breach of any such covenant or obligation, then the claim asserted in such Notice of Claim shall survive such expiration date until such time as such claim is fully and finally resolved. (d) Other Indemnifiable Matters. Subject to Section 10.1(e), the rights of the Purchaser Indemnitees to be indemnified, compensated and reimbursed with respect to any of the Other Indemnifiable Matters shall survive the Closing until 11:59 p.m. (New York Time) on the fifth anniversary of the Closing Date, except for matters described in Section 10.2(a)(iv) and Section 10.2(a)(vi), which shall survive until 60 days after the expiration of the applicable statute of limitations period applicable to such Other Indemnifiable Matter (as such statute of limitations pertains to the subject matter of Section 10.2(a)(iv) and Section 10.2(a)(vi), the matter giving rise to the claim, or to the ability of Purchaser or any third party to make a claim relating to such Other Indemnifiable Matter, as the case may be) (such later date, the “Specified Expiration Date”); provided, however, that if, at any time on or prior to the applicable Specified Expiration Date, any Purchaser Indemnitee delivers to the Securityholders’ Agent (or, in the case of an Individual Claim, the applicable Seller Indemnitor) a Notice of Claim seeking indemnification, compensation or reimbursement with respect to any of the Other Indemnifiable Matters, then the claim asserted in such Notice of Claim shall survive such Specified Expiration Date until such time as such claim is fully and finally resolved. (e) Fraud. Notwithstanding anything to the contrary contained in Section 10.1(a), Section 10.1(b), Section 10.1(c) or Section 10.1(d), the limitations set forth in Section 10.1(a), Section 10.1(b), Section 10.1(c) and Section 10.1(d) shall not apply in the event of any Fraud (in each case, whether on the part of an Indemnitor against whom liability is being asserted, on the part of any other Seller

52 4897-9174-6440.v17 Indemnitor or holder or former holder of securities of any Acquired Company or on the part of any Acquired Company). 10.2 Indemnification. (a) Indemnification for Company Matters. From and after the Closing (but subject to Section 10.1), each Seller Indemnitor shall hold harmless and indemnify each of Purchaser Indemnitees from and against, and shall compensate and reimburse each of Purchaser Indemnitees for, such Seller Indemnitor’s Pro Rata Share of any Damages that are directly or indirectly suffered or incurred at any time by any of Purchaser Indemnitees or to which any of Purchaser Indemnitees may otherwise directly or indirectly become subject at any time and that arise directly or indirectly from or are a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Company in Section 2 and the Company Closing Certificate (in each case, without giving effect to any materiality or similar qualification limiting the scope of such representation or warranty, except for Sections 2.1(a)(iii) and 2.5); (ii) any inaccuracy in, or omission of, any information required to be included in, the Consideration Spreadsheet, including any inaccuracy with respect to or failure to properly calculate or allocate the Closing Adjusted Transaction Value or any other amount set forth in the Consideration Spreadsheet; (iii) any breach of any covenant or obligation of any Seller, the Securityholders’ Agent, or, prior to Closing, any Acquired Company in this Agreement (other than any breach of any Individual Covenant by any Seller); (iv) (A) any Tax imposed on any Acquired Company on or prior to the Locked Box Date, including, for the avoidance of doubt, any out-of-pocket costs incurred by Purchaser or any of its Affiliates to prepare and file Tax Returns on or prior to the Locked Box Date or with respect to any audit, examination or Legal Proceeding relating to any period prior to Locked Box Date, (B) any Tax imposed on any Acquired Company in, or attributable to, the period from the Locked Box Date up to and including the Closing Date, if and to the extent the Tax imposed arose outside the ordinary course of business, (C) any Tax for which any Acquired Company is liable under pursuant to sections 39 and 43 of the Dutch Tax Collection Act 1990 (Invorderingswet 1990), (D) any Deemed Tax Liability, (E) 50% of any Transfer Taxes, (F) any withholding Taxes imposed on Purchaser or any Acquired Company or for which Purchaser or any Acquired Company is liable as a result of any of the Contemplated Transactions or (G) any costs and expenses, incurred by Purchaser or any of the Acquired Companies in connection with a claim under (A) through (G) above, or any reasonable action taken in avoiding, mitigating, resisting or settling any such liability as referred to above; provided, however, that no Seller Indemnitor shall have any obligation in respect of any item referenced in this Section 10.2(a)(iv) to the extent such item was included in the definition of Indebtedness and that was taken into account in calculating the Class A Consideration or Class P Consideration; (v) any claim asserted or held by current, former or alleged shareholder or other security holder of any Acquired Company (A) relating to this Agreement, any other Transaction Document or any of the Contemplated Transactions or any failure or alleged failure to comply with any provision of the Shareholder Agreements or the Charter Documents of any Acquired Company, (B) alleging or involving any

53 4897-9174-6440.v17 ownership of, interest in or right to acquire any shares or other securities of any Acquired Company or (C) that is in any way inconsistent with, or that involves an allegation of facts inconsistent with, any of the information set forth in Section 2.2, in Part 2.2 of the Disclosure Schedule or in the Consideration Spreadsheet; (vi) any claim or right asserted or held by any Person who is or at any time was a managing director, supervisory director, director, officer, employee or agent of any Acquired Company involving a right or entitlement to indemnification, reimbursement or advancement of expenses or any other relief or remedy with respect to any act or omission on the part of such Person or any event or other circumstance that arose, occurred or existed at or prior to the Closing; (vii) any Fraud with respect to the representations or warranties in Section 2 on the part of any Acquired Company or any Representative of any Acquired Company; or (viii) any (A) Specific Tax Matter determined to be indemnifiable in accordance with Section 6.3 or (B) matter identified by Purchaser in the course of its remaining due diligence pursuant to Section 7.9 and mutually agreed between Purchaser and Seller to be included in this Section 10.2(a)(viii); provided, that, if not mutually agreed between Purchaser and Seller, Purchaser may elect to terminate this Agreement in accordance with Section 9. (b) Indemnification by each Seller Indemnitor. From and after the Closing (but subject to Section 10.1), each Seller Indemnitor shall hold harmless and indemnify each of Purchaser Indemnitees from and against, and shall compensate and reimburse each of Purchaser Indemnitees for, any Damages that are directly or indirectly suffered or incurred at any time by any of Purchaser Indemnitees or to which any of Purchaser Indemnitees may otherwise directly or indirectly become subject at any time (regardless of whether or not such Damages relate to any third party claim) and that arise directly or indirectly from or are a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by such Seller Indemnitor in Section 3, any Transaction Document entered into by such Seller Indemnitor or the Seller Closing Certificate (in each case, without giving effect to any materiality or similar qualification limiting the scope of such representation or warranty); (ii) any breach by such Seller Indemnitor of any Individual Covenant or any covenant or obligation of such Seller Indemnitor in any Transaction Document entered into by such Seller Indemnitor; (iii) regardless of any disclosure of any matter set forth in the Disclosure Schedule, any Transfer Tax or other Tax incurred or imposed in connection with the sale, transfer, cancellation, exchange or receipt of consideration in respect of any security of the Company held by such Seller Indemnitor; or (iv) any Fraud with respect to the representations or warranties in Section 3 on the part of such Seller or any Representative of such Seller. (c) Indemnification for Purchaser Matters. From and after the Closing (but subject to Section 10.1), Purchaser shall hold harmless and indemnify each of Sellers, Sellers’ current and future

54 4897-9174-6440.v17 Affiliates (other than the Acquired Companies), each of their respective Representatives, successors and assigns (the “Seller Indemnitees”) from and against, and shall compensate and reimburse each of the Seller Indemnitees for any Damages that are directly or indirectly suffered or incurred at any time by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise directly or indirectly become subject at any and that arise directly or indirectly from or are a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by Purchaser in Section 4, any Transaction Document entered into by Purchaser or the Purchaser Closing Certificate (in each case, without giving effect to any materiality or similar qualification limiting the scope of such representation or warranty); (ii) any breach of any covenant or obligation of Purchaser, or, after the Closing, any Acquired Company in this Agreement; or (iii) any Fraud with respect to the representations or warranties in Section 4 on the part of Purchaser or any Representative of Purchaser. 10.3 Limitations. (a) Deductible. Subject to Section 10.3(b), the Seller Indemnitors shall not be required to make any indemnification payment pursuant to Section 10.2(a)(i) for any inaccuracy in or breach of any representation or warranty in this Agreement (other than with respect to the Fundamental Representations) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of Purchaser Indemnitees, or to which any one or more of Purchaser Indemnitees has or have otherwise directly or indirectly become subject, exceeds $251,750 (the “Deductible”) in the aggregate. If the total amount of such Damages exceeds the Deductible, then Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for any amount of Damages in excess of the Deductible. (b) Applicability of Deductible. The limitation set forth in Section 10.3(a) shall not apply to (and shall not limit the indemnification or other obligations of any Seller Indemnitor for or with respect to): (i) inaccuracies in or breaches of any of the Fundamental Representations; (ii) any of the matters referred to in Section 10.2(a)(ii) and Section 10.2(a)(iv) through Section 10.2(a)(viii) and Section 10.2(b)(ii); or (iii) any Other Indemnifiable Matter. (c) Seller Indemnitors General Cap. Subject to Section 10.6(b)(ii) and Section 10.6(c) the total dollar amount of the indemnification payments that the Seller Indemnitors can be required to make to Purchaser Indemnitees pursuant to Section 10.2(a)(i) for any inaccuracy in or breach of any representation or warranty in this Agreement (other than with respect to the Fundamental Representations or with respect to any Seller Indemnitor that committed, participated in or had actual knowledge of Fraud) shall be capped at $3,785,000 (the “Cap”). (d) Purchaser General Cap. The total dollar amount of the indemnification payments that Purchaser can be required to make to the Seller Indemnitees pursuant to Section 10.2(c)(i) for any inaccuracy in or breach of any representation or warranty in this Agreement (other than with respect to Fraud committed by Purchaser) shall be capped at the Cap. (e) Total Cap; Fraud. The total amount of indemnification payments that each Seller Indemnitor shall be required to make to Purchaser Indemnitees pursuant to Section 10.2 (other than with

55 4897-9174-6440.v17 respect to Section 10.2(b)(ii)) shall be limited to an amount equal to the aggregate amount of consideration actually paid to such Seller Indemnitor pursuant to Sections 1.2, 1.3 and 1.4(a) (net of any Taxes or other fees and expenses); provided, however, that notwithstanding anything to the contrary contained in this Agreement: there shall be no limitation (whether under this Section 10 or otherwise) on the liability of any Seller Indemnitor that committed, participated in or had actual knowledge of Fraud. (f) Tax Limitations. Seller Indemnitors shall not be liable for any claim under Section 10.2(a)(iv) if and to the extent the Tax Liability and/or Deemed Tax Liability concerned arises or is increased as a result of any change or enactment of Law (whether or not taking effect retroactively), or any change in the interpretation of existing Law, in each case announced and coming into force after the Closing. (g) Reductions. When calculating the liability of the Seller Indemnitors under: (i) Section 10.2(a)(iv)(A) and Section 10.2(a)(iv)(B), the amount of any actual cash Tax Benefit actually derived by the relevant Purchaser Indemnitee as determined in the sole discretion of such Purchaser Indemnitee as the result of sustaining or paying Losses related to the claim or the facts giving rise to such claim shall be deducted but only such cash tax benefits actually derived in the taxable period during which such Losses are sustained or paid (determined by treating the applicable Tax item as the last item to be used by the Purchaser Indemnitee), and taking into account any Tax detriment arising from indemnification hereunder unless such Tax Benefit was taken into account in determining the Leakage Tax Benefit; and (ii) Section 10.2(a)(iv)(A), Taxes, to the extent the Taxes in question are deferred tax liabilities of at least $1,000,000 that have been reflected on the balance sheet of the Locked Box Financial Statements (used for determining the Consideration) of the Acquired Companies, shall be deducted. (h) Effect of Indemnification Payments. To the extent permitted by applicable Legal Requirements, indemnification payments made pursuant to this Section 10 shall be treated by all parties as adjustments to the Consideration. 10.4 No Contribution. Except as otherwise provided in Section 5.8, effective as of the Closing, the Securityholders’ Agent and each Seller Indemnitor: (a) expressly waives, and acknowledges and agrees that he, she or it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity, right to reimbursement or advancement of expenses or other right or remedy against the Company or any Acquired Company, whether in such Person’s capacity as a securityholder, managing director, supervisory director, director, officer, Representative or otherwise, or pursuant to any Charter Document of any Acquired Company, any applicable Legal Requirement, any Contract or otherwise, in connection with any indemnification, compensation or reimbursement obligation or any other liability to which such Person may become subject under or in connection with this Agreement or any other Transaction Document (including, for the avoidance of doubt, rights to indemnification, reimbursement or advancement of any costs or expenses incurred by such Person relating to the investigation, evaluation or defense of any claim by any Indemnitee under this Section 10); and (b) expressly waives and releases any right of subrogation, contribution, advancement, reimbursement or indemnification and any other claim that the Securityholders’ Agent or such Seller Indemnitor may have, against Purchaser, any Affiliate of Purchaser or any Acquired Company. 10.5 Indemnification Claim Procedures.

56 4897-9174-6440.v17 (a) Defense of Third Party Claims. In the event of the assertion or commencement by any Person (other than Purchaser Indemnitees) of any claim or Legal Proceeding (whether against any Acquired Company, Purchaser or any other Person) with respect to which any Indemnitor may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 10 (a “Third Party Claim”), the Indemnitee will give such Indemnitor reasonably prompt written notice thereof; provided, however, that any failure of the Indemnitee to provide reasonably prompt notice of a Third Party Claim shall not limit its right to indemnification hereunder unless the Indemnitor is materially prejudiced by such failure. Such notice by the Indemnitee will describe the Third Party Claim in reasonable detail and will indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the Indemnitee. The Indemnitor will have the right to participate in the defense of such Third Party Claim at the Indemnitor’s expense, or at its option (subject to the limitations set forth in this Section 10) to assume the defense thereof within fifteen (15) days after receipt of such notice only if it (A) expressly acknowledges in writing that such Third Party Claim is indemnifiable pursuant to the terms of this Section 10 without waiving any limitations hereof (B) retains counsel reasonably satisfactory to the Indemnitee; provided, however, that: (i) In the event the Indemnitor assumes the defense of the Third Party Claim, the Indemnitee shall be entitled to observe in the defense of the Third Party Claim and to employ a recognized and reputable counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be subject to indemnification under this Section 10; (ii) The Indemnitor shall conduct the defense diligently and in good faith, shall keep the Indemnitee reasonably informed of all material developments; (iii) If the Indemnitor fails to timely assume the defense or, having assumed the defense, fails to prosecute such defense diligently and in good faith, the Indemnitee shall have the right to assume and control the defense of such Third Party Claim at Indemnitor’s reasonable expense; and (iv) In no event shall the Indemnitor or the Indemnitee settle a Third Party Claim without the prior express written consent of the other party; provided, that no such consent of the Indemnitee shall be required to the settlement by the Indemnitor if such settlement (a) provides for the payment by the Indemnitor of money as sole relief for the claimant, (b) results in the full and unconditional release of Indemnitee from all liabilities arising or relating to, or in connection with, the Third Party Claim), (c) contains no admission of wrongdoing or liability by the Indemnitee and (d) does not impose any injunction, restriction, covenant, or other non-monetary obligation on the Indemnitee or any of its Affiliates; and (v) The Indemnitor shall not be entitled to assume the defense of a Third Party Claim if: (A) such Third Party Claim involves criminal allegations, (B) such Third Party Claim demands injunctive or other equitable or non-monetary relief or (C) there is a conflict of interest between the Indemnitor and the Indemnitee, pursuant to which the Indemnitee shall have the right to control the defense at the Indemnitor’s reasonable expense. (b) Direct Claims. Any claim by an Indemnitee on account of Damages that does not result from a Third Party Claim (a “Direct Claim”) will be asserted by giving the Indemnitor written notice thereof. Such notice by the Indemnitee will describe the Direct Claim in reasonable detail and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the

57 4897-9174-6440.v17 Indemnitee and shall be provided reasonably promptly after the Indemnitee becomes aware of such Direct Claim; provided that any failure of the Indemnitee to provide reasonably prompt notice of a Direct Claim shall not limit its right to indemnification hereunder unless and only to the extent that the Indemnitor is materially prejudiced by such failure. Within thirty (30) days after receipt of such notice, the Indemnitor shall notify the Indemnitee in writing whether it disputes such Direct Claim. If the Indemnitor fails to respond within such thirty (30) day period, the Direct Claim shall be deemed accepted. If the Indemnitor notifies the Indemnitee that it does not dispute the Direct Claim described in such notice, or if such Direct Claim is deemed accepted, the Damages in the amount specified in the Indemnitee’s notice shall be deemed a liability of the Indemnitor, and the Indemnitor shall pay the amount of such Damages to the Indemnitee on demand by the Indemnitee in accordance with the terms herein. If the Indemnitor gives notice to the Indemnitee that it disputes the Direct Claim, the Indemnitee may pursue its indemnification rights hereunder and whatever other legal remedies may be available to enforce its rights under this Section 10. 10.6 Indemnity Escrow Fund. (a) Release of Indemnity Escrow Fund. (i) Promptly after the General Expiration Date, Purchaser shall notify the Securityholders’ Agent in writing of the aggregate dollar amount that Purchaser determines in good faith to be necessary to satisfy: (i) all Unresolved Collective Claims as of 11:59 p.m. (New York Time) on the General Expiration Date (such amount being referred to as the “Unresolved Collective Claim Retained Amount”); and (ii) all Unresolved Individual Claims as of 11:59 p.m. (New York Time) on the General Expiration Date (each such amount applicable to a particular Seller Indemnitor being referred to as such Seller Indemnitor’s “Unresolved Individual Claim Retained Amount”). (ii) Within 10 Business Days after the General Expiration Date, Purchaser and the Securityholders’ Agent shall, subject to Section 10.6(d), jointly instruct the Escrow Agent to release from the Indemnity Escrow Fund and deliver to the Payment Agent for further distribution to each Seller Indemnitor, the amount, if any, by which: (A) such Seller Indemnitor’s Pro Rata Share of an amount, if positive, equal to (1) the amount remaining in the Indemnity Escrow Fund as of 11:59 p.m. (New York Time) on the General Expiration Date, minus (2) the Unresolved Collective Claim Retained Amount; exceeds (B) such Seller Indemnitor’s Unresolved Individual Claim Retained Amount. (b) Resolution of Unresolved Claims. (i) Following the General Expiration Date, if an Unresolved Collective Claim is finally resolved, then Purchaser and the Securityholders’ Agent shall, subject to Section 10.6(d), within 10 Business Days after the final resolution of such Unresolved Collective Claim, jointly instruct the Escrow Agent to release from the Indemnity Escrow Fund and deliver to the Payment Agent for further distribution to each Seller Indemnitor, the amount, if any, by which: (A) such Seller Indemnitor’s Pro Rata Share of an amount, if positive, equal to (1) the amount, if any, by which the Unresolved Collective Claim Retained Amount exceeds the aggregate of all amounts delivered to Purchaser Indemnitees following the General Expiration Date upon the resolution of Unresolved Collective Claims (such excess being referred to as the “Remaining Collective Claim Retained Amount”), minus (2) the aggregate amount of the Claimed Amounts associated with all remaining Unresolved Collective Claims; exceeds (B) the aggregate amount of the Claimed Amounts associated with all remaining Unresolved Individual Claims applicable to such Seller Indemnitor, if any; provided, however, that if the

58 4897-9174-6440.v17 Remaining Collective Claim Retained Amount is less than the amount owed to Purchaser Indemnitee with respect to such Unresolved Collective Claim, then, subject to the limitations provided for in Section 10.3, each Seller Indemnitor shall pay, within 10 Business Days following the resolution of such Unresolved Collective Claim, such Seller Indemnitor’s Pro Rata Share of the amount of such shortfall to such Purchaser Indemnitee. (ii) Following the General Expiration Date, if an Unresolved Individual Claim is finally resolved, then Purchaser and the Securityholders’ Agent shall, subject to Section 10.6(d), within 10 Business Days after the final resolution of such Unresolved Individual Claim, jointly instruct the Escrow Agent to release from the Indemnity Escrow Fund and deliver to the Payment Agent for further distribution to each Seller Indemnitor, the amount, if any, by which: (A) the amount, if positive, equal to (1) such Seller Indemnitor’s Unresolved Individual Claim Retained Amount, minus (2) the aggregate of all amounts delivered to Purchaser Indemnitees following the General Expiration Date upon the resolution of Unresolved Individual Claims applicable to such Seller Indemnitor (such excess being referred to as such Seller Indemnitor’s “Remaining Individual Claim Retained Amount”); exceeds (B) the aggregate amount of the Claimed Amounts associated with all remaining Unresolved Individual Claims applicable to such Seller Indemnitor; provided, however, that if such Seller Indemnitor’s Remaining Individual Claim Retained Amount as of the date of such resolution is less than the amount owed to Purchaser Indemnitee with respect to such Unresolved Individual Claim, then, subject to the limitations provided for in Section 10.3, such Seller Indemnitor shall pay, within 10 Business Days following the resolution of such Unresolved Individual Claim, the amount of such shortfall to such Purchaser Indemnitee. (c) Recourse to Indemnity Escrow Fund. Other than with respect to Individual Claims and claims made pursuant to Section 10.2(a)(vii) or Section 10.2(a)(viii), so long as, and solely to the extent that, the funds remaining in the Indemnity Escrow Fund exceed the aggregate amount of all claims for indemnification, compensation or reimbursement pursuant to this Section 10 that have been asserted but not fully and finally resolved, Purchaser Indemnitees shall seek to recover amounts in respect of such claims from the Indemnity Escrow Fund prior to seeking to recover amounts in respect of such claims directly from any Seller Indemnitor or pursuant to Purchaser’s set-off rights under Section 10.8 (to the extent that any portion of the Company’s Upside Share has actually been collected by Purchaser); provided, however, that, to the extent any amounts are released from the Indemnity Escrow Fund with respect to claims for indemnification, compensation or reimbursement that are not subject to the limitation set forth in Section 10.3(c), such recovered amounts shall not reduce the amount that Purchaser Indemnitees may recover with respect to claims for indemnification, compensation or reimbursement that are subject to the limitation set forth in Section 10.3(c). (d) Other Terms of Release of Indemnity Escrow Fund. Notwithstanding anything to the contrary contained in this Agreement: (i) if an Individual Claim against a Seller Indemnitor has been finally resolved but the amount determined to be owed to the applicable Purchaser Indemnitee has not been paid by such Seller Indemnitor in accordance with this Section 10.6 at the time that any portion of the Indemnity Escrow Fund is to be released to such Seller Indemnitor in accordance with Section 10.6(a) or Section 10.6(b), then Purchaser may, in its sole discretion, deduct from the amount that would otherwise be distributed to such Seller Indemnitor, and pay to the applicable Purchaser Indemnitee, the aggregate amount owed by such Seller Indemnitor to such Purchaser Indemnitee; and

59 4897-9174-6440.v17 (ii) each payment to be made from the Indemnity Escrow Fund to a particular Seller Indemnitor shall be effected: (A) with respect to each Outstanding Company Share and each Class P Share subject to a Depositary Receipt that is a Non-Withholding Depositary Receipt formerly held by such Seller Indemnitor, in accordance with the payment delivery instructions set forth in the Consideration Spreadsheet (unless the Securityholders’ Agent provides updated payment delivery instructions to Purchaser); and (B) with respect to each Class P Share subject to a Depositary Receipt (other than a Non-Withholding Depositary Receipt) formerly held by such Seller Indemnitor, in accordance with Purchaser’s or the Company’s standard payroll practices. 10.7 Payment. Any payment by the Sellers Indemnitors under Section 10.2(a)(iv) shall be made within ten (10) Business Days after demand thereof by Purchaser; provided such ten-day period may be shortened to the extent payment of any relevant Tax is required earlier to avoid penalties or interest arising in respect thereof. 10.8 Set-off. Subject to Section 10.7, this Section 10.8, the Escrow Agreement and any rights of set-off or other similar rights that Purchaser or any of the other Purchaser Indemnitees may have at common law or otherwise, upon mutual written agreement or binding non-appealable court order, Purchaser may withhold and deduct any sum that is or may be owed to any Purchaser Indemnitee by any Seller Indemnitor under this Section 10 from any amount otherwise payable by any Purchaser Indemnitee to such Seller Indemnitor under any Transaction Document or otherwise in connection with any of the Contemplated Transactions, including for avoidance of doubt, from any At-Risk Collections Payment. Without limiting the foregoing, Purchaser shall provide the Securityholders’ Agent with written notice specifying in reasonable detail the basis for the proposed set-off and the amount proposed to be withheld (the “Proposed Set-Off Amount”), and Purchaser and the Securityholders’ Agent shall negotiate in good faith to resolve any disagreements with respect to such amount. If Purchaser and the Securityholders’ Agent are unable to mutually agree on the Proposed Set-Off Amount within ten (10) Business Days after delivery of such notice (or such longer period as the parties may mutually agree), then Purchaser shall deposit the disputed portion of the Proposed Set-Off Amount into the Indemnity Escrow Fund, to be held and released by the Escrow Agent in accordance with the Escrow Agreement and the procedures set forth in Section 10.6(b). Any such deposit deducted from an At-Risk Collections Payment shall satisfy Purchaser’s obligation to pay such disputed amount in accordance with Section 1.3(b) unless and until otherwise determined pursuant to the final resolution of the applicable claim, it being agreed that if the Purchaser believes it is entitled to set-off against an At-Risk Collections Payment and provides the Securityholders’ Agent with the written notice required herein, Purchaser shall not be deemed to be in breach of any obligations under Section 1.3(b) for failure to remit such Proposed Set-Off Amount subject to the mutual written agreement or binding non-appealable court order required by this Section 10.8. Upon the final resolution of the applicable claim in accordance with Section 10.6, the Escrow Agent shall disburse the disputed amount deposited pursuant to this Section 10.8 to the applicable Person(s) entitled thereto in accordance with such resolution and the terms of the Escrow Agreement. For the avoidance of doubt, subject to Section 10.6(b), Purchaser shall be entitled to the set-off rights set forth in this Section 10.8 whether or not any funds remain in any Indemnity Escrow Fund. 10.9 Exercise of Remedies Other Than by Purchaser or Securityholders’ Agent. No Seller Indemnitee shall be permitted to assert any claim for indemnification, compensation or reimbursement or exercise any other remedy under this Agreement unless the Securityholders’ Agent (or any successor thereto or assign thereof) shall have consented to the assertion of such claim for indemnification, compensation or reimbursement or the exercise of such other remedy. No Purchaser Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any claim for indemnification, compensation or reimbursement or exercise any other remedy under this Agreement unless their respective Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such claim for indemnification, compensation or reimbursement or the exercise of such other remedy.

60 4897-9174-6440.v17 10.10 Exclusive Remedy. Except in the event of Fraud, and except for equitable remedies and the Tax Liability Insurance Policy, from and after the Closing, the rights to indemnification, compensation and reimbursement set forth in this Section 10 shall be the sole and exclusive post-Closing monetary remedy of the Indemnitees for any Damages resulting from or arising out of any breach of this Agreement. 11. MISCELLANEOUS PROVISIONS 11.1 Securityholders’ Agent. (a) Appointment. The Seller Indemnitors hereby, or pursuant to the terms of a Depositary Receipt Surrender Agreement, irrevocably nominate, constitute and appoint Dirk-Jan Smit as the agent and true and lawful attorney in fact of the Seller Indemnitors (the “Securityholders’ Agent”), with full power of substitution, to act in the name, place and stead of the Seller Indemnitors for purposes of executing any documents and taking any actions that the Securityholders’ Agent may, in the Securityholders’ Agent’s sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under Section 10. Dirk-Jan Smit hereby accepts the Securityholders’ Agent’s appointment as Securityholders’ Agent. (b) Expense Fund. (i) The Seller Indemnitors shall indemnify the Securityholders’ Agent and hold the Securityholders’ Agent harmless against any losses or expenses incurred without negligence, willful misconduct or bad faith on the part of the Securityholders’ Agent and arising out of or in connection with the acceptance or administration of the Securityholders’ Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholders’ Agent (“Securityholders’ Agent Expenses”), in each case, as such Securityholders’ Agent Expenses are incurred or suffered. In furtherance of the foregoing, each Seller Indemnitor hereby authorizes the Payment Agent to withhold an aggregate amount of [***] (the “Expense Fund Amount”) from the amounts otherwise payable to the Seller Indemnitors pursuant to Sections 1.2, 1.3(a) and 1.4(a), as applicable, with the Payment Agent to withhold from the consideration otherwise payable to each Seller Indemnitor an amount equal to each Seller Indemnitor’s Pro Rata Share of the Expense Fund Amount and deliver to the Securityholders’ Agent, the balance of the Expense Fund Amount (the “Expense Fund”). For tax purposes, the Expense Fund Amount shall be treated as having been received and voluntarily set aside by the Seller Indemnitors at the Closing. Nothing in this Section 11.1(b) shall relieve the Seller Indemnitors from their obligations to pay promptly such Securityholders’ Agent Expenses as they are suffered or incurred, nor shall it prevent the Securityholders’ Agent from seeking any remedies against the Seller Indemnitors available to it at law or otherwise. (ii) In furtherance of the payment of any losses and expenses incurred by or on behalf of the Securityholders’ Agent under this Agreement, the Seller Indemnitors agree that, to the extent available, the Securityholders’ Agent shall be entitled to draw against the Expense Fund at any time and from time to time as and when (A) the Securityholders’ Agent incurs any losses and expenses to be indemnified by the Seller Indemnitors pursuant to this Section 11.1(b), (B) any losses and expenses are otherwise due under this Section 11.1(b) and (C) necessary or appropriate to pay any losses and expenses reasonably incurred by the Securityholders’ Agent in the performance of its duties in accordance with this Agreement, including the Securityholders’ Agent Expenses.

61 4897-9174-6440.v17 (iii) Upon the earlier to occur of (i) the Securityholders’ Agent no longer having any duties to perform under this Agreement and (ii) when the Securityholders’ Agent (in its discretion) determines, all amounts remaining in the Expense Fund shall be distributed by the Securityholders’ Agent to the Seller Indemnitors based upon each Seller Indemnitor’s respective Pro Rata Share. (c) Authority. The Seller Indemnitors grant to the Securityholders’ Agent full authority to (i) execute, deliver, acknowledge, certify and file on behalf of such Seller Indemnitors (in the name of any or all of the Seller Indemnitors or otherwise) any and all documents that the Securityholders’ Agent may, in the Securityholders’ Agent’s sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Securityholders’ Agent may, in the Securityholders’ Agent’s sole discretion, determine to be appropriate, in performing the Securityholders’ Agent’s duties as contemplated by Section 11.1(a) and (ii) do all things and to perform all acts, as contemplated by or deemed advisable by the Securityholders’ Agent in connection with this Agreement, including amending this Agreement in accordance with Section 11.14. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with any of the Contemplated Transactions: (i) each Purchaser Indemnitee shall be entitled to deal exclusively with the Securityholders’ Agent on all matters relating to any claim for indemnification, compensation or reimbursement under Section 10; and (ii) each Purchaser Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller Indemnitor, by the Securityholders’ Agent, and on any other action taken or purported to be taken on behalf of any Seller Indemnitor, by the Securityholders’ Agent as, and each such document or action shall be, fully binding upon such Seller Indemnitor. (d) Power of Attorney. The Seller Indemnitors recognize and intend that the power of attorney granted in Section 11.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Securityholders’ Agent; and (iii) shall survive the death, incapacity, dissolution, liquidation or winding up of each of the Seller Indemnitors. (e) Replacement. If the Securityholders’ Agent shall die, resign, become disabled or otherwise be unable to fulfill the Securityholders’ Agent’s responsibilities hereunder, the Seller Indemnitors shall (by consent of those Persons entitled to receive at least a majority of the consideration payable to the Seller Indemnitors pursuant to Sections 1.2, 1.3(a) and 1.4(a), within 10 days after such death, resignation, disability or inability, appoint a successor to the Securityholders’ Agent (who shall be reasonably satisfactory to Purchaser) and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Securityholders’ Agent as Securityholders’ Agent hereunder. If for any reason there is no Securityholders’ Agent at any time, all references herein to the Securityholders’ Agent shall be deemed to refer to the Seller Indemnitors. 11.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions. 11.3 No Waiver Relating to Claims for Fraud. The liability of any Person under Section 10 will be in addition to, and not exclusive of, any other liability that such Person may have at law or in equity based on such Person’s direct or indirect involvement in Fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Section 10, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or in equity based on any other Person’s direct or indirect involvement in Fraud.

62 4897-9174-6440.v17 11.4 Fees and Expenses. Subject to Section 10, and except as set forth in this Section 11.4, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Contemplated Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the investigation and review conducted by Purchaser and its Representatives with respect to the Acquired Companies’ businesses (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review); (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates and other instruments and documents delivered or to be delivered in connection with the Contemplated Transactions; (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (d) the consummation of the Contemplated Transactions. 11.5 Attorneys’ Fees. If any action, suit or other legal proceeding arising out of or relating to this Agreement, the Share Purchase or any of the other Contemplated Transactions or the enforcement of any provision of this Agreement (other than with respect to a claim for indemnification, compensation or reimbursement pursuant to Section 10 that is brought and resolved in accordance with Section 10) is brought by one party against any other party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). 11.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by facsimile transmission before 5:00 p.m. (recipient’s time) on the day sent by facsimile transmission and receipt is confirmed, on the date on which receipt is confirmed; (c) if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent by facsimile transmission after 5:00 p.m. (recipient’s time) on the day sent by facsimile transmission and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; (e) if sent by overnight delivery via a national courier service, two Business Days after being delivered to such courier; and (f) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice given to the other parties hereto): If to Purchaser: Crestone Air Partners, Inc. 4500 Cherry Creek Drive South, Suite 200 Denver, Colorado 80246 Attention: Kevin Milligan, Jason Greenberg Email:[***] with a copy (which shall not constitute notice) to: Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street New York, NY 10019-6131

63 4897-9174-6440.v17 Attention: Melissa Jones-Prus, Lindsey Livingston Email: [***] If to the Company or Sellers (in each case, prior to the Closing): Arena Aviation Partners B.V. Keizersgracht 174-3 1016 DW Amsterdam, The Netherlands Attention: Patrick den Elzen Email: [***] with a copy (which shall not constitute notice) to: Vedder Price P.C. 222 North LaSalle Street, Suite 2400 Chicago, Illinois 60601 Attention: Joseph H. Kye, Esq. [***] and; Stek Leidseplein 29 1017 PS Amsterdam Attention: Jeroen Timmermans E-mail: [***] If to the Securityholders’ Agent: Dirk-Jan Smit Keizersgracht 174-3 1016 DW Amsterdam, The Netherlands [***] If to a Seller (following the Closing), to the address and email address of such Seller set forth in the Consideration Spreadsheet. 11.7 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. 11.8 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by Docusign shall be sufficient to bind the parties to the terms of this Agreement. 11.9 Governing Law; Dispute Resolution.

64 4897-9174-6440.v17 (a) Governing Law. This Agreement, and any action, arbitration, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the state of New York irrespective of the choice of laws principles of the state of New York and without giving effect to any borrowing statute, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. (b) Forum and Venue. Except as otherwise provided in Section 10.5, any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), including an action, suit or other legal proceeding based upon fraud, shall be brought or otherwise commenced exclusively in the United States District Court for the Southern District in the State of New York or any New York State court located in the Borough of Manhattan. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each such state and federal court located in the State of New York (and each appellate court located in the State of New York) in connection with any such action, suit or legal proceeding; (ii) agrees that each such state and federal court located in the State of New York shall be deemed to be a convenient forum; (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or legal proceeding commenced in any state or federal court located in the State of New York, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or legal proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and (iv) agrees that it will not bring any such action, suit or other legal proceeding in any court other than a state or federal court located in the State of New York. 11.10 Successors and Assigns. This Agreement shall be binding upon: (a) the Company and its successors and permitted assigns (if any); (b) Purchaser and its successors and assigns (if any); (c) each Seller and each Seller’s successors and permitted assigns (if any); (d) the Securityholders’ Agent and its successors and permitted assigns, if any; and (e) the Seller Indemnitors. This Agreement shall inure to the benefit of: (i) the Company; (ii) Purchaser; (iii) each Seller; (iv) the other Indemnitees; and (v) the respective successors and permitted assigns (if any) of the foregoing. Purchaser may not assign any of its rights or delegate any of its obligations under this Agreement without the Securityholders’ Agent prior written consent; provided that Purchaser may freely assign any or all of its rights or obligations under this Agreement (including its rights under Section 10), in whole or in part, to any of its Affiliates (including for purposes of this Section 11.10 any Persons collectively controlled by an Affiliate and a third-party investor that participates in a Purchaser Financing Transaction) or lenders without obtaining the consent or approval of any other party hereto or of any other Person. None of the Company, any Seller, any Seller Indemnitor or the Securityholders’ Agent shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Purchaser’s prior written consent. Any attempted assignment or delegation by the Company, any Seller, any Seller Indemnitor or the Securityholders’ Agent in violation of this Section 11.10 shall be null and void. 11.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement: (a) the other parties shall be entitled, without proof of actual damages, and without being required to prove that money damages are an inadequate remedy (in addition to any other remedy that may be available to them) to (i) a decree or order of specific performance or mandamus to

65 4897-9174-6440.v17 enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach; and (b) the other parties shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action, suit or other legal proceeding. 11.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 11.13 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action, suit or other legal proceeding arising out of or related to this Agreement or any of the Contemplated Transactions. 11.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered (a) prior to the Closing Date, on behalf of the Company, Purchaser and the Securityholders’ Agent (acting exclusively for and on behalf of all Sellers and the other Seller Indemnitors) and (b) after the Closing Date, on behalf of Purchaser and the Securityholders’ Agent (acting exclusively for and on behalf of all Sellers and the other Seller Indemnitors). 11.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable Legal Requirements. 11.16 Parties in Interest. Except for the provisions of Section 10, which may be enforced by the Indemnitees as set forth in Section 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any employee, creditor or other Person other than Purchaser, the Company and their respective successors and assigns (if any). 11.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Closing; and (b) the date on which the Confidentiality Agreement is terminated or expires in accordance with its terms. 11.18 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and any information set forth in one section of the Disclosure Schedule will be deemed to apply to other sections of the Agreement to the extent its relevance to such other section is reasonably apparent from the face of such disclosure (notwithstanding the omission of a reference or cross-reference thereto on, or the absence of, any Disclosure Schedule relating to such other section of the Agreement).

66 4897-9174-6440.v17 11.19 Transfer Taxes. The Securityholders’ Agent shall timely file, or cause to be timely filed, any necessary Tax Return or other documentation with the relevant Governmental Entity required by applicable Legal Requirements with respect to any Transfer Taxes, and shall timely pay to the relevant Governmental Entity all Transfer Taxes due and payable thereon, and, if required by applicable Legal Requirements, Purchaser, the Company and the Seller Indemnitors, as the case may be, shall join in the execution of any such Tax Returns and other documentation. Purchaser shall be entitled to be reimbursed from the Indemnity Escrow Fund any amount of Transfer Taxes paid by Purchaser or Purchaser’s Subsidiaries (including the Acquired Companies) for which the Seller Indemnitors are responsible pursuant to Section 10.2, or, if the Indemnity Escrow Fund is insufficient to cover such amount in full, each Seller Indemnitor shall, no later than five days prior to the due date for the payment of Taxes, pay such Seller Indemnitor’s Pro Rata Share of the amount of such shortfall to Purchaser. Transfer Taxes will be borne 50% by Purchaser and 50% by the Sellers. 11.20 Construction. (a) Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. (b) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (c) Including. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” (d) References. Except as otherwise indicated, all references to “Sections,” “Schedules” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively. Any Contract, instrument or statute defined or referred to in this Agreement or in Exhibit A means such Contract, instrument or statute, in each case, as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes. Any Contract or instrument defined or referred to in this Agreement or in Exhibit A shall include all exhibits, schedules and other documents or Contracts attached thereto. Any statute defined or referred to in this Agreement or in Exhibit A shall include all rules and regulations promulgated thereunder. (e) Hereof. The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. (f) Dollars; Exchange Rate. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars. Except as otherwise set forth in this Agreement (including with respect to the Specified Exchange Rate), for purposes of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date. Notwithstanding the foregoing, for purposes of determining the amount of Damages suffered or incurred by an Indemnitee in connection with any claim under Section 10, any amount in respect of such claim, to the extent in a currency other than dollars, shall be converted

67 4897-9174-6440.v17 from the applicable currency to dollars using the closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the day that is two trading days prior to the date on which the related claim is resolved (through mutual agreement, arbitration or otherwise). 11.21 Disclosure Regarding Notary. The Notary is a civil law notary with Purchaser’s Legal Advisors. The Sellers acknowledge that they are aware of the provisions of the Ordinance Interdisciplinary Cooperation (Verordening Interdisciplinaire Samenwerking) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie). Each of the parties to this Agreement (other than the Purchaser) acknowledges and agrees that Purchaser’s Legal Advisors may advise and act on behalf of the Purchaser with respect to this Agreement, and any agreements and/or any disputes related to or resulting from this Agreement. 11.22 Non-Assertion of Attorney-Client Privilege. (a) Purchaser waives and shall not assert, and agrees to cause the Acquired Companies to waive and to not assert, any conflict of interest arising out of or relating to the representation after the Closing (the “Post-Closing Representation”) of the Seller Indemnitees or any Depositary Receipt Holders (any such Person, a “Designated Person”) in any matter involving this Agreement or the transactions contemplated hereby by any legal counsel currently representing the Seller Indemnitees or the Acquired Companies in connection with this Agreement or the transactions contemplated hereby (the “Current Representation”). (b) Purchaser waives and shall not assert, and agrees to cause the Acquired Companies to waive and to not assert, any attorney-client privilege with respect to any communication between any legal counsel and any Designated Person or any personnel of the Acquired Companies occurring during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with Purchaser and, following the Closing, with the Acquired Companies, it being the intention of the parties hereto that all rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by the Designated Person; provided that the foregoing waiver and acknowledgment of retention shall not extend to any communication not involving this Agreement or the transactions contemplated hereby or to communications with any Person other than the Designated Persons or any personnel of the Acquired Companies (c) Purchaser acknowledges and agrees that Vedder Price PC (“VP”) has privileged information about the Acquired Companies (the “Company Privileged Information”) in connection with its representation of the Acquired Companies in the transactions contemplated hereby. The Company Privileged Information includes all privileged communications, whether written or electronic, including any privileged communications between VP, on the one hand, and the Acquired Companies, on the other hand, and their Representatives, personnel and Affiliates, and all files, attorney notes, drafts or other documents prepared by VP in connection with the Current Representation which predate the Closing (collectively, the “VP Work Product”). In the event of a dispute in connection with the transactions contemplated by this Agreement, to the extent that any Company Privileged Information is in VP’s possession as of the Closing Date, the Company Privileged Information may be used on behalf of the Designated Person in connection with such dispute at the sole discretion of the Designated Person. Purchaser waives the right to access any privileged VP Work Product (other than factual information), except as reasonably necessary in connection with an action which does not constitute a dispute with a Designated Person in connection with the transactions contemplated by this Agreement. Purchaser hereby consents to the disclosure and use by VP for the benefit of the Designated Person of any information (confidential or otherwise) disclosed to it by any Acquired Company (including by its Representatives, personnel and Affiliates) prior to the Closing Date. For the avoidance of doubt, nothing in this Section

68 4897-9174-6440.v17 11.22 or in this Agreement shall be deemed to be a waiver of any applicable privileges or protections that can or may be asserted to prevent disclosure of any client communications to any third party. (d) Purchaser hereby acknowledges that it has had the opportunity to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Section 11.22, including the opportunity to consult with counsel. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT] The parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above. CRESTONE AIR PARTNERS, INC. By: Name: Kevin Milligan Title: Chief Executive Officer Docusign Envelope ID: E9D66904-1D3D-4862-91F5-C7B673BDEDEB

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT] VP/#74808806 The parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above. THE COMPANY: ARENA AVIATION PARTNERS B.V. By: Name: P.P.J. den Elzen Title: Jointly Authorized Director By: Name: E.G. Dahmen Title: Jointly Authorized Director THE SELLERS: ARCHEOPTRIX B.V. By: Name: P.P.J. den Elzen Title: Solely Authorized Director MOSA B.V. By: Name: E.G. Dahmen Title: Solely Authorized Director EMMALEX B.V. By: Name: D.J.S. Lindhout Title: Solely Authorized Director QP MANAGEMENT B.V. By: Name: D.J. Smit Title: Solely Authorized Director Docusign Envelope ID: 8CAEC957-C818-4DB6-A74A-8850610B840F

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT] VP/#74808806 STICHTING ADMINISTRATIEKANTOOR ARENA AVIATION PARTNERS By: Name: P.P.J. den Elzen Title: Jointly Authorized Director By: Name: E.G. Dahmen Title: Jointly Authorized Director SECURITYHOLDERS’ AGENT: ̀ D.J. Smit Docusign Envelope ID: 8CAEC957-C818-4DB6-A74A-8850610B840F

4897-9174-6440.v17 EXHIBIT A CERTAIN DEFINITIONS For purposes of this Agreement (including this Exhibit A): “Accounts Relief” means any relief which has been treated as an asset in the accounts (used for determining the Consideration) of the Acquired Companies (including in calculating and so reducing or eliminating any provision for Tax or deferred Tax in the accounts) or has otherwise been taken into account in determining the Consideration. “Acquired Company” means (a) the Company; (b) each Subsidiary of the Company; and (c) for purposes of Section 2 of this Agreement, each corporation or other Entity that has been merged into, that has been consolidated with or that otherwise is a predecessor to any of the Entities identified in clauses “(a)” and “(b)” above. “Acquired Company Convertible Security” means any security, instrument or obligation that is or may become convertible into or exchangeable for any share in the capital of any Acquired Company (or cash or other property based on the value of such share) or any other security of any Acquired Company. “Acquired Company Equity Right” means any subscription, option, restricted share, restricted share unit, share appreciation right, call, convertible note, warrant or right (whether or not currently exercisable) with respect to any share in the capital of, or any other security of, any Acquired Company. “Acquired Company IP” means any Intellectual Property Right in which any Acquired Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right that includes the right to assert or enforce, in any field or territory. “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, license, sublicense or disposition of all or a material portion of any Acquired Company’s business or assets; (b) the grant, issuance, disposition or acquisition of (i) any share in the capital, unit, membership interest or other equity security of, or equity interest in, any Acquired Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share in the capital, unit or other equity security of, or equity interest in, any Acquired Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share in the capital, unit or other equity security of any Acquired Company; or (c) any merger, amalgamation, plan or scheme of arrangement, consolidation, business combination, reorganization or similar transaction involving any Acquired Company. “Administrative Conditions” means the terms of administration adopted by the Foundation for the administration of any Company Shares transferred to the Foundation to title of administration, established by a notarial deed executed on 23 March 2021 before C.J. Aalbersberg, civil-law notary in Amsterdam, the Netherlands, as amended on 25 July 2025, by notarial deed executed before C.J. Aalbersberg, civil-law notary in Amsterdam, the Netherlands. “Aircraft” means (a) each airframe together with its associated engines and all appliances, parts, accessories, instruments, navigational and communications equipment, furnishings, modules, components

4897-9174-6440.v17 and other items of equipment installed in or furnished therewith and (b) standalone aircraft engines and their parts, accessories and other items of equipment installed in or furnished therewith. “Aircraft Lease” means, in relation to each Relevant Aircraft, the lease agreement entered into between the relevant Aircraft Lessor, on the one hand, and the relevant Aircraft Lessee, or any other parties involved in the leasing of the Relevant Aircraft, on the other hand, in respect of such Relevant Aircraft, as amended, restated, modified, assigned, novated or supplemented from time to time. “Aircraft Lease Document” means the Aircraft Lease and any other document pertaining to the leasing of any Relevant Aircraft entered into between (among others) the relevant Aircraft Lessor, on the one hand, and the relevant Aircraft Lessee, or any other parties involved in the leasing of the Relevant Aircraft, on the other hand. “Aircraft Lessee” means, with respect to any Relevant Aircraft, the lessee counterparty to the applicable Aircraft Lease. “Aircraft Lessor” means, with respect to any Relevant Aircraft, the lessor counterparty to the applicable Aircraft Lease. “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.” “AFM” has the meaning assigned to such term in Section 2.12(d) of this Agreement. “Agreement” means the Share Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule). “Archeoptrix” means Archeoptrix B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, and its address at Havenlaan 16, 1411 DK Naarden, the Netherlands, registered with the Trade Register under number 34197974. “At-Risk Collections Payment” has the meaning assigned to such term in Section 1.3(b)(i) of this Agreement. “At-Risk Collections Statement” has the meaning assigned to such term in Section 1.3(b)(ii) of this Agreement. “At-Risk LOIs” has the meaning assigned to such term in Section 1.3(b)(i) of this Agreement. “Audited Financial Statements” has the meaning assigned to such term in Section 7.10 of this Agreement. “Auditor” means KPMG LLP or, if KPMG LLP is unable to serve, an independent nationally recognized certified public accounting firm appointed by mutual agreement by Purchaser and the Securityholders’ Agent.

4897-9174-6440.v17 “Automatic Enrolment Act” means the Automatic Enrolment Retirement Savings System Act 2024 (as amended) and any statutory modification or re-enactment thereof for the time being in force and any statutory regulations made thereunder. “Breach” has the meaning assigned to such term in Section 2.11(c) of this Agreement. “Business Day” means any day other than: (a) a Saturday, Sunday or a federal holiday; or (b) a day on which commercial banks in San Jose, California or Amsterdam, Netherlands are authorized or required to be closed. “Charter Documents” means the articles of incorporation, certificate of incorporation, articles of amendment, certificate of amendment, bylaws, articles of association, memorandum of association, certificate of association, limited partnership agreement, operating agreement, trust agreement or equivalent governing document of an Entity. “Class A Consideration” has the meaning assigned to such term in Section 1.2 of this Agreement. “Class A Shareholders” means the holders of the Class A Shares (except for the Company). “Class A Shares” means non-profit sharing shares A in the capital of the Company with voting rights and a nominal value of EUR 0.10 each. “Class A Nominal Amount” means the nominal value of the Class A Share (determined using the Specified Exchange Rate, as applicable). “Class P Consideration” means an amount equal to (i) the Closing Adjusted Transaction Value; minus (ii) the Class A Consideration (determined using the Specified Exchange Rate). “Class P Shares” means non-voting shares P in the capital of the Company with profit rights and a nominal value of EUR 10 each. “Closing” has the meaning assigned to such term in Section 1.8(a) of this Agreement. “Closing Adjusted Transaction Value” means an amount equal to (a) $21,750,000, minus (b) the Closing Debt Amount, minus (c) the Closing Company Transaction Expenses, minus (d) without duplication, the Closing Leakage, plus (e) the Closing Permitted Leakage, minus (f) the Escrow Amount minus (g) the Expense Fund Amount, in each case, as set forth in the Consideration Spreadsheet using the Specified Exchange Rate, as applicable. “Closing Date” has the meaning assigned to such term in Section 1.8(a) of this Agreement. “Closing Leakage” has the meaning assigned to such term in Schedule 1.5 of this Agreement. “Closing Permitted Leakage” has the meaning assigned to such term in Schedule 1.5 of this Agreement. “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code, the Treasury Regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement. “Collective Claim” means a claim made pursuant to Section 10.2(a).

4897-9174-6440.v17 “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Company Aircraft” means each Aircraft as set forth in Part 2.23(a) of the Disclosure Schedule, to which the Company or a Subsidiary holds title or 100% of the beneficial interest in the relevant title holding entity (including as the beneficiary of an Owner Trust or other similar entity), but excluding any Managed Aircraft. “Company Associate” means (a) any current or former managing director or officer, or other employee of any Acquired Company or (b) any current or former independent contractor, consultant, agent, supervisory director, director or manager of any Acquired Company. “Company Benefit Plans” has the meaning assigned to such term in Section 2.15(a) of this Agreement. “Company Closing Certificate” means a certificate duly executed on behalf of the Company by a duly authorized officer of the Company and containing the representation and warranty of the Company that the conditions set forth in Sections 7.1 , 7.2 and 7.4 have been duly satisfied. “Company Contract” means any Contract: (a) to which any Acquired Company is a party; or (b) by which any Acquired Company or any of its assets is or may become bound or under which any Acquired Company has, or may become subject to, any obligation. “Company Cure Period” has the meaning assigned to such term in Section 9.1(e) of this Agreement. “Company Indebtedness” means any Indebtedness of any Acquired Company. “Company Personal Property” means all of the machinery, equipment, fixtures, hardware, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventory, supplies, plant, spare parts and other tangible personal property owned, leased or used, or purported to be owned, leased or used, by any Acquired Company. “Company Privileged Information” has the meaning assigned to such term in Section 11.22(c) of this Agreement. “Company Shares” means the Class A Shares and the Class P Shares. “Company Transaction Documents” means each Transaction Document to which the Company is or will be a party or by which the Company is or will be bound, including this Agreement. “Company Transaction Expense” means, without duplication, any Expense incurred or borne by or on behalf of any Acquired Company, or to or for which any Acquired Company is or becomes subject or liable, in connection with any of the Contemplated Transactions (whether incurred on or prior to the date of this Agreement, during the Pre-Closing Period or at or after the Closing, and whether or not invoiced prior to the Closing) that (A) is unpaid immediately prior to the Closing or (B) was paid after the Locked Box Date including: (a) any Expense of an Acquired Company to legal counsel or to any financial advisor, investment banker, consultant, broker, accountant or other Person that performed services for or provided advice to any Acquired Company or any Representative of any Acquired Company, or who is otherwise entitled to any compensation or payment from any Acquired Company, in connection with any of the Contemplated Transactions (excluding any fees and expenses of Brahn Audit incurred or payable by the Acquired Companies in connection with the preparation of the Audited Financial Statements); (b) any Expense relating to the D&O Tail or the E&O Tail (including any premiums, fees or expenses relating

4897-9174-6440.v17 thereto); (c) any change-in-control payment, stay bonus, retention payment, discretionary bonus, severance Expense or sum that may become payable to any Company Associate pursuant to any “single trigger” or “double trigger” severance arrangement, bonus or other arrangement, including the Employee Expense Accrual Amount as a result of the Contemplated Transactions, but excluding the payments to be made as Permitted Leakage; (d) any Employment Tax; (e) any Taxes and other amounts payable to any Governmental Entity relating to the transfer outside of the Netherlands or Ireland of any Intellectual Property Rights in which any Acquired Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory; and (f) 50% of any Transfer Taxes. “Company’s Upside Share” means the portion of collections actually received by the Acquired Companies pursuant to a Servicing Agreement that represents the applicable Acquired Company’s contractual upside participation thereunder (often referred to as “Performance Fees” under the applicable Servicing Agreement), excluding any expense reimbursements or similar payments. “Confidential Information” means: (a) all information that is owned, used or possessed by the Acquired Companies as of the Closing in connection with its business, held in any form, and any related goodwill; (b) all information that is owned, used or possessed by Purchaser or any of Purchaser’s Affiliates as of the Closing in connection with its business, held in any form, and any related goodwill; and (c) the terms of this Agreement and the other Transaction Documents, and all information relating to the discussions and negotiations among Sellers, the Acquired Companies, Purchaser and their respective Representatives or otherwise concerning the Contemplated Transactions. “Confidentiality Agreement” means the Confidentiality and Nondisclosure Agreement, dated as of September 16, 2025, by and between Crestone Air Partners, Inc. and the Company. “Consent” means any approval, consent, ratification, permission, waiver, order or authorization (including any Permit). “Consideration” has the meaning assigned to such term in Section 1.9 of this Agreement. “Consideration Spreadsheet” means a spreadsheet containing all of the information set forth on Schedule 1.5. “Contemplated Transactions” means all transactions and actions contemplated by this Agreement (including the Share Purchase) and all transactions and actions contemplated by the agreements, plans and other documents entered into or delivered in connection with, or referred to in, this Agreement. “Contract” means any written, oral or other agreement, contract, license, sublicense, subcontract, settlement agreement, lease, power of attorney, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature. “Current Representation” has the meaning assigned to such term in Section 11.22(a) of this Agreement. “D&O Indemnified Persons” means any current or former officers, directors, general partners, mangers or directors of the Acquired Companies. “D&O Tail” means an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Acquired Companies’ directors and officers, which shall (a) provide such directors and officers with coverage for six (6) years following the Closing, (b) have a scope substantially similar to the existing coverage under, and have other terms not materially

4897-9174-6440.v17 less favorable to the insured persons than the terms of, the directors’ and officers’ liability insurance coverage currently maintained by the Acquired Companies’ directors and officers and (c) provide that such directors and officers shall not be required to seek indemnification from any Acquired Company or any Affiliate of any Acquired Company, whether pursuant to any indemnification agreement in favor of such director or officer, pursuant to any Acquired Company’s Charter Documents or otherwise, prior to seeking coverage under such insurance policy. “Damages” includes any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee, charge, cost or Expense of any nature (including legal, accounting and other fees and expenses of professionals incurred in connection with investigating, defending, settling or otherwise satisfying any claim or Legal Proceeding relating to any of the foregoing, and in seeking indemnification therefor). “Debt Amount” means an amount equal to the sum, without duplication, of the aggregate dollar amount (determined using the Specified Exchange Rate, as applicable) of all Company Indebtedness outstanding immediately prior to the Closing, determined in accordance with Dutch GAAP. “Deductible” has the meaning assigned to such term in Section 10.3(a) of this Agreement. “Deed of Transfer” means the notarial deed of transfer of all Outstanding Company Shares, to be executed before the Notary, in the form agreed between the Company and Purchaser. “Deemed Tax Liability” means (i) the utilization or set off of an Accounts Relief or a Purchaser Relief in circumstances where but for such utilization or set off, an actual liability to Tax would have arisen for which the Seller Indemnitors would otherwise have been liable under this Agreement or (ii) the loss or non-availability of an Accounts Relief (in which case the amount of the Deemed Tax Liability is deemed equal to the value of the Accounts Relief that is not available. “Depositary Receipt” means a depositary receipt (certificaat) issued by the Foundation representing the economic interest in the Class P Shares held by the Foundation. “Depositary Receipt Holders” means the individual holders of the Outstanding Depositary Receipt listed in Part 2.2(a)(iv) of the Disclosure Schedule. “Depositary Receipt Surrender Agreement” has the meaning assigned to such term in Section 1.4(c) of this Agreement. “Disclosure Schedule” means the schedule (dated as of the date of this Agreement) delivered to Purchaser on behalf of the Company and Sellers and prepared in accordance with Section 11.18 of this Agreement. “Domain Name” means any Internet domain name, web address, uniform resource locator, social media handle, user name or account identifier, and all goodwill associated with any of the foregoing. “Dutch GAAP” means generally accepted accounting principles in the Netherlands, as applicable as at the date on which an applicable calculation or action is made or taken or required to be made or taken, applied on a consistent basis. “E&O Tail” has the meaning assigned to such term in Section 5.9 of this Agreement.

4897-9174-6440.v17 “EmmaLex” means EmmaLex B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amstelveen, the Netherlands, and its address at Margaretha van Borsselenlaan 19, 1181 CX Amstelveen, the Netherlands, registered with the Trade Register under number 59183756. “Employee Benefit Plan” means any plan, scheme, policy, agreement or arrangement (whether written or oral and whether mandatory under applicable law or voluntarily adopted) relating to employee or service provider benefits or compensation, including: (a) any equity incentive, share or option plan; (b) any pension arrangement within the meaning of the Dutch Pensions Act (Pensioenwet), if any; (c) any fringe benefit plan or program; (d) any vacation, paid time off, bonus, incentive, commission, profit sharing, insurance, disability, life insurance, relocation, retention, change of control, transaction, severance or termination arrangement; (e) any employee loan or allowance arrangement (including arrangements described as pension saving plans that do not qualify as pension schemes under Dutch law); (f) any occupational pension scheme or PRSA within the meaning of the Irish Pensions Act; (g) MyFutureFund; and (h) any other plan, program or arrangement similar to those described in paragraphs (a) through (g). “Employee Expense Accrual Amount” means an amount equal to the sum of (a) the aggregate dollar amount (determined using the Specified Exchange Rate, as applicable) of all unpaid compensation and related Expenses of the Acquired Companies as of immediately after the Closing, including earned and unearned sales commissions and amounts payable under any bonus, change of control, severance, retention or other similar plan, agreement or arrangement (which shall be calculated after giving effect to the consummation of the Contemplated Transactions) and (b) the aggregate dollar amount (determined using the Specified Exchange Rate, as applicable) of all vacation and paid time off of all Company Associates as of immediately after the Closing. “Employment Agreement” means an employee offer letter or employment agreement provided to an employee or contractor of any Acquired Company by Purchaser or an Affiliate of Purchaser describing such individual’s employment arrangement with Purchaser or such Affiliate or an Acquired Company, which shall become effective at the Closing. “Employment Legal Requirements” means all Legal Requirements concerning hiring, termination, collective bargaining, labor relations, paid and unpaid sick leave laws, vacation or other paid time off, immigration, fair credit reporting, compensation, pay equity, civil rights, labor relations, payment of wages, hours and overtime, reimbursement of business expenses, harassment, discrimination, retaliation in employment, reasonable accommodation, unfair competition, work breaks (including meal periods, rest breaks, and lactation breaks), affirmative action, immigration, work authorization, terms and conditions of employment, payroll tax withholding and deductions, unemployment compensation, social benefits contributions, severance pay, WARN Act, worker’s compensation, worker classification (including the proper classification of workers as independent contractors and employees as exempt or non-exempt under applicable Legal Requirements), paid or unpaid leaves of absences, privacy, records and files, social security contributions, wages, hours of work, occupational safety and health, pension, retirement benefits, and all other obligations imposed by, and all orders made under relevant statutes and regulations, statutory codes of practice and all other employment customs and practices. “Employment Tax” means the employer portion of any payroll or employment Tax relating directly or indirectly to or resulting directly or indirectly from (a) the payment (in whole or in part) of any consideration payable pursuant to Section 1 or (b) any payment that is contingent upon or payable as a result of the Closing, the Share Purchase or any of the other Contemplated Transactions (whether alone or in combination with any other event or circumstance), including with respect to any payment that constitutes an Expense described in clause “(d)” of the definition of “Company Transaction Expense.”

4897-9174-6440.v17 “Employment Term Sheet” means a term sheet for each Key Employee setting forth key terms for the Noncompetition Agreement and the Employment Agreement. “Enforceability Exception” means the effect, if any, of: (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity. “Environmental Law” means any Legal Requirement relating or pertaining to the public health or safety (including workplace health and safety) or the environment or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including: (a) the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq., as amended; (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended; (c) the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended; (d) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended; (e) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; (f) the Emergency Planning and Community Right To Know Act, 42 U.S.C. § 11001 et seq., as amended; (g) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended; and (h) any analogous Legal Requirement implemented in the European Union or its member states, or in any other country or other jurisdiction in which any Acquired Company conducts business. “Equity Incentive Plan” means any equity or equity-based incentive plan or arrangement of the Company, including the Terms and Conditions of Profit Participation Units of the Company, as amended, supplemented or modified from time to time in accordance with this Agreement. “Escrow Agent” means a bank or trust company selected by Purchaser to act as escrow agent in connection with the Contemplated Transactions. “Escrow Agreement” means the escrow agreement to be entered into among Purchaser, the Securityholders’ Agent and the Escrow Agent on the Closing Date, in a form to be mutually agreed by Purchaser, the Company and the Escrow Agent. “Escrow Amount” means $750,000. “Expense” means any fee, cost, expense, payment, expenditure or Liability. “Expense Fund” has the meaning assigned to such term in Section 11.1(b)(i) of this Agreement. “Expense Fund Amount” has the meaning assigned to such term in Section 11.1(b)(i) of this Agreement. “Financial Statements” means: (a) the financial statements (consisting of balance sheets and income statements) of the Acquired Companies as of and for the fiscal year December 31, 2024; and (b) the Locked Box Financial Statements. “Foundation” means Stichting Administratiekantoor Arena Aviation Partners, the foundation (stichting) formed to administer the Depositary Receipts pursuant to the Administrative Conditions (administratievoorwaarden), incorporated under the laws of the Netherlands, having its registered address

4897-9174-6440.v17 at Keizersgracht 174, 1016 DW Amsterdam, the Netherlands and registered in the trade register of the Chamber of Commerce under number 82619271. “Fraud” means knowing and intentional common law fraud under the Laws of the State of New York committed in the making of the representations and warranties made expressly and specifically set forth in Sections 2, 3 or 4, and requires that (i) such representation and warranties were made with the intent to induce a party hereto to rely thereon and take action or refrain from taking action, (ii) the acting party hereto acted in justifiable reliance on the representation and warranty and (iii) the acting party hereto was injured by its reliance. “Fraud” does not and shall not include equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, or any torts (including fraud) based on negligence or recklessness. “Fully Diluted Share Number” means the sum, without duplication, of the aggregate number of Depositary Receipts held by the Depositary Receipt Holders. “Fundamental Representations” means the representations and warranties set forth in Sections 2.1 (Organizational Matters), 2.2 (Capital Structure), 2.3 (Authority and Due Execution), 2.4(a)(i) (Non- Contravention), 2.8 (Taxes), 2.13 (Brokers’ and Finders’ Fees) and 3 (Representations and Warranties of Sellers) of this Agreement. “Fundamental Representations Expiration Date” has the meaning assigned to such term in Section 10.1(b) of this Agreement. “General Expiration Date” has the meaning assigned to such term in Section 10.1(a) of this Agreement. “Governmental Entity” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers; (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) federal, state, provincial, local, municipal, foreign or other government; (d) instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (e) any quasi-governmental, professional association or organization or private body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or any stock exchange or self-regulatory organization. “Hazardous Material” means any: (a) hazardous waste, hazardous substance, toxic pollutant, hazardous air pollutant or hazardous chemical (as any of such terms may be defined under, or for the purpose of, any Environmental Law); (b) asbestos; (c) polychlorinated biphenyl; (d) petroleum or petroleum product; (e) underground storage tank, whether empty, filled or partially filled with any substance; (f) substance the presence of which on the property in question is prohibited under any Environmental Law; or (g) other substance that under any Environmental Law requires special handling or notification of or reporting to any Governmental Entity in its generation, use, handling, collection, treatment, storage, recycling, treatment, transportation, recovery, removal, discharge or disposal. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Indebtedness” of a Person means, without duplication and except for those liabilities set forth on Part 2.6(b) of the Disclosure Schedules: (a) any obligation (including the principal amount thereof and, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of such Person, whether long-term or short-term, whether or not represented by a bond, debenture, note or other security or instrument and whether or not convertible into any other security or instrument, for the repayment of money borrowed, whether owing to a bank, to another financial institution, to a Governmental

4897-9174-6440.v17 Entity, on an equipment lease (other than office equipment leases) or otherwise, including intercompany loans (other than intercompany receivables and payables), employee loans, deposits (other than those refundable) and subordinated loans; (b) any deferred obligation of such Person for the payment of (i) rent or (ii) the purchase price of any property or other asset purchased (other than current accounts payable that were incurred in the ordinary course of business); (c) any obligation of such Person to pay rent or other amounts under a lease which is required to be classified as a capital or finance lease on a balance sheet prepared in accordance with Dutch GAAP; (d) any outstanding reimbursement obligation of such Person with respect to any letter of credit, bankers’ acceptance or similar facility issued for the account of such Person; (e) any obligation of such Person under any agreement with respect to any swap, forward, future or derivative transaction or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument or any economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; (f) any obligation secured by any Lien existing on any property or other asset owned by such Person, whether or not indebtedness secured thereby has been assumed; (g) any guaranty, endorsement, assumption and other contingent obligation of such Person in respect of, or to purchase or to otherwise acquire, any indebtedness of another Person; (h) any obligation, contingent or otherwise, of such Person to repay any grant, subsidy or similar amount; (i) any premium, penalty, fee, expense, breakage cost or change of control payment required to be paid or offered in respect of any of the foregoing on prepayment, as a result of the consummation of any of the Contemplated Transactions or any transaction in connection with any lender Consent; (j) the aggregate dollar amount (but in no event less than zero) determined using the Specified Exchange Rate, as applicable of all accrued Taxes (including, for the avoidance of doubt, any VAT, payroll Taxes, corporate taxes, BIK liabilities, Dutch withholding Taxes, employer-related Taxes or similar Taxes, except to the extent that such Taxes were accrued in the ordinary course following the Locked Box Date) of the Acquired Companies immediately after the Closing; or (k) all Liabilities arising under or in connection with any lease (including any operating lease) in respect of dilapidations, restoration, repair, reinstatement, make-good or similar obligations, whether arising during the term of such lease or upon its expiration or earlier termination, including any amounts claimed by a landlord pursuant to a schedule of dilapidations or similar notice; (l) all Liabilities or provisions in respect of maintenance reserves, lifecycle reserves, major maintenance, capital expenditure reserves, sinking funds or similar amounts required to be funded, reimbursed or otherwise paid (whether or not then due and payable), including any deferred or accrued maintenance obligations; (m) all accrued, unaccrued, deferred or otherwise uninvoiced obligations in respect of utilities, energy, water, telecommunications, waste services or other operating services, whether or not reflected on the balance sheet and whether or not invoiced as of the Locked Box Date; (n) any Liabilities identified in connection with the audited financial statements to be delivered pursuant to Section 7.10 that were not reflected, reserved against or otherwise disclosed on the Locked Box Financial Statements; and (o) any actual or potential repayment, reimbursement, disgorgement, recapture or “clawback” obligations, including in respect of grants, subsidies, tax credits, rebates, incentive payments, earn-outs, management incentive compensation, or similar arrangements, whether contingent or otherwise, determined in accordance with Dutch GAAP (whether or not any such Taxes were accrued in the Financial Statements) and after giving effect to the consummation of the Contemplated Transactions, but without giving effect to: (a) any deduction or credit that is created or triggered by, or arises as a result of or in connection with, any of the Contemplated Transactions; (b) any Tax refund relating to any period (or portion thereof) ending on or prior to the Closing Date; or (c) any net operating loss carryforward or carryback. “Indemnitee” means, as applicable, Purchaser Indemnitees or the Seller Indemnitees. “Indemnitor” means, as applicable, the Seller Indemnitors or Purchaser. “Indemnitor Representative” means, as applicable, Purchaser (with respect to Purchaser) or the Securityholders’ Agent (with respect to the Sellers).

4897-9174-6440.v17 “Indemnity Escrow Fund” means, at any time, the aggregate funds and other assets held in the escrow account established by depositing the Escrow Amount with the Escrow Agent to secure the indemnification obligations of the Seller Indemnitors to Purchaser Indemnitees in accordance with Section 7 and the Escrow Agreement. “Individual Claim” means a claim made pursuant to Section 10.2(b). “Individual Covenant” means, with respect to any Seller, any covenant, agreement or obligation of such Seller set forth in this Agreement, including Sections 5.11, 5.14, 6.4, 10 and 11.2. “Information Privacy and Security Law” means all Legal Requirements applicable to the Acquired Companies concerning data privacy, data protection of information regarding individuals or households and/or the processing of Personal Data, including the California Consumer Privacy Act of 2018 (as amended by the California Privacy Rights Act of 2020), the EU 2016/679 General Data Protection Regulation and the equivalent thereof under the laws of The Netherlands and Ireland, in each case, as amended. “Innovation Box” means the preferential corporate income tax regime in The Netherlands within the meaning of Section 2.3 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). “Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world, in each case, whether registered or unregistered: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, mask works and integrated circuit topographies, and moral rights; (b) Trademark rights and similar rights; (c) Trade Secret rights and similar rights; (d) Patent and industrial property rights and similar rights; (e) database rights and similar rights; (f) other proprietary rights in intellectual property; and (g) rights in or relating to registrations, renewals, reexaminations, extensions, combinations, divisions, continuations, continuations-in-part and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(f)” above. “Irish Pensions Act” means the Pensions Act 1990 (as amended). “IT Systems” means any and all computers, computer systems, hardware, software, firmware, middleware, servers, workstations, routers, hubs, switches, networks, databases, data storage devices, telecommunications equipment and other information technology infrastructure, assets and equipment (including laptops and mobile devices), and all documentation related to any of the foregoing, in each case, to the extent used by the an Acquired Company. “Key Employee” means each of Patrick den Elzen, Dirk-Jan Smit, Erik Dahmen, Andreas Göricke, Peter Blakeney, Diederik Lindhout and Vincent van Tooren. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or (b) other than with respect to the first sentence of Section 2.25, for which this subsection (b) shall not apply, a prudent individual would reasonably be expected to have discovered or otherwise become aware of such fact or other matter under the circumstances by virtue of conducting a reasonable investigation. The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any managing director, supervisory director, officer or director (or other similar position) of any Acquired Company or any Seller, any Key Employee or such other individual as Purchaser may add prior to the Closing as a result of any supplements, modifications or otherwise made by Sellers to the Disclosure Schedules pursuant to Section 5.16, is deemed to have Knowledge of such fact or other matter. A Seller that is an Entity shall be deemed to have “Knowledge” of a particular fact or other

4897-9174-6440.v17 matter if any managing director, supervisory director, officer or director (or other similar position) of such Seller is deemed to have Knowledge of such fact or other matter. “Leakage” means, without duplication, any of the following occurring between the Locked Box Date and the Closing Date: (a) any dividend or other distributions (whether in cash or property) declared, paid or made by any of the Acquired Companies to the Sellers or any of their Affiliates (other than the Acquired Companies); (b) any payment by any of the Acquired Companies to the Sellers or any of their Affiliates (other than the Acquired Companies) for the purchase, redemption or repayment of any capital stock, membership interests or other securities of any of the Acquired Companies or any other return of capital to the Sellers or any of their Affiliates (other than the Acquired Companies); (c) payment of any other nature made by any of the Acquired Companies to or for the benefit of the Sellers or any of their Affiliates (other than the Acquired Companies) (including Taxes) except for any Tax payment on behalf of the Acquired Companies after the Locked Box Date and on or before the Closing that relate to periods ending on or before the Locked Box Date; (d) any transfer or surrender of assets or other monetary benefits by any of the Acquired Companies to or for the benefit of the Sellers or any of their Affiliates (other than the Acquired Companies); (e) any Acquired Company assuming or incurring any liability for the benefit of the Sellers or any of their Affiliates (other than the Acquired Companies); (f) the provision of any guarantee or indemnity or the creation of any Lien by any Acquired Company in favor, or for the benefit, of the Sellers or any of their Affiliates (other than the Acquired Companies); (g) any waiver, discount, release or discharge by any Acquired Company of any amount, obligation or liability owed to it by the Sellers or any of their Affiliates (other than the Acquired Companies) or (h) any cost or Tax incurred by the Acquired Companies’ as a consequence of doing any of the foregoing; provided, that, any Leakage with respect to items (a) through (h) above shall be reduced by any Leakage Tax Benefit unless such Leakage Tax Benefit has previously been taken into account in determining the Seller Indemnitors’ indemnity obligation pursuant to Section 10.2(b). “Leakage Tax Benefit” means, the aggregate of, in respect of each Leakage item, (i) the amount of VAT which is actually recovered by Purchaser (net of expenses incurred in recovering such amounts) and (ii) the portion thereof which is actually and currently deducted for corporate income tax purposes by Purchaser on its Tax Return multiplied by the applicable corporate income tax rate, in each case as determined by Purchaser in its sole discretion. “Leased Real Property” has the meaning assigned to such term in Section 2.9(b) of this Agreement. “Legal Proceeding” means any action, suit, litigation, arbitration, application, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. “Legal Requirement” means any national, federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, Order, rule, guideline, regulation or requirement issued, enacted, adopted, promulgated, entered, implemented or otherwise put into effect by or under the authority of any Governmental Entity. “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with Dutch GAAP, and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

4897-9174-6440.v17 “Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, easement, encroachment, security interest, encumbrance, license, possessory interest, conditional sale or other title retention arrangement, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset). A document or other item of information shall be deemed to have been “Made Available to Purchaser” only if: (a) such document or other item of information was included (in the appropriate location) in, and properly categorized and indexed in, the Virtual Data Room at least ten (10) days prior to the Closing Date; and (b) all of Purchaser’s Representatives had full access to such document or other item of information throughout such period. “Locked Box Date” means December 31, 2025. “Locked Box Financial Statements” means the unaudited financial statements (consisting of a balance sheet and an income statement) of the Company as of and for the twelve-month period ended on the Locked Box Date. “Major Customers” has the meaning assigned to such term in Section 2.22(a) of this Agreement. “Major Damages” means, with respect to any Company Aircraft, any damage to such Company Aircraft the cost of rectification of which equaled or exceeded, or is reasonably expected to equal or exceed, any “damage notification threshold” or similar (as defined in the relevant Aircraft Lease with respect to any Company Aircraft) or, if no such definition exists, the amount specified in the relevant Aircraft Lease as the threshold of damage of which the relevant Aircraft Lessee is required to notify the relevant Aircraft Lessor. “Major Suppliers” has the meaning assigned to such term in Section 2.22(a) of this Agreement. “Managed Aircraft” means each Aircraft set forth in Part 2.23(b) of the Disclosure Schedule that is managed or serviced by the Company or any Acquired Company in its capacity as a servicer and whose full beneficial interest is not held by an Acquired Company. “Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on: (a) the business, condition, assets, liabilities, capitalization, operations, results of operations or financial performance of the Acquired Companies, taken as a whole; (b) Purchaser’s right to own, transfer or exercise voting rights with respect to, or to receive dividends or other distributions with respect to, any of the shares of the Company; or (c) the ability of the Company or any of the Seller Indemnitors to perform any of its material covenants or obligations under this Agreement; provided, however, that, for purposes of the foregoing clause “(a)” only, the following shall not be deemed to constitute a Material Adverse Effect unless they have a disproportionate effect on the Acquired Companies as compared to any of the other companies in the industry in which the Acquired Companies operate: (i) any change in Dutch GAAP occurring after the date of this Agreement; (ii) the commencement of a war or material armed hostilities or the occurrence of acts of terrorism involving in any of the countries, markets or geographical areas in which the Acquired Companies operate, in each case, occurring after the date of this Agreement; (iii) the negotiation, execution or delivery of this Agreement, the performance by any party hereto of its obligations hereunder or the public announcement (including as to the identity of the parties hereto) or pendency of the Contemplated Transactions; or (iv) any action required by the terms of this Agreement, or with the prior written consent or at the direction of Purchaser.

4897-9174-6440.v17 “Material Contract” means each of the following: (i) each Company Contract with a Major Supplier; (ii) each Company Contract with any Person that contemplates or involves: (A) the payment or delivery of cash or other consideration by any Acquired Company in an amount or having a value in excess of $50,000 individually in any fiscal year, or $100,000 in the aggregate in any fiscal year when taken together with all other Company Contracts involving such Person or any of such Person’s Affiliates; or (B) the performance of services by such Person or any of such Person’s Affiliates having a value in excess of $50,000 individually in any fiscal year, or $100,000 in the aggregate in any fiscal year when taken together with all other Company Contracts involving such Person or any of such Person’s Affiliates; (iii) each lease, lease guaranty, sublease or other Company Contract for the leasing, use or occupancy of any Leased Real Property; (iv) any Company Contract with, or for the material benefit of, any shareholder, managing director, supervisory director, director, officer or management level employee of any Acquired Company, or any member of his or her immediate family or any Affiliate of any of such Persons, including any Contract providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to or for the benefit of any such Person, but excluding any Contract that terminates or expires in its entirety as of the Closing without liability on the part of any Acquired Company; (v) each Company Contract imposing any restriction on any Acquired Company (A) to engage, participate or compete in any line of business, market or geographic area, (B) to engage in any aspect of an Acquired Company’s business, (C) to acquire any product or other asset or any services from any other Person, sell any product or other asset to or perform any services for any other Person, or transact business or deal in any other manner with any other Person, including any Company Contract that contains any “most favored nation” or “most favored customer” or similar provision or (D) to solicit or hire any prospective employee, consultant, contractor, customer or supplier; (vi) each Company Contract with a Major Customer; (vii) each (A) Aircraft Lease for Company Aircraft and (B) Servicing Agreement; (viii) each Company Contract relating to any joint venture, strategic alliance, partnership or sharing of profits or revenue or similar arrangement; (ix) each Company Contract that evidences any swap or hedging transaction or other derivative agreements; (x) each Company Contract relating to any transaction in which any Acquired Company merged or was consolidated with any other Person, acquired any securities or assets of another Person or otherwise acquired the rights to any material Acquired Company IP;

4897-9174-6440.v17 (xi) each Company Contract relating to the acquisition, transfer, development or shared ownership of any Intellectual Property Right (including any joint development agreement, technical collaboration agreement or similar agreement entered into by any of the Acquired Companies); (xii) each Company Contract between any Acquired Company and any Company Associate pursuant to which (A) benefits would vest or amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of any of the Contemplated Transactions (whether alone or upon the occurrence or existence of any additional or subsequent event or circumstance), (B) any Acquired Company is or may become obligated to make any severance, termination, retention, gross- up or similar payment to any Company Associate or (C) any Acquired Company is or may become obligated to make any bonus, incentive compensation or similar payment (other than in respect of ordinary course salary or wages, or as will not and would not reasonably be expected to exceed $10,000 in any 12-month period) to any Company Associate; (xiii) each Company Contract with any labor union or association or similar body representing or purporting to represent any employee of any Acquired Company; (xiv) each Company Contract providing for or otherwise contemplating (A) the sale or other disposition of any of the assets of any Acquired Company, other than in the ordinary course of business or (B) the grant to any Person of any right to purchase any of the assets of any Acquired Company; (xv) each outstanding power of attorney executed by or on behalf of any Acquired Company; (xvi) each Company Contract that provides for indemnification of any current, former or future managing director, supervisory director, director, officer, employee or agent of any Acquired Company; (xvii) each Company Contract involving any loan, guaranty, pledge, performance or completion bond or indemnity or surety arrangement or otherwise relating to the incurrence, assumption or guarantee of any Indebtedness by any Acquired Company or imposing a Lien on any of the assets of any Acquired Company; (xviii) each Company Contract with any Governmental Entity; (xix) each Company Contract regarding the acquisition, issuance or transfer of any securities or affecting or dealing with any securities of any Acquired Company, including any restricted share agreement or escrow agreement and any underwriting or other agreement relating to any actual or potential offering of securities; (xx) each other Company Contract that is, or group of related or similar Company Contracts that are or were collectively, entered into outside the ordinary course of business or otherwise material to any Acquired Company; provided, that the dollar thresholds set forth in this definition of Material Contracts shall be subject to further modification by Purchaser to ensure Purchaser receives adequate disclosure, in its reasonable

4897-9174-6440.v17 discretion, based on such supplements, modifications or otherwise made by Sellers to the Disclosure Schedules pursuant to Section 5.16. “Misconduct Allegation” has the meaning assigned to such term in Section 2.14(i) of this Agreement. “Mosa” means Mosa B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Maastricht, the Netherlands, and its address at Potteriestraat 141, 6216 VD Maastricht, the Netherlands, registered with the Trade Register under number 60050527. “MyFutureFund” means the retirement savings system established under the Automatic Enrolment Act (or such retirement savings system as may replace it from time to time). “Non-U.S. Employee” has the meaning assigned to such term in Section 2.14(a) of this Agreement. “Non-Withholding Depositary Receipt” has the meaning assigned to such term in Section 1.4(b)(ii) of this Agreement. “Noncompetition Agreement” has the meaning assigned to such term in the Recitals to this Agreement. “Notary” means Mrs. Marieke Kolsters, civil law notary at Schut Notarissen B.V., or any one of her deputies. “Order” means any order, writ, injunction, judgment, edict, decree, ruling or award of any arbitrator or any court or other Governmental Entity. “Other Indemnifiable Matter” means any matter described in Section 10.2(a)(ii), Section 10.2(a)(iv), Section 10.2(a)(v), Section 10.2(a)(vi), Section 10.2(a)(viii) or Section 10.2(b)(iii) of this Agreement. “Outstanding Class A Shares” means all Class A Shares that are issued and outstanding immediately prior to the Closing. “Outstanding Class P Shares” means all Class P Shares that are issued and outstanding immediately prior to the Closing. “Outstanding Company Shares” means, collectively, the Outstanding Class A Shares and the Outstanding Class P Shares. “Outstanding Depositary Receipt” means a Depositary Receipt that is issued and outstanding immediately prior to the Closing. “Patents” means patents (including utility, utility model, plant and design patents and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, reviews and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other governmental action which provides rights beyond the original expiration date of any of the foregoing.

4897-9174-6440.v17 “Payment Agent” means a bank or trust company mutually selected by the Securityholders’ Agent and Purchaser to act as payment agent in connection with the Contemplated Transactions. “Payoff Letter” has the meaning assigned to such term in Section 5.7 of this Agreement. “Per Share At-Risk Collections Payment Amount” means an amount in dollars obtained by dividing: an amount equal to the applicable At-Risk Collections Payment; by (b) the Fully Diluted Share Number. “Permit” means any permit, license, approval, certificate, franchise, permission, clearance, Consent, registration, variance, sanction, exemption, order, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Legal Requirement. “Permitted Leakage” means, without duplication, any of the following occurring between the Locked Box Date and the Closing Date: (a) any payments made (or to be made or payable) by an Acquired Company that have been specifically accrued or provided for in the Locked Box Financial Statements, including any bonuses accrued therein; (b) any payments (or amounts payable) in respect of salaries, wages, commissions, benefits, pension contributions, expenses, fees, or other compensation made to, or in respect of services provided by, employees, workers, directors, officers or consultants of any Acquired Company that are made (or payable) by the Sellers; (c) any payments made by an Acquired Company in the ordinary course of business pursuant to the following agreements: a. Management Agreement, entered into as of March 29, 2017, by and between the Company and QP Management; b. Management Agreement, entered into as of September 1, 2017, by and between the Company and EmmaLex B.V.; c. Management Agreement, entered into as of September 1, 2017, by and between the Company and Mosa B.V; d. Management Agreement, entered into as of September 1, 2017, by and between the Company and Archeoptrix B.V.; e. Management Agreement, entered into as of February 12, 2025, by and between the Company and Van Tooren Link B.V.; f. Agreement for Services, entered into as of May 31, 2019, by and between the Company and STR-INVEST LIMITED LLC; or g. Agreement for Services, entered into as of January 9, 2023, by and between the Company and Azure Dragon Aviation Pte. Ltd.

4897-9174-6440.v17 (d) any payment made or agreed to be made or liability incurred in respect of any matter undertaken by or on behalf of an Acquired Company with the written consent of Purchaser. “Permitted Liens” means: (a) statutory liens to secure non-delinquent obligations to landlords, lessors or renters under leases or rental agreements; (b) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law; (c) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (d) any minor imperfections of title or similar liens, charges or encumbrances, which individually or in the aggregate with other such imperfections, liens, charges and encumbrances, do not materially impair the value of the property subject to such imperfections, liens, charges or encumbrances or the use of such property in the conduct of the business of any of the Acquired Companies. “Person” means any individual, Entity or Governmental Entity. “Personal Data” means information that: (a) identifies, or in combination with other information may identify, be linked to, relate to, or is capable of being associated with a natural person or device used by a natural person; or (b) is governed, regulated or protected by any Information Privacy and Security Law. “Post-Closing Representation” has the meaning assigned to such term in Section 11.22(a) of this Agreement. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date. “Privacy Obligations” means all (a) Information Privacy and Security Law and (b) binding internal and external policies and procedures, binding industry standards, and restrictions and requirements contained in any Contract to which any Acquired Company is bound, in each case, under this clause (b), to the extent relating to data privacy, data protection, cybersecurity and/or the processing of Personal Data. “Pro Rata Share” means, with respect to any Seller Indemnitor, the fraction having a numerator equal to the aggregate amount of consideration that such Seller Indemnitor is entitled to receive pursuant to Sections 1.2, 1.3(a) and 1.4(a) of this Agreement, and having a denominator equal to the aggregate amount of consideration that all Seller Indemnitors are entitled to receive pursuant to Sections 1.2, 1.3(a) and 1.4(a) of this Agreement. “Purchaser” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Purchaser Closing Certificate” means a certificate, duly executed by Purchaser and dated as of the Closing Date, containing the representation and warranty of Purchaser that, to the extent pertaining to the representations, warranties, covenants and obligations of such Seller, the conditions set forth in Sections 8.1 and 8.2 have been duly satisfied. “Purchaser Cure Period” has the meaning assigned to such term in Section 9.1(f) of this Agreement. “Purchaser Financing Transaction” has the meaning assigned to such term in Section 7.8 of this Agreement. “Purchaser Indemnitees” means the following Persons: (a) Purchaser; (b) Purchaser’s current and future Affiliates (including, following the Closing, the Acquired Companies); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors

4897-9174-6440.v17 and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above; provided, however, that the Seller Indemnitors shall not be deemed to be “Purchaser Indemnitees.” “Purchaser Relief” means (i) any relief arising to Purchaser and/or any Affiliate of Purchaser (other than any Acquired Company), and (ii) any relief arising to any of the Acquired Companies to the extent that it arises after the Closing Date. “Purchaser’s Legal Advisors” means Pillsbury Winthrop Shaw Pittman LLP. “QP Management” means QP Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Den Haag, the Netherlands, and its address at Nassau Odijckstraat 4, 2596 AH Den Haag, the Netherlands, registered with the Trade Register under number 32070469. “Registered IP” means all Intellectual Property Rights that are registered, filed, issued or granted under the authority of, with or by, any Governmental Entity (or other registrar in the case of Domain Names), including all Patents, registered copyrights, registered mask works and integrated circuit topographies, registered Trademarks, registered designs, Domain Names and all applications for any of the foregoing. “Related Party” means: (a) any shareholder of the Company; (b) any Company Associate; (c) any member of the immediate family of any shareholder of the Company or Company Associate; (d) any Affiliate of any Person referred to in clause “(a),” “(b)” or “(c)” of this sentence; or (e) any trust or other Entity (other than any Acquired Company) in which any one of the Persons referred to in clauses “(a),” “(b),” “(c)” or “(d)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary, financial or equity interest. “Relevant Aircraft” means, as the context requires, each Company Aircraft and each Managed Aircraft. “Remaining Collective Claim Retained Amount” has the meaning assigned to such term in Section 10.6(b)(i) of this Agreement. “Remaining Individual Claim Retained Amount” has the meaning assigned to such term in Section 10.6(b)(ii) of this Agreement. “Representatives” means managing directors, supervisory directors, directors, officers, employees, agents, attorneys, accountants, advisors and representatives. The term “Representatives” shall be deemed to include current and future “Representatives.” “Residual Per Share Amount” means an amount in dollars obtained by dividing: (a) Class P Consideration; by (b) the Fully Diluted Share Number. “Restricted Cash” means, without duplication, cash security deposits held by the Company, cash collateralizing any obligation, cash in reserve or escrow accounts, custodial cash and cash subject to a lockbox, dominion, control or similar agreement (other than those that will be terminated at Closing) or otherwise subject to Tax or any legal, contractual or other restriction on the ability to freely transfer, distribute or use such cash for any lawful purpose, including restrictions on dividends or any other form of restriction. For the avoidance of doubt, all amounts held by the Company on behalf of policyholders, brokers, insurance companies or any other third party shall be Restricted Cash.

4897-9174-6440.v17 “Restricted Individual” means any Person who is or was known, or ought reasonably to have been known, to be an employee (including any temporary or leased employee), consultant or independent contractor of any Acquired Company at, or during the 90 days prior to, the Closing. “Revenue” means the Office of the Revenue Commissioners in Ireland. “Securityholders’ Agent” has the meaning assigned to such term in Section 11.1(a) of this Agreement. “Securityholders’ Agent Expenses” has the meaning assigned to such term in Section 11.1(b)(i) of this Agreement. “Seller Closing Certificate” means a certificate, duly executed by each Seller and dated as of the Closing Date, containing the representation and warranty of each Seller that, to the extent pertaining to the representations, warranties, covenants and obligations of such Seller, the conditions set forth in Sections 7.1, 7.2 and 7.4 have been duly satisfied. “Seller Indemnitees” has the meaning assigned to such term in Section 10.2(c) of this Agreement. “Seller Indemnitor” means each of the Sellers (other than the Foundation), and the Depositary Receipt Holders. “Sellers” means Archeoptrix, Mosa, EmmaLex, QP Management and the Foundation jointly, and each of them separately a “Seller”. “Servicing Agreement” means, in respect of any Managed Aircraft managed by an Acquired Company, any servicing agreement, asset management agreement or remarketing agreement (as the case may be) entered into by an Acquired Company and the applicable client, as amended, restated, supplemented or modified from time to time, including any related general terms and conditions applicable thereto. “Share Purchase” has the meaning assigned to such term in the Recitals to this Agreement. “Shareholder Agreements” means, together, the Class A Shareholder Agreement, dated March 30, 2021, by and between the Company and the shareholders of the Company listed thereto and the Class B Shareholder Agreement, dated March 30, 2021 by and between the Company and the shareholders of the Company listed thereto. “Specified Exchange Rate” means, for the purpose of translating an amount denominated in a currency other than dollars into dollars, the average closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the period of five consecutive trading days ending on (and including) the second trading day preceding the Closing Date. “Specified Expiration Date” has the meaning assigned to such term in Section 10.1(d) of this Agreement. “Straddle Period” means any Tax period beginning on or before the Closing Date and ending after the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, any franchise Tax shall be allocated to the period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such franchise Tax. In the case of Taxes that are payable with respect to any Straddle

4897-9174-6440.v17 Period, the portion of any such Taxes that is attributable to the portion of the period ending on the Closing Date shall be: (a) in the case of Taxes that are either (i) based upon or related to income or receipts or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Tax period of the Acquired Companies (and each partnership in which any Acquired Company is a partner) ended with (and included) the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and (b) in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of any Acquired Company, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period. “Straddle Period Tax Returns” has the meaning assigned to such term in Section 6.2(b) of this Agreement. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or board of supervisors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or ownership interests in such Entity. “Tax” means: (a) any U.S., Dutch, or Irish federal, state, governmental, supra-governmental, supranational, local, municipal or foreign gross receipts, capital stock, franchise, (corporate) income, profits, withholding, wage and other payroll, social security, unemployment, disability, real property, escheat, unclaimed property, personal property, insurance premium, bank levy, stamp, registration, excise, occupation, sales, use, transfer, value added tax, custom duty, environmental, alternative minimum or estimated or other tax, duty, payment in lieu of tax, imposition, contribution, charge, levy or assessment of any nature whatsoever and whenever imposed, including any obligation to repay unlawful state aid relating to any such taxes, impositions, duties, contributions, charges and levies, including any Tax arising as a result of any entity being a member of the Seller’s multinational enterprise group or large scale dometic group for the purposes of the Pillar II Global Anti-Base Erosion (GloBE) Rules adopted in accordance with the OECD/G20 Inclusive Framework on Base Erosion and Profit Sharing; (b) any liability for the payment of any amounts of the type described in clause “(a)” as a result of being a member of an affiliated, combined, consolidated, unity or similar group (including a fiscal unity for Dutch corporate income tax and/or VAT purposes) for any taxable period; (c) any liability for the payment of amounts of the type described in clauses “(a)” or “(b)” as a result of being a transferee of, or a successor in interest to, any Person; (d) any liability for the payment of amounts of the type described in clauses “(a),” “(b)” or “(c)” as a result of secondary liability; and (e) any and all interest, penalties, charges, costs and additions imposed with respect to amounts described in clauses “(a),” “(b),” “(c)” or “(d),” whether or not disputed. “Tax Benefit” means any Tax refund or reduction of Tax actually received by the Acquired Companies or a member of the Purchasers Group. “Tax Items” has the meaning assigned to such term in Section 2.8(a) of this Agreement.

4897-9174-6440.v17 “Tax Liability” means any liability of any Acquired Companies to make an actual payment of Tax to a Taxing Authority. “Tax Matter” has the meaning assigned to such term in Section 6.2(e) of this Agreement. “Tax Return” means any return (including any information return), report, statement, declaration, self-assessment, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Legal Requirement relating to any Tax. “Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that is competent to impose, administer, levy or assess such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity or subdivision, including any governmental or quasi-Governmental Entity or agency that is competent to impose, administer, levy or assess, or is charged with collecting, social security or similar charges or premiums. “Total Loss” has, in respect of any Company Aircraft, the meaning ascribed to such term (or a substantially equivalent term) in the Aircraft Lease to which such Company Aircraft is subject as at the date of this Agreement (or, to the extent any Company Aircraft is not subject to an Aircraft Lease as of the date of this Agreement, substantially equivalent to the meaning ascribed to such term in the Aircraft Leases generally). “Trade Control Laws” means: (a) all U.S. statutory and regulatory Legal Requirements related to export controls, economic sanctions, trade embargoes, boycotts, imports of goods and payment of custom duties, including the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120 130), the Export Administration Regulations (EAR) (15 CFR 730 774), the Foreign Assets Control Regulations (31 CFR Parts 500 598), and the laws and regulations administered by Customs and Border Protection (19 CFR Parts 1 199); and (b) all Legal Requirements of a non-U.S. Governmental Entity regulating exports, imports, transfers or re-exports of any goods, services, software or technology, or economic sanctions or trade embargoes applicable to any Acquired Company. “Trade Secrets” means trade secrets, confidential information, proprietary information and data, including all source code, documentation, know how, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information. “Trademarks” means trademarks, service marks, trade names, trade dress, certification marks, distinguishing guises, logos, corporate names, rights in business and get-up and other source or business identifiers (in each case, whether or not registered) and any registration, application, renewal and extensions of each of the foregoing and all goodwill associated with each of the foregoing. “Transaction Documents” means, collectively, this Agreement, the Noncompetition Agreements, the Consideration Spreadsheet, the releases described in Schedule 1.8(b), the resignations described in Section 5.6 of this Agreement, the certificates described in Schedule 1.8(b) and each other agreement, certificate or document referred to in this Agreement or to be executed in connection with any of the Contemplated Transactions. “Transfer Tax” means all transfer, documentary, sales, use or registration Taxes, stamp duties and other similar charges imposed on Purchaser or any Acquired Company in connection with any of the Contemplated Transactions.

4897-9174-6440.v17 “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code. “Unresolved Collective Claim Retained Amount” has the meaning assigned to such term in Section 10.6(a) of this Agreement. “Unresolved Collective Claims” as of any time means all Collective Claims that have been asserted by Purchaser Indemnitees against the Seller Indemnitors, but which have not been fully and finally resolved as of such time in accordance with Section 10.6 Any such claim shall be deemed for all purposes of this Agreement to remain unresolved until all amounts owing to Purchaser Indemnitees with respect to such claims, as determined pursuant to Section 10.6, are paid in full. “Unresolved Individual Claim Retained Amount” has the meaning assigned to such term in Section 10.6(a) of this Agreement. “Unresolved Individual Claims” as of any time means all Individual Claims that have been asserted by Purchaser Indemnitees against any Seller Indemnitor, but which have not been fully and finally resolved as of such time in accordance with Section 10.6. Any such claim shall be deemed for all purposes of this Agreement to remain unresolved until all amounts owing to Purchaser Indemnitees with respect to such claims, as determined pursuant to Section 10.6, are paid in full. “VAT” means (a) any Tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause “(a)” above, or elsewhere (including any consumption Tax, goods and services Tax, sales Tax and turnover Tax). “Virtual Data Room” means the virtual data room hosted by Sharepoint established in connection with the transactions contemplated hereunder. “VP” has the meaning assigned to such term in Section 11.22(a) of this Agreement. “VP Work Product” has the meaning assigned to such term in Section 11.22(a) of this Agreement. “WARN Act” has the meaning assigned to such term in Section 2.14(f) of this Agreement. “WBSO” means the Dutch wage tax facility in relation to research and development (speur- en ontwikkelingswerk) within the meaning of the Dutch Wage Tax and National Insurance Contributions Reduced Remittances Act (Wet vermindering afdracht loonbelasting en premie voor de volksverzekeringen).

4897-9174-6440.v17 EXHIBIT B FORM OF RELEASE

4917-6621-0952.v7 [●], 20261 [Crestone Entity], Arena Aviation Partners B.V. and the other Releasees (as defined below) [●] [●] [●] Ladies and Gentlemen: Reference is made to that certain Share Purchase Agreement, dated as of March [●], 2026 (the “Purchase Agreement”), by and among: (a) [Crestone Entity], a [●] (“Purchaser”); (b) Arena Aviation Partners B.V., a corporation organized under the laws of the Netherlands with registration number 67644694 (the “Company”); (c) the Sellers (as defined in the Purchase Agreement); and (d) Dirk Jan Smit as the Securityholders’ Agent, as defined herein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement. In order to induce Purchaser to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Releasing Party”), intending to be legally bound, hereby covenants and agrees as follows: 1. Release. The Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates (as defined below)) hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the Releasing Party or any of the Releasing Party’s Affiliates may have had in the past, may now have or may have in the future against any of the Releasees, directly or indirectly relating to any event, matter, cause, thing, act, omission or conduct occurring or existing at any time up to and including the date of this letter agreement, including any Claim (i) to the effect that the Releasing Party is or may be entitled to any compensation, benefits or perquisites from any Acquired Company or (ii) otherwise arising (directly or indirectly) out of or in any way connected with any employment or other relationship of the Releasing Party with any Acquired Company or any of the other Releasees; provided, however, that: (A) the Releasing Party is not releasing any rights or claims under any law that the Releasing Party cannot, as a matter of law, waive by private agreement; (B) the Releasing Party is not releasing the Releasing Party’s rights under the Purchase Agreement and the other Transaction Documents; (C) if the Releasing Party is a managing director, supervisory director, director or officer of any Acquired Company, the Releasing Party is not releasing the Releasing Party’s rights under Section 5.9 of the Purchase Agreement; and (D) if the Releasing Party is an employee or contractor of any Acquired Company, the Releasing Party is not releasing the Releasing Party’s rights (1) under any contract or plan of an Acquired Company to which the Releasing Party is a party (or a direct beneficiary of), and that is not terminated at Closing pursuant to Section 5.6 of the Purchase Agreement, (2) to receive payment of any earned but unpaid salary, bonus, service fee or commission for the current payroll period or (3) to be reimbursed for reasonable business expenses incurred by such Releasing Party in the ordinary course of performing such Releasing Party’s duties, pursuant to the terms of the Company’s standard reimbursement policy. Furthermore, nothing in this Release prohibits the Releasing Party from reporting possible violations of any law or regulation to any governmental agency or entity. The Releasing Party does not need the prior authorization of the Purchaser to make any such reports or disclosures and the Releasing Party is not required to notify the Purchaser that the Releasing Party has made any such reports or disclosures. 1 To be dated as of the Closing Date.

4917-6621-0952.v7 2. Definitions. For purposes of this letter agreement: (a) The term “Affiliate” means, with respect to any Person, (i) any member of such Person’s immediate family, (ii) any trust of which such Person and/or a member of such Person’s immediate family is a trustee or material beneficiary and/or (iii) any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms) means the power, whether by Contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” and any definitions that use the term “Affiliate” shall be deemed to include current and future “Affiliates.” (b) The term “Claim” means any past, present or future charge, complaint, dispute, claim, demand, Liability, obligation, promise, agreement, controversy, damages, action or cause of action, suit, right, cost, loss, interest, indemnity, fine, penalty, debt or expense (including attorneys’ fees and costs incurred) of any kind or nature, known or unknown, suspected or unsuspected, existing or prospective, that the Releasing Party has ever had, now has or can, shall or may hereafter have for or by reason of or in any way arising out of any cause, matter or thing related to any Acquired Company, including any claim or right that may be asserted or exercised by the Releasing Party or any Affiliate of the Releasing Party in the Releasing Party’s or such Affiliate’s capacity as a securityholder, managing director, supervisory director, director, officer or employee of any Acquired Company or in any other capacity. (c) The term “Releasees” means (i) Purchaser, (ii) each Acquired Company, (iii) each of the direct and indirect wholly owned or partially owned subsidiaries of Purchaser, (iv) each other Person that is an Affiliate of Purchaser or any Acquired Company and (v) the successors and past, present and future assigns, managing directors, supervisory directors, directors, officers, agents, attorneys and representatives of the Persons identified or otherwise referred to in any of clauses “(i)” through “(iv)” of this Section 2(c). 3. Further Assurances. The Releasing Party (a) represents and warrants that the Releasing Party has taken all actions necessary or appropriate to give full effect to the release given by the Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) in this letter agreement and (b) agrees that the Releasing Party shall execute and deliver (and take reasonable efforts to cause the Releasing Party’s Affiliates to execute and deliver) to Purchaser and the other Releasees such instruments and other documents, and shall take (and take reasonable efforts to cause the Releasing Party’s Affiliates to take) such other actions, as Purchaser may reasonably request for the purpose of carrying out or evidencing the release given by the Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) in this letter agreement. Without limiting the generality of the foregoing, the Releasing Party agrees that the Releasing Party will not assert or attempt to assert, and will take reasonable efforts to ensure that none of the Releasing Party’s Affiliates will assert or attempt to assert, any Claim of the type described in Section 1 of this letter agreement against any Releasee at any time after the execution and delivery of this letter agreement. 4. Unknown Claims. The Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) hereby waives the benefits of, and any rights that the Releasing Party or any of the Releasing Party’s Affiliates may have under, any statute, common law or other Legal Requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct occurring or existing at any time up to and including the date of this letter agreement. 5. Independent Legal Advice. The Releasing Party hereby declares that he, she or it has had the opportunity to obtain independent legal advice with respect to the matters addressed herein and hereby

4917-6621-0952.v7 voluntarily accepts the terms of this letter agreement for the purpose of making full and final compromise, adjustment and settlement of all claims described herein. 6. Miscellaneous. The Releasing Party represents, warrants and acknowledges that he, she or it has received a copy of the Purchase Agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. This letter agreement sets forth the entire understanding of the Releasing Party, the Releasing Party’s Affiliates and the Releasees relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of those parties relating to the subject matter hereof. In the event that any provision of this letter agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this letter agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable Legal Requirements. The Releasing Party hereby (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this letter agreement. The delivery of this letter agreement by facsimile or .pdf (including Docusign) shall be sufficient to bind the Releasing Party and the Releasing Party’s Affiliates to the terms and provisions of this letter agreement. This letter agreement is for the benefit of, and may be enforced by, each of the Releasees. As used in this letter agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this letter agreement as a whole and not to any particular provision of this letter agreement. [Remainder of page intentionally left blank.]

[SIGNATURE PAGE TO RELEASE AGREEMENT] 4917-6621-0952.v7 Very truly yours, Signature Name Address ( ) Telephone ( ) Facsimile

4897-9174-6440.v17 EXHIBIT C FORM OF DEPOSITARY RECEIPT SURRENDER AGREEMENT

4914-4986-8680.v4 4914-4986-8680.v6 Depositary Receipt Notice and Surrender Agreement [●], 2026 Dear Depositary Receipt Holder: As you may know, Arena Aviation Partners B.V., a corporation organized under the laws of the Netherlands with registration number 67644694 (the “Company”), has entered into a Share Purchase Agreement (the “Purchase Agreement”) with [Crestone Entity], a [●] (“Purchaser”), the Sellers (as defined in the Purchase Agreement); and Dirk Jan Smit as the Securityholders’ Agent (as defined in the Purchase Agreement). Pursuant to the Purchase Agreement, Purchaser will acquire from Sellers all of the outstanding shares of the Company (the “Share Purchase”). The closing of the Share Purchase is currently expected to occur during the first quarter of 2026 (the actual date of such closing is referred to as the “Closing Date”). This Depositary Receipt Notice and Surrender Agreement (this “Depositary Receipt Surrender Agreement”) is entered into in connection with the transactions contemplated by the Purchase Agreement. In the event of any inconsistency between the terms of this Depositary Receipt Surrender Agreement and the Purchase Agreement, this Depositary Receipt Surrender Agreement shall prevail as between the parties hereto. Capitalized terms that are used but not otherwise defined in this Depositary Receipt Surrender Agreement have the meanings assigned to such terms in the Purchase Agreement. You were issued [●] “Depositary Receipts” (certificaten van aandelen), each of which corresponds to a Class P share in the capital of the Company (a “Class P Share”) that is held by the Stichting Administratiekantoor Arena Aviation Partners, a foundation (stichting) incorporated under the laws of the Netherlands (the “Foundation”). This Depositary Receipt Surrender Agreement describes how your outstanding Depositary Receipts will be treated in connection with the Share Purchase. By signing this Depositary Receipt Surrender Agreement, you and the Foundation both acknowledge and agree to the treatment of the Depositary Receipts as described below. This Depositary Receipt Surrender Agreement will become effective as of the Closing Date. Outstanding Depositary Receipts: Each Depositary Receipt that is outstanding immediately prior to the Closing (an “Outstanding Depositary Receipt”), will be canceled at the Closing. In exchange for and in full satisfaction of the cancellation of each Outstanding Depositary Receipt, subject to Sections 1.4, 1.6, 10 and 11.1(b) of the Purchase Agreement, you will receive for each Outstanding Depositary Receipt a cash amount (expressed in U.S. dollars) equal to the Residual Per Share Amount and the applicable Per Share At-Risk Collections Payment Amount, if any, as determined pursuant to the Purchase Agreement, less any applicable taxes and withholdings. The calculation of the aforementioned amounts shall be determined on the basis of the Consideration Spreadsheet and shall – save for any manifest error - be binding on the Depositary Receipt Holders. Indemnity Provisions and Withholdings: The Purchase Agreement contains certain negotiated representations, warranties, indemnities and covenants (collectively referred to as the “Indemnity Provisions”). The Indemnity Provisions are provided and/or undertaken by the Sellers and the Depositary Receipt Holders (collectively, the “Seller Indemnitors”) to and in favor of the Purchaser and its current and future Affiliates and representatives (collectively, the “Purchaser Indemnitees”).

2 4914-4986-8680.v4 4914-4986-8680.v6 Furthermore, an amount of $750,000 (the “Escrow Amount”) will be deducted and retained from the consideration payable to each Seller Indemnitor in accordance with Section 1.7 of the Purchase Agreement and be delivered to the Escrow Agent as a contribution to the Indemnity Escrow Fund to partially secure the obligations of the Seller Indemnitors to the Purchaser Indemnitees for Damages pursuant to Section 10 of the Purchase Agreement. At the Closing, the Purchaser will deduct and retain an amount equal to your Pro Rata Share of the Escrow Amount (as determined in accordance with the Purchase Agreement) from the Residual Per Share Amount pursuant to Sections 1.2 and 1.4 of the Purchase Agreement in respect of the Class P Shares underlying your Outstanding Depositary Receipts, and such deduction shall correspondingly reduce the cash amount payable to you under this Depositary Receipt Surrender Agreement. Pursuant to Section 11.1(b), the Seller Indemnitors will also create an expense fund (the “Expense Fund”) to be held by the Securityholders’ Agent for potential use by the Securityholders’ Agent in, among other things, investigating, defending and settling indemnification claims in connection with the Purchase Agreement. An amount equal to your Pro Rata Share of the Expense Fund Amount (as determined in accordance with the Purchase Agreement) will be withheld from the portion of the Residual Per Share Amount pursuant to the Purchase Agreement in respect of the Class P Shares underlying your Outstanding Depositary Receipts. For the avoidance of doubt, any amount required to be deducted or withheld by the Purchaser, any Acquired Company and their respective agents under the Code, or any provision of Dutch or foreign Tax-related Legal Requirements or under any other Legal Requirement in respect of any payment to be made to you under this Depositary Receipt Surrender Agreement will be deducted or withheld from any amount that would otherwise have been payable to you under this Depositary Receipt Surrender Agreement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Depositary Receipt Surrender Agreement as having been paid to you. Any balance left in the Indemnity Escrow Fund and the Expense Fund shall be released to you in accordance with the Purchase Agreement. Release: At the Closing, you will deliver a general release of claims substantially in the form attached hereto as Exhibit A. Acknowledgments: You hereby acknowledge and agree to be bound by, and to observe and comply with, the provisions of Sections 1, 10 and 11.1 of the Purchase Agreement, to the extent such provisions are relevant to you. Pursuant to Section 11.1(a) of the Purchase Agreement, you also hereby irrevocably nominate, constitute and appoint the Securityholders’ Agent as your agent and true and lawful attorney in fact, with full power of substitution, to act in your name, place and stead for purposes of executing any documents and taking any actions that the Securityholders’ Agent may, in the Securityholders’ Agent’s sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under Section 10 of the Purchase Agreement, including the power to execute, deliver, acknowledge, certify and file on your behalf (in your name or otherwise) any and all documents that the Securityholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Securityholders’ Agent may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by Section 11.1 of the Purchase Agreement. Notwithstanding anything to the contrary contained in this Depositary Receipt Surrender Agreement, the Purchase Agreement or in any other agreement executed in connection with the transactions contemplated hereby or thereby, each Purchaser Indemnitee shall be entitled to (a) deal exclusively with the Securityholders’ Agent on all matters relating to any claim for indemnification, compensation or reimbursement under Section 10 of the Purchase Agreement and (b) rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on your behalf by the Securityholders’ Agent pursuant to the Purchase Agreement, and on any other action taken or purported to be taken on your behalf by the Securityholders’ Agent pursuant to the Purchase Agreement, as, and each such document or action shall be, fully binding upon you.

3 4914-4986-8680.v4 4914-4986-8680.v6 You also agree to hold the terms of the Purchase Agreement and this Depositary Receipt Surrender Agreement in strict confidence. By executing and delivering this Depositary Receipt Surrender Agreement, you approve and confirm your agreement that the Foundation will sell and transfer the Outstanding Class P Shares to the Purchaser and you further acknowledge, agree, represent and warrant to the Company and the Purchaser that (i) you are the owner, beneficially and of record, of the Depositary Receipts, free and clear of all liens, (ii) you have not sold, transferred, conveyed, pledged or hypothecated any interest in the Depositary Receipts as of the Closing, (iii) you have duly authorized the execution, delivery and performance of this Depositary Receipt Surrender Agreement and (iv) this Depositary Receipt Surrender Agreement constitutes the legal, valid and binding obligation of you, enforceable in accordance with its terms (except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies). If you are married and your Depositary Receipts constitute community property or if spousal or other approval is required for this Depositary Receipt Surrender Agreement to be legal, valid and binding, you acknowledge, agree, represent and warrant that this Depositary Receipt Surrender Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, your spouse, enforceable against your spouse in accordance with its terms (except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies). You shall, upon request, execute and deliver any additional documents necessary or desirable to complete the cancellation of the Depositary Receipts pursuant to this Depositary Receipt Surrender Agreement. This Depositary Receipt Surrender Agreement, and any action, arbitration, suit or other legal proceeding arising out of or relating to this Depositary Receipt Surrender Agreement (including the enforcement of any provision of this Depositary Receipt Surrender Agreement), any of the transactions contemplated by this Depositary Receipt Surrender Agreement or the legal relationship of the parties to this Depositary Receipt Surrender Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. Any action, suit or other legal proceeding between or involving you and any Acquired Company arising out of or relating to this Depositary Receipt Surrender Agreement (including the enforcement of any provision of this Depositary Receipt Surrender Agreement), any of the transactions contemplated by this Depositary Receipt Surrender Agreement, or the legal relationship of the parties to this Depositary Receipt Surrender Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be brought or otherwise commenced exclusively in any state or federal court located in the State of New York. This Depositary Receipt Surrender Agreement sets forth the entire understanding of you and any Acquired Company relating to the subject matter hereof and supersedes all prior agreements and understandings among or between you and any Acquired Company relating to the subject matter hereof. In the event of a direct conflict of terms in this Depositary Receipt Surrender Agreement and the Purchase Agreement, the Purchase Agreement shall prevail. In the event that any provision of this Depositary Receipt Surrender Agreement, or the application of any such provision to any person or entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Depositary Receipt Surrender Agreement, and the application of such provision to persons or entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to

4 4914-4986-8680.v4 4914-4986-8680.v6 the fullest extent permitted by applicable Legal Requirements. No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Depositary Receipt Surrender Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Depositary Receipt Surrender Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Depositary Receipt Surrender Agreement, or any power, right, privilege or remedy under this Depositary Receipt Surrender Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person or entity; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. This Depositary Receipt Surrender Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company, the Purchaser and the undersigned. The delivery of this Depositary Receipt Surrender Agreement by Docusign or electronic mail in portable document format (including .pdf) shall be sufficient to bind the parties hereto to the terms and provisions of this Depositary Receipt Surrender Agreement. This Depositary Receipt Surrender Agreement is for the benefit of, and may be enforced by, each of the Acquired Companies, the Purchaser and their respective subsidiaries, affiliates, managing directors, supervisory directors, directors, officers, employees, agents, attorneys, representatives, shareholders, related companies, successors and assigns. As used in this Depositary Receipt Surrender Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Depositary Receipt Surrender Agreement as a whole and not to any particular provision of this Depositary Receipt Surrender Agreement. Except as otherwise provided herein, this Depositary Receipt Surrender Agreement shall be effective immediately upon the execution and delivery of this Depositary Receipt Surrender Agreement by the parties hereto. You may not revoke your acceptance to this Depositary Receipt Surrender Agreement once you have executed it. This Depositary Receipt Surrender Agreement is conditioned upon the Closing of the Share Purchase as contemplated in the Purchase Agreement, and shall automatically become null and void upon termination of the Purchase Agreement for any reason prior to the Closing Date. Please note that any descriptions contained in this Depositary Receipt Surrender Agreement regarding the payments to be received are provided solely for general information purposes and do not constitute tax advice. Please consult your own tax advisor as to the specific tax implications of your Depositary Receipts to you, including, without limitation, the applicability and effect of Dutch and foreign tax laws. WHAT YOU NEED TO DO We ask that you please complete and sign this Depositary Receipt Surrender Agreement and return it to the Company to acknowledge the treatment of your Depositary Receipts in connection with the Share Purchase and agree to the indemnification and other provisions set forth in the Purchase Agreement as soon as possible, but in no event later than [●], 2026. The signed Depositary Receipt Surrender Agreement should be scanned and e-mailed to [●].

5 4914-4986-8680.v4 4914-4986-8680.v6 We would like to thank you for your efforts and support in helping to build a successful company. If you have any questions regarding this Depositary Receipt Surrender Agreement, please contact [●] at [●] or [●] at [●].

[SIGNATURE PAGE TO DEPOSITARY RECEIPT SURRENDER AGREEMENT] 4914-4986-8680.v4 4914-4986-8680.v6 Sincerely, ARENA AVIATION PARTNERS B.V. By: Name: Title:

[SIGNATURE PAGE TO DEPOSITARY RECEIPT SURRENDER AGREEMENT] 4914-4986-8680.v4 4914-4986-8680.v6 AGREED AND ACCEPTED: STICHTING ADMINISTRATIEKANTOOR ARENA AVIATION PARTNERS By: Name: Title: DEPOSITARY RECEIPT HOLDER Signature Address Print Name Date

2 4914-4986-8680.v6 EXHBIT A Release [Form of Release to be attached]

4897-9174-6440.v17 Schedule 1.5 INFORMATION TO BE SET FORTH IN THE CONSIDERATION SPREADSHEET (a) The following information: (i) the Depositary Receipt Holders; (ii) the Debt Amount (“Closing Debt Amount”); (iii) the Company Transaction Expenses (“Closing Company Transaction Expenses”); (iv) the Leakage (“Closing Leakage”); (v) the Permitted Leakage (“Closing Permitted Leakage”); (vi) the Escrow Amount; (vii) the Expense Fund Amount; (viii) the Fully Diluted Share Number; (ix) the Residual Per Share Amount; (x) the Class A Consideration; (xi) each Seller Indemnitor’s Pro Rata Share (expressed as a percentage); (xii) each Seller Indemnitor’s Pro Rata Share of the Escrow Amount; (xiii) each Seller Indemnitor’s Pro Rata Share of the Expense Fund Amount; and (xiv) Closing Adjusted Transaction Value. (b) the Locked Box Financial Statements; (c) with respect to each Person who is a shareholder of the Company immediately prior to the Closing: (i) the name and address of record of such shareholder, including such shareholders’ email address, if available; (ii) the number of shares of each class and series of Outstanding Company Shares held by such shareholder (on a certificate-by-certificate basis and including certificate numbers), the price at which such shareholder acquired such Company Shares (or the shares that were converted into such Company Shares) and the date of such acquisition; (iii) the consideration that such shareholder is entitled to receive pursuant to Sections 1.2 and 1.3(a) of this Agreement (including the amount to be contributed to the Escrow

4897-9174-6440.v17 Amount pursuant to Section 1.7 and the amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b)), in each case, on a certificate-by-certificate basis and in the aggregate; (iv) the cash amount to be contributed to the Escrow Amount pursuant to Section 1.7 of this Agreement with respect to the Outstanding Company Shares held by such shareholder, in each case on a certificate-by-certificate basis and in the aggregate; (v) the net cash consideration that such shareholder is entitled to receive pursuant to Sections 1.2 and 1.3(a) of this Agreement (after deduction of any amount to be contributed to the Escrow Amount pursuant to Section 1.7, but prior to deduction of any amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b)) with respect to the Outstanding Company Shares held by such shareholder; (vi) the cash amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b) of this Agreement with respect to the Outstanding Company Shares held by such shareholder, in each case on a certificate-by-certificate basis and in the aggregate; (vii) the net consideration that such shareholder is entitled to receive pursuant to Sections 1.2 and 1.3(a) of this Agreement (after deduction of any amount to be contributed to the Escrow Amount pursuant to Section 1.7 and any amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b)) with respect to the Outstanding Company Shares held by such shareholder, in each case on a certificate-by-certificate basis and in the aggregate; and (viii) whether any Taxes are to be withheld in accordance with Section 1.6 of this Agreement from the consideration that such shareholder is entitled to receive pursuant to Sections 1.2 and 1.3(a) of this Agreement or from the amount to be contributed to the Escrow Amount pursuant to Section 1.7 or the amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b) with respect thereto; (d) with respect to each Depositary Receipt Holder: (i) the name and address of record of such Depositary Receipt Holder, including such Depositary Receipt Holder’s email address, if available; (ii) the number of Depositary Receipts held by such Depositary Receipt Holder, the price at which such Depositary Receipt Holder acquired such Depositary Receipts and the date of such acquisition; (iii) the consideration that such Depositary Receipt Holder is entitled to receive pursuant to Section 1.4(a) of this Agreement (including the amount to be contributed to the Escrow Amount pursuant to Section 1.7 and the amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b)); (iv) the cash amount to be contributed to the Escrow Amount pursuant to Section 1.7 of this Agreement with respect to the Depositary Receipts held by such Depositary Receipt Holder; (v) the net cash consideration that such Depositary Receipt Holder is entitled to receive pursuant to Section 1.4(a) of this Agreement (after deduction of any amount to be

4897-9174-6440.v17 contributed to the Escrow Amount pursuant to Section 1.7, but prior to deduction of any amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b)) with respect to the Depositary Receipts held by such Depositary Receipt Holder; (vi) the cash amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b) of this Agreement with respect to the Depositary Receipts held by such Depositary Receipt Holder; (vii) the net consideration that such Depositary Receipt Holder is entitled to receive pursuant to Section 1.4(a) of this Agreement (after deduction of any amount to be contributed to the Escrow Amount pursuant to Section 1.7 and any amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b)) with respect to Depositary Receipts held by such Depositary Receipt Holder; and (viii) whether any Taxes are to be withheld in accordance with Section 1.6 of this Agreement from the consideration that such Depositary Receipt Holder is entitled to receive pursuant to Section 1.4(a) of this Agreement or from the amount to be contributed to the Escrow Amount pursuant to Section 1.7 or the amount to be contributed to the Expense Fund Amount pursuant to Section 11.1(b) with respect thereto; (e) a funds flow spreadsheet, in form and substance satisfactory to Purchaser, showing each payment and distribution to be made on the Closing Date pursuant to this Agreement, including: (i) the aggregate amount to be delivered by Purchaser to the Payment Agent following the Closing for the payments contemplated by Sections 1.2, 1.3(a) and 1.4(a) of this Agreement and for any unpaid Company Transaction Expenses or any other amounts to be paid by the Payment Agent on the Company’s behalf; (ii) the amounts to be distributed by the Payment Agent to: (A) the holders of Outstanding Company Shares (in the aggregate); (B) each Person entitled to receive a payment that constitutes an unpaid Company Transaction Expense; (C) the Escrow Agent pursuant to Section 1.7 of this Agreement; and (D) the Securityholders’ Agent pursuant to Section 11.1(b) of this Agreement; (iii) the aggregate amount to be delivered by Purchaser to each creditor of the Company pursuant to a Payoff Letter; (iv) the aggregate amounts (calculated before any applicable Tax withholding) to be delivered by Purchaser to the Company’s payroll provider(s) with respect to any other payment(s) to be made at the Closing in connection with the Contemplated Transactions that are subject to Tax withholding by any of the Acquired Companies; and

4897-9174-6440.v17 (v) wire transfer instructions for each payment to be made by Purchaser or the Payment Agent reflected therein, including wire transfer instructions with respect to the Company’s payroll account.

4897-9174-6440.v17 Schedule 1.8(b) AGREEMENTS AND DOCUMENTS • complete and up-to-date shareholders’ register of the Company (in a form satisfactory to the Notary); • evidence, in form and substance satisfactory to Purchaser that prior to Closing, all Class A Shares held by the Company as treasury shares have been fully paid up and cancelled pursuant to a valid resolution of the general meeting of the Company, with the approval of the management board of the Company as required under the articles of association of the Company and in accordance with Dutch law; • (a) powers of attorney, in a form proposed by the Notary, duly executed by each Seller and the Company, authorising the Notary to execute the Deed of Transfer on their behalf, and, where required, notarized and apostilled and (b) such confirmation statement(s) as may be required for the execution of the Deed of Transfer by the Notary; • Noncompetition Agreements, duly executed by each Key Employee; • release agreements, substantially in the form of Exhibit B to this Agreement, dated as of the Closing Date and duly executed by (a) each Seller, (b) each Key Employee and (c) each individual who is a managing director, supervisory director, director or officer of any Acquired Company, other than any designee of a corporate service company, including Patricia O’Connor; • agreements, in form and substance reasonably satisfactory to Purchaser, terminating or amending the agreements identified on Part 5.5 of the Disclosure Schedule in accordance with Section 5.5; • the Company Closing Certificate; • the Seller Closing Certificate; • the Consideration Spreadsheet and documentation, reasonably satisfactory to Purchaser, in support of the calculation of the amounts set forth in the Consideration Spreadsheet; • the Payoff Letters; • the written resignations described in Section 5.6 of this Agreement of each individual who is a managing director, supervisory director, director, officer or advisory board member, of each Acquired Company, listed on Part 5.6 of the Disclosure Schedule; • shareholders’ resolution of the Company, (a) accepting the resignations of each managing director and supervisory director of the Company pursuant to Section 5.6 and granting full discharge of their duties and (b) appointing each new managing director and supervisory director and (c) acknowledging the transfer of the Shares to be effected by the execution of the Deed of Transfer. • invoices from Acquired Company’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of any Acquired Company, or who is otherwise entitled to any compensation from any Acquired Company, in connection with this Agreement or any of the Contemplated Transactions;

4897-9174-6440.v17 • Depositary Receipt Surrender Agreements, duly executed by the Company, the Foundation and each Depositary Receipt Holder; • Escrow Agreement, duly executed by the Securityholders’ Agent; • Audited Financial Statements; and • Copies of all third-party consents and notices set forth on Part 2.4(b) of the Disclosure Schedule. Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC upon request. Items omitted and description: Disclosure Schedules to the Share Purchase Agreement, which includes: - List identifying specific servicing agreement list with commercial information - Operational jurisdictions - Directors and officers of acquisition target - Subsidiaries and equity interests - Acquired company share ownership list - Depositary receipt holders and amounts held - Commercial contractual consents - Liabilities and indebtedness descriptions - List of tax return documents - List of leased rental properties - Lst of existing bank accounts - Key employees of acquired company - List of independent contractor contracts - Prior employee termination agreements - List of pension plans - List of company associates - List of proposed servicing contracts - Insurance policies - List of related parties - List of major suppliers and major customers - List of aircraft and managed aircraft leases - Tax matters - List of consents required from agreements